FORM 8-K


                                 CURRENT REPORT
         Pursuant to Section 13 or 15(d) of the Securities Exchange Act


Date of Report (Date of earliest event reported):      SEPTEMBER 16, 1998
                                                     ------------------------



                            WESTBRIDGE CAPITAL CORP.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



   DELAWARE                            1-8538                73-1165000
----------------                --------------------      -------------------
(State of Other Jurisdiction   (Commission File Number)   (IRS Employer
 of Incorporation)                                        Identification Number)



          110 WEST SEVENTH STREET, SUITE 300, FORT WORTH, TEXAS  76102
         --------------------------------------------------------------
               (Address of Principal Executive Offices)       (Zip Code)


                                 (817) 878-3300
                ------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



                                       N/A
          -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


***This Form 8-K consists of 5 pages. The Exhibit Index is on page [5].

NY1:#318027v2

Item 3.  Bankruptcy or Receivership

                  On September 16, 1998 (the "Petition Date"), Westbridge Capital Corp. (the "Company") filed a petition for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), Case No. 98-2105 (the "Chapter 11 Case"), along with a proposed plan of reorganization which has been pre-negotiated with certain creditors of the Company (the "Pre-Negotiated Plan") and a proposed disclosure statement in connection therewith (the "Disclosure Statement"). The Company also filed a number of first day motions in connection with the case. The case has been assigned to United States Bankruptcy Court Judge Mary Walrath. A copy of the Pre-Negotiated Plan is attached hereto as Exhibit 2. On September 16, 1998 the Company issued the press release attached hereto as Exhibit 99 announcing the commencement of the Company's chapter 11 case.

                  On the Petition Date, Credit Suisse First Boston Corporation ("CSFB") and other creditors of the Company, which together hold approximately 50% in principal amount of the Company's 11% Senior Subordinated Notes due 2002 and 7-1/2% Convertible Subordinated Notes due 2004 (collectively, the "Notes"), signed and delivered to the Company lock-up agreements (the "Lock-Up Agreements") making certain undertakings and representations for the benefit of the Company. Pursuant to the Lock-Up Agreements, each institution has agreed, among other things, that subject to the terms and conditions set forth therein
(i) it will support and vote in favor of the Plan and (ii) it will not, directly or indirectly, sell or otherwise transfer any of its Notes or any interest or participation therein, other than to a person who agrees in writing to be subject to the terms and undertakings contained in the Lock-Up Agreements. The foregoing summary of the Lock-Up Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the Lock-Up Agreements. A copy of the Lock-Up Agreement executed by CSFB is attached hereto as Exhibit 10.1 and incorporated herein by reference.

                  Pursuant to the Pre-Negotiated Plan, it is contemplated that the Company will make certain cash distributions to the holders of its 11% Senior Subordinated Notes. In order to provide the Company with sufficient funds to make such cash distributions, the Pre-Negotiated Plan provides that the Company will issue to the holders of its 7-1/2% Convertible Subordinated Notes as of May 20, 1998 rights (the "Purchase Rights") to purchase shares of a newly created series of convertible preferred stock (the "New Preferred Stock"). To ensure that sufficient shares of New Preferred Stock are purchased from the Company, CSFB has also entered into a Stock Purchase Agreement with the Company (the "Purchase Agreement") pursuant to which CSFB has agreed to purchase all of the shares of New Preferred Stock which are not otherwise purchased pursuant to the Purchase Rights. The New Preferred Stock to be purchased pursuant to the Purchase Rights will initially be convertible into approximately 41.4% of the common stock of the Company to be issued on the effective date of, and pursuant to, the Pre-Negotiated Plan. Dividends on the New Preferred Stock will accrue at an annual rate of 10.25% and will be paid in shares of preferred stock of the Company having the same terms as the New Preferred Stock. The New Preferred Stock will be subject to mandatory redemption on the fifth anniversary of the effective date of the Plan. The foregoing summary of the New Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

                  Pursuant to the Pre-Negotiated Plan, it is contemplated that the Company will issue new common stock and new warrants to the holders of its 7-1/2% Convertible Subordinated Notes and existing preferred and common stockholders.

                  At a first day hearing conducted on September 17, 1998, the Bankruptcy Court entered various first day orders granting the Company authority to, among other things: retain certain bankruptcy professionals, maintain existing bank accounts, cash management systems and investment guidelines, and use existing business forms. The Bankruptcy Court also established a bar date for filing proofs of claim against the Company and established a date to consider the adequacy of the Company's Disclosure Statement.

                  Copies of the first day orders and other pleadings filed in the case may be obtained for a nominal cost directly from Logan & Company, 615 Washington Street, Hoboken, NJ 07030, Telephone No.
(201) 798-1031, Facsimile No. (201) 798-9114.

Item 5.  Other Events

                  In connection with the filing of the Pre-Negotiated Plan, the Company also entered into employment agreements with Patrick J. Mitchell, who was elected Chairman of the Board and Chief Executive Officer of the Company on September 15, 1998 and retains his positions as President and Chief Operating Officer, and Patrick H. O'Neill, the Company's Executive Vice President, General Counsel and Secretary. Copies of the employment agreements with Mr. Mitchell and Mr. O'Neill are attached hereto as Exhibits 10.3 and 10.4, respectively.

Item 7.  Financial Statements and Exhibits

         (c)       Exhibits.

2 Plan of Reorganization of Westbridge Capital Corp. Under Chapter 11 of Title 11 of the United States Code

10.1 Lock-Up Agreement, dated as of September 16, 1998, by and among the Company and Credit Suisse First Boston Corporation.

10.2 Stock Purchase Agreement, dated as of September 16, 1998, between the Company and Credit Suisse First Boston Corporation.

10.3 Employment Agreement, dated as of September 15, 1998, by and among the Company, Westbridge Management Corp. and Mr. Patrick J. Mitchell.

10.4 Employment Agreement, dated as of September 15, 1998, by and among the Company, Westbridge Management Corp. and Mr. Patrick H. O'Neill.

99   Press release announcing the commencement of the Company's chapter 11 case.

                                                 SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         WESTBRIDGE CAPITAL CORP.




Dated:  September 18, 1998                By:   /S/ PATRICK J. MITCHELL
                                                 ------------------------
                                                    Patrick J. Mitchell
                                          Chairman and Chief Executive Officer
                                          (On Behalf of the Registrant and as
                                          Principal Financial and Accounting
                                          Officer)

                                INDEX TO EXHIBITS



Exhibit No.      Exhibit
-----------    ---------------------------------------------------------------

   2 Plan of Reorganization of Westbridge Capital Corp. Under Chapter 11 of Title 11 of the United States Code

   10.1 Lock-Up Agreement, dated as of September 16, 1998, by and among the Company and Credit Suisse First Boston Corporation

   10.2 Stock Purchase Agreement, dated as of September 16, 1998, between the Company and Credit Suisse First Boston Corporation

   10.3 Employment Agreement, dated as of September 15, 1998, by and among the Company, Westbridge Management Corp. and Mr. Patrick J. Mitchell

   10.4 Employment Agreement, dated as of September 15, 1998, by and among the Company, Westbridge Management Corp. and Mr. Patrick H. O'Neill

   99 Press release announcing the commencement of the Company's chapter 11 case.


Doc#:DS5:39778.10
                                                                       EXHIBIT 2


                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE



In re:                    )                          Chapter 11
                          )
WESTBRIDGE CAPITAL CORP., )                          Case No. 98-2105
                          )
                 Debtor.  )
                          )
                          )


               PLAN OF REORGANIZATION OF WESTBRIDGE CAPITAL CORP.
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE




                              PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                              Alan W. Kornberg
                              Andrew N. Rosenberg
                              W. Andrew P. Logan III
                              1285 Avenue of the Americas
                              New York, New York  10019-6064
                              (212) 373-3000

                                                -and-

                              YOUNG CONAWAY STARGATT & TAYLOR, LLP
                              James L. Patton, Jr.
                              1110 N. Market Street
                              P.O. Box 391
                              Rodney Square North, 11th Floor
                              Wilmington, Delaware 19801
                              (302) 571-6600

                              Attorneys for Westbridge Capital Corp.


Dated:     Wilmington, Delaware
           September 16, 1998

Doc#:DS5:39778.10

                                                                    CONFIDENTIAL

     Westbridge Capital Corp. proposes the following plan of reorganization under section 1121(a) of the Bankruptcy Code.

                                       I.

                      DEFINITIONS AND CONSTRUCTION OF TERMS

     A. DEFINITIONS. Unless otherwise defined herein, or the context otherwise requires, the following terms shall have the respective meanings set forth below:


AD-HOC COMMITTEE         means the unofficial committee that was formed by
                         certain holders of the 11% Notes and 7 1/2%
                         Convertible Notes prior to the Petition Date.


ADMINISTRATIVE CLAIM     means any right to payment constituting a cost or
                         expense of administration of the Chapter 11 Case of a kind specified under section 503(b) and entitled to priority under section 507(a)(1) of the Bankruptcy
                         Code, including, without limitation, any actual and necessary costs and expenses of preserving the estate of the Debtor, any actual and necessary costs and expenses of operating the business of the Debtor, any indebtedness or obligations incurred or assumed by the Debtor in Possession in connection with the conduct of its business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, all compensation and reimbursement of expenses to the extent Allowed by the Court under section 330 or 503 of the Bankruptcy
                         Code, and any fees or charges assessed against the estate of the Debtor under section 1930 of chapter 123 of title 28 of the United States Code.

ADMINISTRATIVE AND       has the meaning assigned to such term in Section
PRIORITY CLAIMS          VI.C.4(b)(i) of the Plan.
RESERVE


AGENT-OPTIONS            has the meaning assigned to such term in Section V.E of
                         the Plan.


ALLOWED CLAIM OR         means, with reference to any Claim or Equity Interest,
ALLOWED INTEREST         (a) any Claim against or Equity Interest in the Debtor
                         which has been listed by the Debtor in its Schedules, as such Schedules may be amended by the Debtor from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and with respect to which no contrary proof of claim or interest has been filed, (b) any Claim or Equity
                         Interest specifically Allowed under this Plan, (c) any Claim or Equity Interest which is not Disputed or (d) any Claim or Equity Interest the amount or existence of which, if Disputed, (i) has been determined by a Final
                         Order of a court of competent jurisdiction other than the Court, or (ii) has been Allowed by Final Order of the Court; PROVIDED, HOWEVER, that any Claims or Equity
                         Interests allowed solely for the purpose of voting to accept the Plan pursuant to an order of the Court shall not be considered "Allowed Claims" or "Allowed Equity
                         Interests" hereunder.

AMENDED GUARANTEE        means that certain Amended and Restated Guaranty, dated
AGREEMENT                as of the Effective Date, by Reorganized Westbridge,
                         in favor of LaSalle, which shall be in substantially the form contained in the Plan Supplement.

AMENDED WESTBRIDGE       means the Amended and Restated By-Laws of Reorganized
BY-LAWS                  Westbridge, which shall be in substantially the form
                         contained in the Plan Supplement.

AMENDED WESTBRIDGE       means the amended and restated Certificate of
CERTIFICATE OF           Incorporation of Westbridge, which shall be
INCORPORATION            in substantially the form contained in the Plan
                         Supplement.

BALLOTS means each of the ballot forms distributed with the Disclosure Statement to each holder of an Impaired Claim or Equity Interest (other than to holders of Impaired Claims or Equity Interests deemed to have rejected the Plan or otherwise not entitled to vote on the Plan) upon which is to be indicated, among other things, acceptance or rejection of the Plan.

BANKRUPTCY CODE          means title 11 of the United States Code, 11 U.S.C.
                         ss.ss. 101 ET SEQ., as in effect on the date hereof.


BANKRUPTCY RULES         means the Federal Rules of Bankruptcy Procedure as
                         promulgated by the United States Supreme Court under
                         section 2075 of title 28 of the United States Code, and local rules of the Court, as the context may require.


BONUS PROGRAM            has the meaning assigned to such term in
                         Section V.D of the Plan.


BUSINESS DAY             means any day on which commercial banks are open for
                         business, and not authorized to close, in the City of New York, New York except any day designated as a legal holiday in Bankruptcy Rule 9006(a).


CASH means legal tender of the United States of America and equivalents thereof.


CAUSES OF ACTION         means all claims, choses in action and causes of action
                         (including those assertable derivatively), now owned or hereafter acquired by Westbridge, and the Cash and non-Cash proceeds thereof, whether arising under the Bankruptcy Code or other Federal, state or foreign law, including, without limitation, any causes of action arising under sections 510, 544, 547, 548, 549, 550,
                         551 or any other section of the Bankruptcy Code.


CHAPTER 11 CASE          means the chapter 11 case commenced by the Debtor.


CONFIRMATION DATE        means the date on which the Confirmation Order is
                         entered by the Court.


CONFIRMATION HEARING     means the hearing to consider confirmation of the
                         Plan pursuant to section 1128 of the Bankruptcy Code.


CONFIRMATION ORDER       means the order entered by the Court confirming the
                         Plan pursuant to section 1129 of the Bankruptcy Code.


CONVENIENCE CLAIM        means a Claim that would otherwise be classified as a
                         Class 7 Unsecured Claim, other than a Claim arising out of or in connection with the ownership of the 7 1/2%
                         Convertible Notes, that is (a) $2,000 or less or
                         (b) more than $2,000 if the holder has elected, on a timely cast Ballot, to accept $2,000 in Cash in full satisfaction, discharge, and release of such Claim.


COURT means, (a) the United States Bankruptcy Court for the District of Delaware, having jurisdiction over the Chapter 11 Case; (b) to the extent there is no reference pursuant to section 157 of title 28 of the United States Code, the United States District Court for the District of Delaware; and (c) any other court having jurisdiction over the Chapter 11 Case.


CREDIT AGREEMENT         means that Credit Agreement dated as of June 6, 1997
                         between Westbridge Funding Corp. and LaSalle, as amended.


CREDITORS COMMITTEE      means the Official Committee of Unsecured Creditors
                         appointed by the United States Trustee in the Chapter 11 Case on ________, as constituted from time to time.


CSFB                     means Credit Suisse First Boston Corporation.


CSFB 11% NOTE CLAIMS     means any 11% Note Claims held by CSFB as of the Record
                         Date.


DEBTOR means Westbridge Capital Corp., a Delaware corporation, also referred to as "Westbridge."


DEBTOR IN POSSESSION     means the Debtor in its capacity as debtor in
                         possession in the Chapter 11 Case pursuant to sections
                         1107(a) and 1108 of the Bankruptcy Code.


DISCLOSURE STATEMENT     means the written disclosure statement that relates to
                         this Plan, as approved by the Court pursuant to
                         section 1125 of the Bankruptcy Code, as such disclosure statement may be amended, modified or supplemented from time to time.


DISPUTED means any Claim, or Equity Interest, or any portion thereof, that is not an Allowed Claim or Allowed Interest, including, but not limited to, Claims or Interests (a)(i) that have not been Scheduled by the Debtor or (ii) have been Scheduled at zero or as contingent, unliquidated or disputed, (b) that are the subject of a proof of claim that differs in nature, amount or priority from the Debtor's Schedules, and (c) the allowance or disallowance of which is not yet the subject of a Final Order.


EFFECTIVE DATE           means the first Business Day on which all of the
                         conditions specified in Section XII.B.1 of the Plan have been satisfied or waived in accordance with
                         Section XII.B.2 of the Plan; PROVIDED, HOWEVER, that if a stay of the Confirmation Order is in effect on such date, the Effective Date will be the first Business Day after such stay is no longer in effect.


11% NOTE CLAIMS          means the unsecured Claims of the 11% Noteholders
                         arising under or as a result of the 11% Notes, except that any such Claims held by CSFB as of the Record Date shall be deemed to be CSFB 11% Note Claims.


11% NOTEHOLDERS          means holders of the 11% Notes.


11% NOTES                means the 11% Senior Subordinated Notes, due 2002, of
                         Westbridge, issued and outstanding under the 11% Note
                         Indenture.


11% NOTE INDENTURE       means that certain Indenture, dated as of February 15,
                         1995, between Westbridge, as issuer, and Bank One Trust
                         Company, N.A. (successor by merger to Liberty Bank and
                         Trust Company of Oklahoma City, N.A.), as Trustee, pursuant to which the 11% Notes were issued, together with any amendment or supplement thereto.


ELIGIBLE HOLDER          has the meaning assigned to such term in
                         Section XIII.B.1 of the Plan.


EQUITY INTEREST OR       means any share of preferred stock or common stock or
INTEREST                 other instrument evidencing an ownership interest in
                         the Debtor, whether or not transferable, and any option, warrant, or right, contractual or otherwise, to acquire any such interest.


EXERCISE INSTRUCTIONS    has the meaning assigned to such term in Section
                         XIII.B.1(c) of the Plan.


EXERCISE NOTICE          means the form of exercise notice which will
                         provide for the exercise of the Purchase Rights pursuant to Section XIII of the Plan.

EXERCISE PRICE           has the meaning assigned to such term in Section
                         XIII.B.1(b) of the Plan.


EXERCISE PERIOD          means the period commencing on the fifth day
                         prior to the Confirmation Date and concluding on the fourth day after the Confirmation Date, or, if such date is not a Business Day, the next following Business
                         Day.

EXERCISING HOLDER        has the meaning assigned to such term in Section
                         XIII.B.1(c) of the Plan.


FACE AMOUNT              means (a) when used in reference to a Disputed Claim,
                         the full stated amount claimed by the holder of such Claim in any proof of claim timely filed with the Court or otherwise deemed timely filed by any Final Order of the Court or other applicable bankruptcy law, and
                         (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.


FINAL ORDER              means an order or judgment of the Court, or other
                         court of competent jurisdiction, as entered on the docket in the Chapter 11 Case, the operation or effect of which has not been stayed, reversed or amended, and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

GENERAL UNSECURED CLAIM  means any Unsecured Claim other than a 11% Note Claim, CSFB 11% Note Claim or 7 1/2% Convertible Note Claim.

GUARANTY  AGREEMENT      means that certain  Guaranty  Agreement
                         dated as of June 6, 1997 by Westbridge in favor of LaSalle.

HSR ACT means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

IMPAIRED means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.


INDEMNIFICATION  ESCROW  means the  $250,000  fund (less any withdrawals therefrom) held in that certain escrow account at the Bank of New York (Account No. 382345), which amount is equal to the deductible under the National Union Policy and which funds are to be released to cover expenses, including attorney's fees, actually and reasonably incurred by certain officers and directors of the Debtor in connection with the defense or settlement of any action, suit or cause of action relating to their service as officers or directors of the Debtor.

INITIAL  DISTRIBUTION    means the  Effective  Date or as
DATE                     soon thereafter as practicable; PROVIDED, HOWEVER, that
                         the Initial  Distribution Date for the Allowed 11% Note
                         Claims and Allowed  CSFB 11% Note  Claims  shall be the
                         Effective Date.



INITIAL HOLDER           means,  (i) any  person  or entity  who will
                         initially  hold  shares  of New  Convertible  Preferred
                         Stock  and/or New Common Stock on the  Effective  Date,
                         (ii) any  investment  fund for which any person thereof
                         acts as manager,  (iii) any partnership or other entity
                         for  which  any  person   thereof   acts   directly  or
                         indirectly as a general partner, managing member or controlling stockholder, and (iv) any person otherwise affiliated with any of the foregoing individuals or entities.


INITIAL GROUP 7-A        means the  aggregate
DISTRIBUTION AMOUNT      number of shares of New Common Stock to be  distributed
                         on the Initial Distribution Date to all holders of Allowed Group 7-A Claims which shall be computed as follows: (a) a fraction, (i) the numerator of which is the Allowed Amount of Group 7-A Claims and (ii) the denominator of which is the Allowed Amount of Group 7-A
                         Claims and the Allowed Amount of Group 7-B Claims TIMES
                         (b) the number of shares of New Common Stock which is equal to 94% of all issued and outstanding New Common
                         Stock on the Effective Date.



INITIAL GROUP 7-B        means the aggregate number of shares of  New Common
DISTRIBUTION AMOUNT      Stock to be distributed on the Initial Distribution
                         Date to all holders of Allowed Group 7-B Claims which shall be computed as follows: (a) a fraction, (i) the numerator of which is the Allowed Amount of Group 7-B
                         Claims and (ii) the denominator of which is the Allowed
                         Amount of Group 7-A Claims and the Allowed Amount of
                         Group 7-B Claims TIMES (b) the number of shares of New
                         Common Stock which is equal to 94% of all issued and outstanding New Common Stock on the Effective Date LESS
                         (c) the Subordination Redistribution Amount.

INTERCOMPANY CLAIM       means any Claim held by a Subsidiary of the Debtor
                         against the Debtor, including, without limitation,
                         (a) any account reflecting intercompany book entries by such Subsidiary with respect to the Debtor, (b) any Claim not reflected in book entries that is held by such Subsidiary, and (c) any derivative Claim asserted or assertable by or on behalf of such Subsidiary against the Debtor.

LASALLE                  means LaSalle National Bank.


LASALLE CLAIM            means all Claims against the Debtor of LaSalle
                         (i) under the LaSalle Credit Agreement and Guaranty and
                         (ii)  in   respect   of  the   Debtor's   reimbursement
                         obligations  to LaSalle in connection  with the LaSalle
                         Letter of Credit.

LASALLE CREDIT AGREEMENT means  the  "Pledged Collateral" as defined in the
COLLATERAL               Pledge Agreement dated as
                         of June 6, 1997 between Westbridge and LaSalle, as amended.


LASALLE LETTER OF CREDIT means  that  certain  Irrevocable
                         Standby  Letter  of  Credit  No.  9200102116  issued by
                         LaSalle  in  favor  of  National  Financial   Insurance
                         Company.

LASALLE LETTER OF        means the  trust  account  established  at LaSalle
CREDIT  COLLATERAL       (Account No.  15799300) in
                         which certain bonds are held as collateral for the Debtor's reimbursement obligations to LaSalle in connection with the LaSalle Letter of Credit.

MANAGEMENT EMPLOYMENT    means those certain employment agreements, each dated
AGREEMENTS               as of September 15, 1998, between the Debtor and
                         Patrick J. Mitchell and Patrick H. O'Neill, respectively.


NATIONAL UNION POLICY    means that certain Directors, Officers and Corporate
                         Liability Insurance Policy (Policy No. 484-86-18) issued by National Union Fire Insurance Company of
                         Pittsburgh, PA to Westbridge providing for coverage therein described with a $5,000,000 limit on liability, together with any similar policies of insurance coverage provided from time to time to, or for the benefit of, the Debtor and its officers and directors prior to the Petition Date.


NEW COMMON STOCK         means the common stock of Reorganized
                         Westbridge, par value $.01 per
                         share, to be authorized and
                         issued by Reorganized Westbridge on the Effective
                         Date pursuant to the Plan.


NEW CONVERTIBLE          means the convertible preferred stock of Reorganized
PREFERRED STOCK          Westbridge to be authorized and issued by Reorganized
                         Westbridge on the Effective Date pursuant to the Plan, on the terms and subject to the conditions described in Exhibit A hereto, and which shall be in substantially the form contained in the Plan Supplement.


NEW WARRANTS             means the warrants to purchase in the aggregate 7%
                         of all issued and outstanding shares of New Common
                         Stock, on the terms and subject to the conditions described in Exhibit B hereto, and which shall be in substantially the form contained in the Plan Supplement.

NOTICE OF ACCEPTANCE     has the meaning assigned to such term in
                         Section XIII.B.1(c) of the Plan.

OFFICER AND DIRECTOR     has the meaning assigned to such term in Section V.F of
STOCK OPTIONS            the Plan.

OLD COMMON STOCK         means the common stock, par value $.10 per
                         share, issued by Westbridge and outstanding on the Petition Date.

OLD NOTEHOLDER           means any Claim for damages or rescission arising from
SECURITIES CLAIM         or out of the purchase or sale of 11% Notes or 7 1/2%
                         Convertible Notes, or for reimbursement, contribution or indemnification on account of such a Claim, including Putative Class Action Claims asserted by any current or former holder of 11% Notes or 7 1/2%
                         Convertible Notes.

OLD OPTIONS              means any options, calls, subscriptions or similar
                         rights or other agreements or commitments, contractual or otherwise, other than Old Warrants, obligating
                         Westbridge to issue, transfer or sell any shares of Old
                         Common Stock.


OLD PREFERRED STOCK      means all shares of Westbridge's Series
                         A Cumulative Convertible Redeemable Exchangeable
                         Preferred Stock outstanding on the Petition Date.

OLD RESTRICTED COMMON    means all shares of Old Common Stock
STOCK                    granted pursuant to the Restricted Stock Plan dated as
                         of April 19, 1996, other than Unvested Old Restricted
                         Common Stock.

OLD STOCKHOLDER          means a Claim for damages or rescission arising out of
SECURITIES CLAIM         the purchase or sale of Old Common Stock, or for
                         reimbursement, contribution or indemnification on account of such a Claim, including any Putative Class Action Claims asserted by any current or former holder of Old Common Stock.


OLD  WARRANTS            means any warrants  obligating  Westbridge to
                         issue, transfer or sell any shares of Old Common Stock.


PAYMENT DATE             has the  meaning  assigned  to  such  term in
                         Section XIII.B.1(e) of the Plan.


PETITION DATE            means  September  16, 1998,  the date on which
                         the Debtor filed its petition for relief commencing the Chapter 11 Case.

PLAN means this Plan as it may be amended or modified, from time to time, together with all addenda, exhibits, schedules, or other attachments, if any.


PLAN SUPPLEMENT          means the forms of  documents  specified in
                         Section IX.L of the Plan.


PRO RATA means, at any time, the proportion that (x) with respect to Claims, the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims) in such Class and (y) with respect to Interests, the number of shares or other equity interests held by a particular holder in a particular Class bears to the aggregate number of all shares and other equity interests in a particular Class, unless in each case the Plan provides otherwise.


PRO  RATA  PERCENTAGE    has the meaning  assigned to such term
                         in Section XIII.B.1(a) of the Plan.


PRIORITY NON-TAX CLAIM   means  Claims  entitled to priority
                         under  the  Plan  pursuant  to  section  507(a)  of the
                         Bankruptcy Code, other than  Administrative  Claims and
                         Priority  Tax Claims which are  unclassified  under the
                         Plan,  including,  without limitation,  certain allowed
                         employee    compensation    and   benefit   claims   of
                         Westbridge's employees incurred within ninety (90) and one hundred eighty (180) days, respectively, prior to the Petition Date.

PRIORITY TAX  CLAIM      means  any  unsecured  Claim  held by a
                         governmental unit entitled to a priority in right of payment under section 507(a)(8) of the Bankruptcy Code.


PURCHASE RIGHT           has the  meaning  assigned  to such term in
                         Section XIII.B of the Plan.


PUTATIVE CLASS ACTION    means the putative  class action civil
                         lawsuit pending in the United States District Court for
                         the  Northern  District  of  Texas,   styled  JAMES  C.
                         KARABEDIAN,  ET AL. V. WESTBRIDGE CAPITAL CORP., MARTIN
                         E. KANTOR, JAMES W. THIGPEN, PATRICK J. MITCHELL, FORUM
                         CAPITAL  MARKETS L.P.,  AND RAYMOND JAMES & ASSOCIATES,
                         INC., Civ. Action No. 3:97 CV 3087-T.


PUTATIVE CLASS ACTION    means the  Claims  asserted
CLAIMS                   against Westbridge in the Putative Class Action.



QUARTER means the period beginning on the Effective Date and ending on the immediately succeeding March 31, June 30, September 30, or December 31, and each three-month period thereafter, as the context may require.

RECORD DATE              means the  record  date for  purposes  of making
                         distributions  under  the Plan on  account  of  Allowed
                         Claims and Allowed Interests, which date shall be the fifth (5th) Business Day preceding the Confirmation
                         Date.

REGISTRATION RIGHTS      means a registration  rights
AGREEMENT                agreement by Reorganized Westbridge in favor of certain
                         Initial Holders, which shall be in substantially the form contained in the Plan Supplement.

RELEASED PARTIES         has the  meaning  assigned to such term in
                         Section VII.J.1 of the Plan.

REORGANIZED  WESTBRIDGE  means  Westbridge,  or any successor thereto by merger, consolidation, or otherwise, on and after the Effective Date.

RESERVE                  has the meaning assigned to such term in
                         Section VI.C.2(a) of the Plan.

SCHEDULES                means the  schedules  of assets  and  liabilities,
                         statements of financial affairs, and lists of holders of Claims and Equity Interests filed with the Court by Westbridge, including any amendments and supplements thereto.


SCHEDULED                means, with respect to any Claim or Interest,  the
                         status and amount, if any, of such Claim or Interest as set forth in the Schedules.

SECURED CLAIM            means a Claim  that is  secured by a security
                         interest in or lien upon property, or the proceeds of the sale of such property, in which the Debtor has an interest, to the extent of the value as of the Effective Date, or such later date as is established by the Court, of such interest or lien determined by a Final Order of the Court pursuant to section 506 of the Bankruptcy Code or as otherwise agreed upon in writing by the Debtor and the holder of such Claim.



SECURITIES LITIGATION    has the meaning  assigned to
RESERVE                  such term in Section VI.C of the Plan.



STOCK PURCHASE AGREEMENT means that certain Stock  Purchase
                         Agreement, dated as of September 15, 1998, between the Debtor and CSFB, pursuant to which CSFB has agreed, subject to the terms and conditions contained therein, to purchase all of the New Convertible Preferred Stock (other than the New Convertible Preferred Stock distributed to holders of Allowed Class 6 Claims in Group 6-B or acquired by holders of Allowed Class 7 Claims in Group 7-B who exercise the Purchase Right), a copy of which Stock Purchase Agreement is attached to the Plan as Exhibit C.


SUBORDINATION RELATED    has the  meaning  assigned to
RIGHTS                   such term in Section VII.C of the Plan.

SUBORDINATION            means the value of that
REDISTRIBUTION           portion of Group 7-B's  allocation  of New Common Stock
AMOUNT                   equal to the  difference  between  (x) the value of the
                         Cash  and  New   Convertible   Preferred  Stock  to  be
                         distributed  to holders of Allowed Class 6 Claims under
                         the  Plan  and  (y)  the  value  of the  Cash  and  New
                         Convertible  Preferred  Stock which  holders of Allowed
                         Claims in Class 6 would be  entitled  to receive  under
                         the Plan  without  giving  effect to the  Claims of the
                         holders of Allowed Claims in Class 6 against holders of
                         Allowed   Claims   in  Group  7-B   arising   from  the
                         contractual   subordination,   "make  whole,"   default
                         interest, post-petition interest, and other similar provisions set forth in the 11% Note Indenture and the 7 1/2% Convertible Note Indenture.


SUBSEQUENT DISTRIBUTION  means the twentieth day after
DATE the end of the Quarter following the Quarter in which the Initial Distribution Date occurs and the twentieth day after the end of each such subsequent Quarter.

SUBSIDIARY               means a corporation,  partnership or other entity
                         of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the Debtor.

SURPLUS DISTRIBUTIONS    has the meaning assigned to such term
                         in Section VI.C.3 of the Plan.

7 1/2% CONVERTIBLE       means the unsecured Claims of the 7 1/2% Convertible
NOTE CLAIMS              Noteholders arising under or as a result of the 7 1/2%
                         Convertible Notes.

7 1/2% CONVERTIBLE       means holders of the 7 1/2% Convertible Notes.
NOTEHOLDERS

7 1/2% CONVERTIBLE NOTES means the 7 1/2%  Convertible
                         Subordinated  Notes, due 2004, of Westbridge issued and
                         outstanding   under   the  7  1/2%   Convertible   Note
                         Indenture.

7 1/2% CONVERTIBLE       means that  certain
NOTE INDENTURE           Indenture,   dated  as  of  April  24,  1997,   between
                         Westbridge, as issuer, and First Union National Bank, as Trustee, pursuant to which the 7 1/2% Convertible
                         Notes were issued, together with any amendments or supplements thereto.

TRUSTEE means, (i) with respect to the 11% Note Indenture, Bank One Trust Company, N.A., in its capacity as trustee under such indenture and (ii) with respect to the 7 1/2% Convertible Note Indenture, First Union National Bank, in its capacity as trustee under such indenture.

UNSECURED CLAIM          means any Claim that is not a Secured Claim,
                         Administrative  Claim,  Convenience Claim, Priority Tax
                         Claim or Priority Non-Tax Claim.

UNVESTED OLD RESTRICTED  means all shares of Old Restricted Common Stock
COMMON STOCK             which were not vested under the
                         Restricted  Stock  Plan  dated  as of  April  19,  1996
                         (including all shares which have vested but have not yet been issued).

WESTBRIDGE               means  Westbridge   Capital  Corp.,  a  Delaware
                         corporation, also referred to herein as the "Debtor".

Doc#:DS5:39778.10

                                                                    CONFIDENTIAL


           B. INTERPRETATION, APPLICATION OF DEFINITIONS AND RULES OF CONSTRUCTION. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter, such meanings to be applicable to both the singular and plural forms of the terms defined. Capitalized terms in the Plan that are not defined herein shall have the same meaning assigned to such terms by the Bankruptcy Code or Bankruptcy Rules, as the case may be. The words "herein," "hereof," and "hereunder" and other words of similar import refer to the Plan as a whole and not to any particular section or subsection in the Plan unless expressly provided otherwise. All gender references shall be deemed to refer to both genders. The words "includes" and "including" are not limiting and mean that the things specifically identified are set forth for purposes of illustration, clarity or specificity and do not in any respect qualify, characterize or limit the generality of the class within which such things are included. Captions and headings to articles, sections and exhibits are inserted for convenience of reference only, are not a part of this Plan, and shall not be used to interpret this Plan. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply to this Plan. In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.


                                       II.

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

           . All Claims and Equity Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below, have not been classified.

           A Claim or Equity Interest is placed in a particular Class only to the extent that the Claim or Equity Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Equity Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

     1. UNCLASSIFIED CLAIMS (NOT ENTITLED TO VOTE ON THE PLAN)1. UNCLASSIFIED CLAIMS (NOT ENTITLED TO VOTE ON THE PLAN)

                  (a)      ADMINISTRATIVE CLAIMS.

                  (b)      PRIORITY TAX CLAIMS.

     2.   UNIMPAIRED  CLASSES OF CLAIMS  (DEEMED TO HAVE  ACCEPTED THE PLAN AND,
          THEREFORE, NOT ENTITLED TO VOTE ON THE PLAN2. UNIMPAIRED CLASSES OF CLAIMS (DEEMED TO HAVE ACCEPTED THE PLAN AND, THEREFORE, )OT ENTITLED TO VOTE ON THE PLAN

                  (a)      CLASS 1:  PRIORITY NON-TAX CLAIMS.

                           Class 1 consists of all Priority Non-Tax Claims.

                  (b)      CLASS 2:  LASALLE CLAIMS.

                           Class 2 consists of the LaSalle Claims.

                  (c)      CLASS 3:  CONVENIENCE CLAIMS.

                           Class 3 consists of all Convenience Claims.

                  (d)      CLASS 4:  SECURED CLAIMS.

                           Class 4 consists of all Secured Claims.

                  (e)      CLASS 5:  INTERCOMPANY CLAIMS.

                           Class 5 consists of all Intercompany Claims.

     3.   IMPAIRED  CLASSES OF CLAIMS  AND  INTERESTS  (ENTITLED  TO VOTE ON THE
          PLAN)3. IMPAIRED CLASSES OF CLAIMS AND INTERESTS (ENTITLED TO VOTE ON THE PLAN)

                  (a)      CLASS 6:  11% NOTE CLAIMS.

                         Class 6 consists of all 11% Note Claims. Class 6 Claims
                    have been divided into separate groups described below. Together, all of the groups of 11% Note Claims constitute a single Class of Claims for voting purposes under the Plan and the Bankruptcy Code.

                           (i) GROUP 6-A: Group 6-A consists of all 11% Note Claims other than CSFB 11% Note Claims.

                           (ii) GROUP 6-B: Group 6-B consists of all CSFB 11% Note Claims.

                  (b)      CLASS 7:  UNSECURED CLAIMS.

                         Class 7 consists of all  Unsecured  Claims  (other than
                    11% Note Claims and CSFB 11% Note Claims). Class 7 Unsecured Claims have been divided into separate groups described below. Together, all of the groups of Unsecured Claims
                    (other than 11% Note Claims) constitute a single Class of Claims for voting purposes under the Plan and the Bankruptcy Code.

                           (i) GROUP 7-A: Group 7-A consists of all General Unsecured Claims.

                           (ii) GROUP 7-B: Group 7-B consists of all 7 1/2% Convertible Note Claims.

                  (c)      CLASS 8:  OLD NOTEHOLDER SECURITIES CLAIMS.

                           Class 8 consists of all Old Noteholder Securities Claims.

                  (d)      CLASS 9:  OLD PREFERRED STOCK INTERESTS.

                           Class 9 consists of all Old Preferred Stock
                           Interests.

                  (e) CLASS 10: OLD COMMON STOCK INTERESTS AND OLD RESTRICTED COMMON STOCK INTERESTS.

                           Class 10 consists of all Old Common Stock Interests and Old Restricted Common Stock Interests.

                  (f)      CLASS 11:  OLD STOCKHOLDER SECURITIES CLAIMS.

                           Class 11 consists of all Old Stockholder Securities Claims.

     4. IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS (DEEMED TO HAVE REJECTED THE PLAN AND, THEREFORE, NOT ENTITLED TO VOTE ON THE PLAN)4. IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS (DEEMED TO HAVE REJECTED THE PLAN AND, THEREFORE, NOT ENTITLED TO VOTE ON THE PLAN)

                  (a)      CLASS 12:  UNVESTED OLD RESTRICTED COMMON STOCK
                           INTERESTS.

                           Class 12 consists of all Unvested Old Restricted Common Stock Interests.

                  (b)      CLASS 13:  OLD WARRANT INTERESTS.

                           Class 13 consists of all Old Warrant Interests.

                  (c)      CLASS 14:  OLD OPTION INTERESTS.

                           Class 14 consists of all Old Option Interests.


                                      III.

                           TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

         1        ADMINISTRATIVE CLAIMS

         Except to the extent that any entity entitled to payment of any Allowed Administrative Claim agrees to a different treatment, each holder of an Allowed Administrative Claim shall receive Cash in an amount equal to such Allowed Administrative Claim on the later of the Effective Date and the date such Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is practicable; PROVIDED, HOWEVER, that Allowed Administrative Claims representing liabilities incurred in the ordinary course of business by the Debtor in Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtor in Possession (to the extent authorized and approved by the Court if such authorization and approval was required under the Bankruptcy Code) shall be paid in full and performed by Reorganized Westbridge in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to, such transactions.

           2      PROFESSIONAL COMPENSATION AND REIMBURSEMENT CLAIMS

         All entities seeking an award by the Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code (a) shall file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date by the date that is 60 days after the Effective Date or such other date as may be fixed by the Court and (b) if granted, such an award by the Court shall be paid in full in such amounts as are Allowed by the Court (i) on the date such Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is practicable or (ii) upon such other terms as may be mutually agreed upon between such holder of an Administrative Claim and the Debtor in Possession or, on and after the Effective Date, Reorganized Westbridge.

           3      PRIORITY TAX CLAIMS

         Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtor prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of Reorganized Westbridge, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (b) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to 8-1/4%, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim. Each holder of a Priority Tax Claim which is not payable on or before the Effective Date will survive confirmation of the Plan, remain unaffected thereby, and be paid as and when due, except to the extent that a holder of such Claim agrees to a different treatment.

                                       IV

                             TREATMENT OF CLAIMS AND
                                EQUITY INTERESTS

               1      CLASS 1 - PRIORITY NON-TAX CLAIMS
                      ---------------------------------

               (a) DISTRIBUTIONS. Each Allowed Claim in Class 1 shall be paid in full in Cash on the Effective Date (if not before) except to the extent that any holder of such an Allowed Claim agrees to a different treatment.

               (b) IMPAIRMENT AND VOTING. Class 1 shall be unimpaired under the Plan. Holders of Allowed Claims in Class 1 are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

               2      CLASS 2 - LASALLE CLAIM2A
                      --------------------------

               (a) DISTRIBUTIONS. On or about the Effective Date, Reorganized Westbridge shall execute and deliver to LaSalle the Amended Guarantee Agreement. The Debtor's reimbursement obligations to LaSalle in respect of the LaSalle Letter of Credit and LaSalle's Lien on the LaSalle Letter of Credit Collateral and LaSalle Credit Agreement Collateral are hereby ratified and affirmed and shall not be affected by the Plan. Accordingly, the LaSalle Claim shall be unimpaired under section 1124 of the Bankruptcy Code, except to the extent that the holder of such Claim agrees to a different treatment, and shall not be affected by the Plan or the Chapter 11 Case.

               (b) IMPAIRMENT AND VOTING. Class 2 shall be unimpaired under the Plan. The holder of Allowed Claims in Class 2 is presumed to accept the Plan and is not entitled to vote to accept or reject the Plan.

               3      CLASS 3 - CONVENIENCE CLAIMS
                      ----------------------------

               (a) DISTRIBUTIONS. Each holder of an Allowed Convenience Claim shall receive Cash in an amount equal to 100% of such Allowed Convenience Claim on the later of the Effective Date and the date such Convenience Claim becomes an Allowed Convenience Claim, or as soon thereafter as is practicable.

               (b) IMPAIRMENT AND VOTING. Class 3 shall be unimpaired under the Plan. The holders of Allowed Claims in Class 3 are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

               (c) ELECTION TO BE TREATED AS A CONVENIENCE CLAIM. By checking the appropriate box on a timely cast Ballot, the holder of an Allowed General Unsecured Claim in an amount greater than $2,000 may elect to reduce the amount of such holder's Allowed General Unsecured Claim to $2,000 and to receive a distribution upon such Allowed Class 3 Convenience Claim in the amount of $2,000 as described above. Such an election shall constitute a waiver of the right to collect, and a release of, the amount of the Allowed General Unsecured Claim in excess of $2,000, and the holder of such Allowed Class 3 Convenience Claim shall be deemed to have released the Debtor and its estate, and its property from any and all liability for such excess amount. The holder of an Allowed General Unsecured Claim which timely elects to reduce the amount of its Allowed Claim shall be deemed to be the holder of an Allowed Class 3 Convenience Claim for classification, voting, and all other purposes under the Plan.

               4      CLASS 4 - SECURED CLAIMS
                      ------------------------
 (a)  DISTRIBUTIONS.
Except to the extent that a holder of an Allowed Secured Claim agrees to a different treatment, at the sole option of the Debtor, (i) each Allowed Secured Claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Secured Claim to demand or receive payment of such Allowed Secured Claim prior to the stated maturity of such Allowed Secured Claim from and after the occurrence of a default, (ii) each holder of an Allowed Secured Claim shall receive Cash in an amount equal to such Allowed Secured Claim, including any interest on such Allowed Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Secured Claim becomes an Allowed Secured Claim, or as soon thereafter as is practicable, or (iii) each holder of an Allowed Secured Claim shall receive the collateral securing its Allowed Secured Claim and any interest on such Allowed Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, in full and complete satisfaction of such Allowed Secured Claim on the later of the Effective Date and the date such Allowed Secured Claim becomes an Allowed Secured Claim, or as soon thereafter as is practicable.

                      (b) IMPAIRMENT AND VOTING. Class 4 shall be unimpaired under the Plan. The holders of Allowed Claims in Class 4 are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

               5      CLASS 5 - INTERCOMPANY CLAIMS
                      -----------------------------

                      (a) DISTRIBUTION. The Intercompany Claims shall be unimpaired under section 1124 of the Bankruptcy Code, and shall not be affected by the Plan or the Chapter 11 Case.

                      (b)  IMPAIRMENT AND VOTING.   Class 5 shall be unimpaired
under the Plan. The holders of Allowed Claims in Class 5 are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

               6      CLASS 6 - UNSECURED 11% NOTE CLAIMS
                      -----------------------------------

                      (a)  DISTRIBUTIONS.

                           (i) GROUP 6-A. On the Initial Distribution Date or as soon thereafter as is practicable, each holder of an Allowed 11% Note Claim as of the Record Date shall receive Cash in an amount equal to such Allowed 11% Note Claim as calculated in accordance with clause
           (iii) below.

                           (ii) GROUP 6-B. On the Initial Distribution Date or as soon thereafter as is practicable, each holder of an Allowed CSFB 11% Note Claim as of the Record Date shall receive New Convertible Preferred Stock with a liquidation preference equal to such Allowed CSFB 11% Note Claim.

                           (iii) ALLOWANCE OF GROUP 6-A AND GROUP 6-B CLAIMS. On, and subject to the occurrence of, the Effective Date, the CSFB 11% Note Claims and the 11% Note Claims shall be deemed Allowed 11% Note Claims and Allowed CSFB 11% Note Claims in Class 6 in the aggregate amount of $22,114,445 as of the Petition Date, plus simple interest accruing on the principal amount of the Allowed CSFB 11% Note Claims and Allowed 11% Note Claims from and after the Petition Date to but not including the Effective Date.

                      (b) IMPAIRMENT AND VOTING. Class 6 is impaired under the Plan. The holders of Allowed Claims in Class 6 are entitled to vote to accept or reject the Plan.

               7      CLASS 7 - OTHER UNSECURED CLAIMS
                      --------------------------------

                      (a)  DISTRIBUTIONS.

                           (i)   GROUP 7-A.

               (1) On the Initial Distribution Date or as soon thereafter as is practicable, each holder of an Allowed General Unsecured Claim as of the Record Date shall receive its Pro Rata share of the Initial Group 7-A Distribution Amount less the number of shares of New Common Stock in the Reserve.

               (2) On each Subsequent Distribution Date, each holder of an Allowed General Unsecured Claim as of the Record Date shall receive a Pro Rata share of the New Common Stock in the Surplus Distribution being made on such Subsequent Distribution Date.

                           (ii)  GROUP 7-B.

               (1) On the Initial Distribution Date or as soon thereafter as is practicable, each holder of an Allowed 7 1/2% Convertible Note Claim as of the Record Date shall receive its Pro Rata share of the Initial Group 7-B Distribution Amount less the number of shares of New Common Stock in the Reserve.

               (2) On each Subsequent Distribution Date, each holder of an Allowed 7 1/2% Note Claim as of the Record Date shall receive its Pro Rata Share of New Common Stock in the Surplus Distribution being made on such Subsequent Distribution Date.

               (3) On, and subject to the occurrence of, the Effective Date, the 7 1/2% Convertible Note Claims shall be deemed Allowed Unsecured Claims in Group 7-B in the aggregate amount of $77,260,416.

               (4) As set forth in Section XIII, holders of Allowed 7 1/2% Convertible Note Claims as of May 20, 1998, who remain holders of such 7 1/2% Convertible Notes as of October __, 1998, shall be entitled to participate, at their option, in the purchase of New Convertible Preferred Stock.

               (b) IMPAIRMENT AND VOTING. Class 7 is impaired under the Plan. The holders of Allowed Claims in Class 7 are entitled to vote to accept or reject the Plan.

               8      CLASS 8-OLD NOTEHOLDER SECURITIES CLAIMS

               (a) DISTRIBUTIONS. The holders of Class 8 Claims shall retain, and shall be entitled to assert following the Effective Date, their Class 8 Claims against the Debtor to the extent of any recoveries available to the Debtor in respect of the National Union Policy; PROVIDED, HOWEVER, that the holders of Class 8 Claims shall be entitled to no other distribution under the Plan in respect of such Claims and such Claims shall otherwise be discharged on the Effective Date. If any holders of Class 8 Claims object to the treatment of Class 8 Claims under the Plan, or, if permitted by the Court to vote, reject the Plan, (i) the Debtor shall seek the estimation of such Claims under section 502(c) of the Bankruptcy Code for allowance purposes at zero, and (ii) if such Claims are estimated at zero, the holders of such Claims shall receive no distributions whatsoever on account of such Claims. Alternatively, if any holders of Class 8 Claims object to the treatment of Class 8 Claims under the Plan or, if permitted by the Court to vote, reject the Plan, and (i) the Debtor shall have sought estimation of such Claims for allowance purposes at zero, but (ii) (x) such Claims are estimated at greater than zero and
          (y) the  Court  requires  that the  Debtor  establish  the  Securities
          Litigation Reserve to comply with section 1129(b) of the Bankruptcy Code, the holders of such Claims shall receive from the Securities Litigation Reserve their Pro Rata share of New Common Stock representing up to 6% of all issued and outstanding New Common Stock on the Effective Date and New Warrants to purchase up to 7% of all issued and outstanding New Common Stock on a fully diluted basis, PROVIDED, HOWEVER, that in no event shall such holders receive New Common Stock and New Warrants of a value in excess of the amount of all such holders' claims (if greater than zero) established at the estimation hearing to be conducted by the Court; PROVIDED, FURTHER HOWEVER, that (x) any recoveries received by holders of Class 8 Claims which represent proceeds of the National Union Policy shall be deemed to reduce the amount of the Claims held by Class 8 as estimated by the Court on a dollar for dollar basis and (y) the holders of Class 8 Claims shall not receive any distributions from the Securities Litigation Reserve until such time as the proceeds of the National Union Policy shall have been exhausted or coverage under the National Union Policy shall have been irrevocably denied. The holders of Class 8 Claims shall in no event receive distributions (including proceeds of the National Union Policy) on account of their Claims in excess of the amount of their Claims as estimated (if necessary) by the Court. Any New Common Stock or New Warrants held in the Securities Litigation Reserve the value of which is in excess of the amount of the Class 8 Claims as established at any estimation hearing conducted by the Court (less any recoveries received by holders of Class 8 Claims which represent proceeds of the National Union Policy) shall be released and distributed to the holders of Class 9 and 10 Interests and Class 11 Claims, in descending order of priority as their interests may otherwise be provided for by this Plan.

               (b) IMPAIRMENT AT VOTING. Class 8 is impaired under the Plan. The holders of Allowed Claims in Class 8 are entitled to vote to accept or reject the Plan.

               9      CLASS 9 - OLD PREFERRED STOCK INTERESTS
                      ---------------------------------------

                      (a)  DISTRIBUTIONS.

                           (i) If (x) no holders of Class 8 Claims object to the treatment of Class 8 Claims under the Plan or, if permitted by the Court to vote, do not reject the Plan, or (y) the Court does not require that the Debtor establish the Securities Litigation Reserve, on the Initial Distribution Date or as soon thereafter as is practicable, each holder of an Allowed Class 9 Old Preferred Stock Interest shall receive its Pro Rata share of (i) New Common Stock representing 4% of all issued and outstanding shares of New Common Stock on the Effective Date and (ii) New Warrants to purchase up to 2% of all issued and outstanding shares of New Common Stock on a fully-diluted basis.

                           (ii) (x) If any holders of Class 8 Claims object to the treatment of Class 8 Claims under the Plan or, if permitted by the Court to vote, reject the Plan and (y) the Court requires that the Debtor establish the Securities Litigation Reserve, on each Subsequent Distribution Date, each holder of an Allowed Class 9 Old Preferred Stock Interest shall receive from the Securities Litigation Reserve its Pro Rata share of (a) (i) New Common Stock representing 4% of all issued and outstanding shares of New Common Stock on the Effective Date and (ii) New Warrants to purchase up to 2% of all issued and outstanding shares of New Common Stock on a fully diluted basis less (b) any New Common Stock and New Warrants which have been distributed to holders of Class 8 Claims, PROVIDED that such holders shall not receive any distributions until such time (if ever) as the New Common Stock and New Warrants have been released from the Securities Litigation Reserve in accordance with Section IV.8(a).

                           (iii) All distributions to holders of Class 8 Claims from the Securities Litigation Reserve shall first reduce distributions to holders of Class 10 Interests and Class 11 Claims prior to any reduction in distributions to Class 9 Interests.

               (b) IMPAIRMENT AND VOTING. Class 9 is impaired under the Plan. The holders of Allowed Class 9 Old Preferred Stock Interests are entitled to vote to accept or reject the Plan.

               10 CLASS 10 - OLD COMMON STOCK INTERESTS AND OLD RESTRICTED COMMON STOCK INTERESTS

                      (a) DISTRIBUTIONS.

                           (i) If (x) no holder of Class 8 Claims or Class 11 Claims object to their respective treatment under the Plan or, if permitted by the Court to vote, reject the Plan or (y) the Court does not require that the Debtor establish the Securities Litigation Reserve, on the Initial Distribution Date or as soon thereafter as is practicable, each holder of an Allowed Class 10 Old Common Stock Interest and an Allowed Class 10 Old Restricted Common Stock Interest shall receive its Pro Rata share of (i) New Common Stock representing 2% of all issued and outstanding shares of New Common Stock on the Effective Date and (ii) New Warrants to purchase up to 5% of all issued and outstanding shares of New Common Stock on a fully-diluted basis.

                           (ii) (x) If any holder of Class 8 Claims or Class 11 Claims object to their respective treatment under the Plan, or, if permitted by the Court to vote, reject the Plan and (y) the Court requires that the Debtor to establish the Securities Litigation Reserve, on each Subsequent Distribution Date, each holder of an Allowed Class 10 Old Common Stock Interest and an Allowed Class 10 Old Restricted Common Stock Interest shall receive from the Securities Litigation Reserve its Pro Rata share of (a) (x) New Common Stock representing 2% of all issued and outstanding shares of New Common Stock on the Effective Date and (b) New Warrants to purchase up to 5% of all issued and outstanding shares of New Common Stock on a fully diluted basis less (y) any New Common Stock and New Warrants which have been distributed to holders of Class 8 and/or 11 Claims, PROVIDED that such holders shall not receive any distributions until such time (if ever) as the New Common Stock and New Warrants have been released from the Securities Litigation Reserve in accordance with Section IV.8(a). If necessary, the Debtor shall request that the Court determine the "Pro Rata" distribution as between Classes 10 and 11, if any, of New Common Stock and New Warrants from the Securities Litigation Reserve.

                           (iii) All distributions to holders of Class 8 Claims from the Securities Litigation Reserve shall first reduce distributions to holders of Class 10 Interests and Class 11 Claims prior to any reduction in distributions to Class 9 Interests.

               (b) IMPAIRMENT OF VOTING. Class 10 is impaired under the Plan. The holders of Allowed Class 10 Old Common Stock Interests and Allowed Class 10 Old Restricted Common Stock Interests are entitled to vote to accept or reject the Plan.

               11     CLASS 11 - OLD STOCKHOLDER SECURITIES CLAIMS
                      --------------------------------------------


                      (a) DISTRIBUTIONS.

                           (i) The holders of Class 11 Claims shall retain, and shall be entitled to assert, following the Effective Date, their Class 11 Claims against the Debtor to the extent of any recoveries available to the Debtor in respect of the National Union Policy; PROVIDED, HOWEVER, that the holders of Class 11 Claims shall be entitled to no other distribution under the Plan in respect of such Claims and such Claims shall otherwise be discharged on the Effective Date. If any holders of Class 11 Claims object to the treatment of Class 11 Claims under the Plan or, if permitted by the Court to vote, reject the Plan, (i) the Debtor shall seek the estimation of such Claims under section 502(c) of the Bankruptcy Code for allowance purposes at zero, and (ii) the holders of such Claims shall receive no distributions whatsoever on account of such Claims. Alternatively, if any holders of Class 11 Claims object to the treatment of Class 11 Claims under the Plan, or, if permitted by the Court to vote, reject the Plan, and (i) the Debtor shall have sought estimation of such Claims for allowance purposes at zero, but (ii) (x) such Claims are estimated at greater than zero and (y) the Court requires that the Debtor establish the Securities Litigation Reserve to comply with section 1129(b) of the Bankruptcy Code, the holders of such Claims (together with the holders in Class 10 of Old Common Stock Interests and Old Restricted Common Stock Interests) shall receive from the Securities Litigation Reserve their Pro Rata share of New Common Stock representing up to 2% of all issued and outstanding New Common Stock on the Effective Date and New Warrants to purchase up to 5% of all issued and outstanding New Common Stock on a fully diluted basis, PROVIDED, HOWEVER, that in no event shall such holders receive New Common Stock and New Warrants of a value in excess of the amount of all such holders' claims (if greater than zero) established at the estimation hearing to be conducted by the Court; PROVIDED, FURTHER HOWEVER, that (x) any recoveries received by holders of Class 11 Claims which represent proceeds of the National Union Policy shall be deemed to reduce the amount of the Claims held by Class 11 as estimated by the Court on a dollar for dollar basis and (y) the holders of Class 11 Claims shall not receive any distributions from the Securities Litigation Reserve until such time as the proceeds of the National Union Policy shall have been exhausted or coverage under the National Union Policy shall have been irrevocably denied. The holders of Class 11 Claims shall in no event receive distributions (including proceeds of the National Union Policy) on account of their Claims in excess of the amount of their Claims as estimated (if necessary) by the Court. If necessary, the Debtor shall request that the Court determine the "Pro Rata" distribution as between Classes 10 and 11, if any, of New Common Stock and New Warrants from the Securities Litigation Reserve.

                           (ii) All distributions to holders of Class 8 Claims from (x) the National Union Policy shall reduce distributions to holders of Class 11 Claims on a dollar for dollar basis and (y) the Securities Litigation Reserve shall first reduce distributions to holders of Class 10 Interests and Class 11 Claims prior to any reduction in distributions to Class 9 Interests.

               (b) IMPAIRMENT AND VOTING. Class 11 is impaired under the Plan. The holders of Allowed Class 11 Old Stockholder Securities Claims are entitled to vote to accept or reject the Plan.

               12     CLASS 12 - UNVESTED OLD RESTRICTED COMMON STOCK INTERESTS

               (a) DISTRIBUTIONS. On the Effective Date, the Unvested Old Restricted Common Stock shall be canceled and the holders of Unvested Old Restricted Stock shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Unvested Old Restricted Common Stock.

               (b) IMPAIRMENT AND VOTING. Class 12 is impaired under the Plan. The holders of Allowed Class 12 Interests are deemed to have rejected the Plan, and, therefore, are not entitled to vote to accept or reject the Plan.

               13     CLASS 13 - OLD WARRANT INTERESTS
                      --------------------------------

               (a) DISTRIBUTIONS. On the Effective Date, the Old Warrants shall be canceled and the holders of Old Warrants shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Old Warrants.

               (b) IMPAIRMENT AND VOTING. Class 13 is impaired under the Plan. The holders of Allowed Class 13 Interests are deemed to have rejected the Plan, and, therefore, are not entitled to vote to accept or reject the Plan.

               14     CLASS 14 - OLD OPTION INTERESTS
                      -------------------------------

               (a) DISTRIBUTIONS. On the Effective Date, the Old Options shall be canceled and the holders of Old Options shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Old Options.

               (b) IMPAIRMENT AND VOTING. Class 14 is impaired under the Plan. The holders of Allowed Class 14 Interests are deemed to have rejected the Plan, and, therefore, are not entitled to vote to accept or reject the Plan.


                                        V

                         PROVISIONS REGARDING CORPORATE
                            GOVERNANCE AND MANAGEMENT
                            OF REORGANIZED WESTBRIDGE

           A0  DIRECTORS AND OFFICERS OF REORGANIZED WESTBRIDGE

               1      THE INITIAL BOARD OF DIRECTORS

               The initial board of directors of Reorganized Westbridge shall consist of seven (7) members, four of whom shall be selected by CSFB or its designee, one of whom shall be selected by the Creditors Committee and two of whom shall be selected by Westbridge or Reorganized Westbridge, whose names shall be disclosed on or before the date of the Confirmation Hearing.

               2      MANAGEMENT OF REORGANIZED WESTBRIDGE

               On the Effective Date, the Board of Directors of Reorganized Westbridge set forth in Section V.A.1 hereof, who shall be appointed pursuant to the Confirmation Order, shall take office and be deemed appointed on the Effective Date.

               3      OFFICERS

               The officers of the Debtor immediately prior to the Effective Date shall serve as the initial officers of Reorganized Westbridge on and after the Effective Date. Such officers shall serve in accordance with any employment agreement with Reorganized Westbridge and applicable nonbankruptcy law.

           B0  CORPORATE ACTION

     AMENDED WESTBRIDGE CERTIFICATE OF INCORPORATION AND AMENDED WESTBRIDGE BY-LAWS. THE adoption of the Amended Westbridge Certificate of Incorporation and Amended Westbridge By-Laws shall be deemed to have occurred and be effective as of the Effective Date without any further action by the directors or stockholders of Westbridge or Reorganized Westbridge. The Amended Westbridge Certificate of Incorporation shall, among other things, contain appropriate provisions consistent with the Plan (i) governing the authorization of the New Convertible Preferred Stock and the New Common Stock, (ii) prohibiting the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, and (iii) implementing such other matters as Reorganized Westbridge, CSFB and the Creditors Committee believe are necessary and appropriate to effectuate the terms and conditions of the Plan. The Amended Westbridge Certificate of Incorporation shall not include any "super-majority" voting provisions. On or prior to the Effective Date, Reorganized Westbridge shall file with the Secretary of State of the State of Delaware, in accordance with sections 103 and 303 of the Delaware General Corporation Law, the Amended Westbridge Certificate of Incorporation and such certificate shall be the certificate of incorporation for Reorganized Westbridge.

           C0  SECURITIES TO BE ISSUED PURSUANT TO THE PLAN

               1      NEW COMMON STOCK

               On the Effective Date, the issuance of 30,000,000 shares of New Common Stock is hereby authorized without further act or action under applicable law, regulation, rule or order. The Debtor shall, subject to the following two sentences, issue and distribute 6,500,000 of such authorized shares to the holders of Allowed Claims or Allowed Interests in Class 7 and/or Classes 8, 9, 10 and 11 in accordance with this Plan. If (a) any holders of Class 8 Claims object to the treatment of Class 8 Claims under the Plan, or if permitted to vote by the Court, reject the Plan, (b) the Court shall have required that the Debtor establish the Securities Litigation Reserve to comply with section 1129(b) of the Bankruptcy Code and (c) the Court shall not have estimated such Class 8 Claims at zero by such date, the Debtor shall not distribute any New Common Stock to holders of Allowed Claims or Interests in Classes 8, 9, 10 and 11 on the Initial Distribution Date, but shall instead deposit all of the New Common Stock allocated to the holders of the Allowed Claims and Interests in Classes 8, 9, 10 and 11 into the Securities Litigation Reserve in accordance with Section VI.C.7(a). If (a) any holders of Class 11 Claims (but not Class 8 Claims) object to the treatment of Class 11 Claims under the Plan, or if permitted to vote by the Court, reject the Plan, (b) the Court shall have required that the Debtor establish the Securities Litigation Reserve to comply with section 1129(b) of the Bankruptcy Code and (c) the Court shall not have estimated such Class 11 Claims at zero by such date, the Debtor shall not distribute any New Common Stock to holders of Allowed Claims or Interests in Classes 10 and 11 on the Initial Distribution Date, but shall instead deposit all of the New Common Stock allocated to the holders of the Allowed Claims and Interests in Classes 10 and 11 into the Securities Litigation Reserve in accordance with Section VI.C.7(a). Each share of New Common Stock will entitle its holder to one vote. Holders of New Common Stock will have the right to participate proportionately in any dividends distributed by Reorganized Westbridge.

               2      NEW CONVERTIBLE PREFERRED STOCK

               On the Effective Date, the issuance of 40,000 shares of New Convertible Preferred Stock is hereby authorized without further act or action under applicable law, regulation, rule or order. The Debtor shall issue and distribute 22,750 (such number to increase if the Effective Date occurs after December 31, 1998) of such authorized shares in the aggregate to CSFB (under the Stock Purchase Agreement and as a holder of the CSFB 11% Note Claims) and holders of 7 1/2% Convertible Notes who exercise the Purchase Rights in accordance with this Plan. The complete terms of the New Convertible Preferred Stock will be as set forth in the Certificate of Designation included in the Plan Supplement.

               3      THE NEW WARRANTS

               On the Effective Date, the issuance of New Warrants to purchase up to 7% of New Common Stock on a fully diluted basis is hereby authorized without further act or action under applicable law, regulation, rule or order. The New Warrants will entitle the holders thereof to receive the right to purchase, PRO RATA, 7% of all issued and outstanding shares of New Common Stock on a fully-diluted basis. The New Warrants will have an initial exercise price based on an enterprise valuation of $95 million, will be subject to customary anti-dilution provisions and will expire on the fifth anniversary of the Effective Date. If (a) any holders of Class 8 Claims object to the treatment of Class 8 Claims under the Plan, or if permitted to vote by the Court, reject the Plan, (b) the Court shall have required that the Debtor establish the Securities Litigation Reserve to comply with section 1129(b) of the Bankruptcy Code and (c) the Court shall not have estimated such Class 8 Claims at zero by such date, the Debtor shall not distribute any New Warrants to holders of Allowed Claims or Interests in Classes 8, 9, 10 and 11 on the Initial Distribution Date, but shall instead deposit all of the New Warrants allocated to the holders of the Allowed Claims and Interests in Classes 8, 9, 10 and 11 into the Securities Litigation Reserve in accordance with Section VI.C.7(a). If (a) any holders of Class 11 Claims (but not Class 8 Claims) object to the treatment of Class 11 Claims under the Plan, or if permitted to vote by the Court, reject the Plan, (b) the Court shall have required that the Debtor establish the Securities Litigation Reserve to comply with section 1129(b) of the Bankruptcy Code and (c) the Court shall not have estimated such Class 11 Claims at zero by such date, the Debtor shall not distribute any New Warrants to holders of Allowed Claims or Interests in Classes 10 and 11 on the Initial Distribution Date, but shall instead deposit all of the New Warrants allocated to the holders of the Allowed Claims and Interests in Classes 10 and 11 into the Securities Litigation Reserve in accordance with Section VI.C.7(a).

               4      SECURITIES LAWS MATTERS

     (a) REGISTRATION RIGHTS AGREEMENT. Each Initial Holder receiving a distribution of New Convertible Preferred Stock or New Common Stock representing more than 10% of the aggregate New Convertible Preferred Stock or New Common Stock issued on the Effective Date shall be entitled to become a party to the Registration Rights Agreement.

     (b) PUBLIC MARKET. Westbridge and Reorganized Westbridge shall make all reasonable efforts necessary to ensure an active and fully-valued public market for the trading of the New Common Stock.

           D0  RETENTION AND INCENTIVE BONUS PROGRAM

               If not theretofore adopted by the Debtor, on the Effective Date, Reorganized Westbridge or Westbridge will have implemented the retention and incentive bonus program (the "BONUS PROGRAM") in substantially the form contained in the Plan Supplement.

           E0  MARKETING AGENT STOCK OPTIONS

               If not theretofore adopted by the Debtor, on the Effective Date, Reorganized Westbridge will adopt a stock option plan which permits Reorganized Westbridge to grant to its marketing agents options to acquire up to 3% of all issued and outstanding shares of New Common Stock on a fully diluted basis (the "AGENT OPTIONS"), which stock option plan shall be in substantially the form contained in the Plan Supplement.

           F0  OFFICER AND DIRECTOR STOCK OPTIONS

               If not theretofore adopted by the Debtor, on the Effective Date, Reorganized Westbridge will adopt a stock option plan which permits Reorganized Westbridge to grant to its officers and directors options to acquire up to 10% of all issued and outstanding shares of New Common Stock on a fully diluted basis (the "OFFICER AND DIRECTOR STOCK OPTIONS"), which stock option plan shall be in substantially the form contained in the Plan Supplement.


                                       VI

                         PROVISIONS REGARDING VOTING AND
                   DISTRIBUTIONS UNDER THE PLAN AND TREATMENT
                    OF DISPUTED, CONTINGENT AND UNLIQUIDATED
               ADMINISTRATIVE CLAIMS, CLAIMS AND EQUITY INTERESTS

     AO VOTING OF CLAIMS & EQUITY INTEREST. Each holder of an Allowed Claim or an Allowed Equity Interest in an Impaired Class of Claims or Equity Interests shall be entitled to vote separately to accept or reject the Plan as provided in such order as may be entered by the Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Court.

     BO NONCONSENSUAL CONFIRMATION. If any Impaired Class of Claims or Equity Interests entitled to vote shall not accept the Plan by the requisite statutory majorities provided in sections 1126(c) or 1126(d) of the Bankruptcy Code, as applicable, the Debtor reserves the right to have the Court confirm the Plan under section 1129(b) of the Bankruptcy Code.

           C0   DISTRIBUTIONS

               1      METHOD OF DISTRIBUTION UNDER THE PLAN

     (a) DATE AND DELIVERY OF DISTRIBUTION. Distributions under the Plan shall be made by Reorganized Westbridge or its designee to the holders of Allowed
Administrative Claims, Allowed Claims or Allowed Equity Interests at the addresses set forth on the Schedules, unless such addresses are superseded by proofs of claim or transfers of claims filed pursuant to Bankruptcy Rule 3001 (or at the last known addresses of such holders if Westbridge or Reorganized Westbridge has been notified in writing of a change of address).

     (b) DISTRIBUTION OF CASH. Any payment of Cash by Reorganized Westbridge pursuant to the Plan shall be made at the option and in the sole discretion of Reorganized Westbridge, by (i) a check drawn on, or (ii) wire transfer from, a domestic bank selected by Reorganized Westbridge.

     (c) DISTRIBUTION OF UNCLAIMED PROPERTY. Any distribution of Cash under the Plan which is unclaimed after the later to occur of (a) two years after distribution or (b) six months after the date on which such claimant's Claim is allowed shall be transferred to Reorganized Westbridge notwithstanding state or other escheat or similar laws to the contrary. Distributions under the Plan consisting of New Common Stock or New Warrants that are unclaimed for a period of two years after distribution shall be added to the Reserve and entitlement by the holder of a Claim to such distribution shall be extinguished and forever barred.

     (d) SATURDAYS, SUNDAYS, OR LEGAL HOLIDAYS. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, and shall be deemed to have been completed as of the required date.

     (e) FRACTIONAL SHARES. No fractional shares of New Common Stock or New Convertible Preferred Stock shall be distributed. When any distribution on account of an Allowed Claim or Allowed Interest pursuant to the Plan would otherwise result in the issuance of a number of shares of New Common Stock or New Convertible Preferred Stock that is not a whole number, the actual distribution of shares of New Common Stock or New Convertible Preferred Stock shall be rounded as follows: (i) fractions of one-half or greater shall be rounded to the next higher whole number and (ii) fractions of less than one-half shall be rounded to the next lower whole number.

     (f) DISTRIBUTIONS TO HOLDERS AS OF THE RECORD DATE. As at the close of business on the Record Date, the claims register (for Claims) and transfer ledger (for Equity Interests) shall be closed, and there shall be no further changes in the record holders of any Claims or Equity Interests. The Debtor and Reorganized Westbridge shall have no obligation to recognize any transfer of any Claims or Equity Interests occurring after the Record Date. The Debtor and Reorganized Westbridge shall instead be entitled to recognize and deal for purposes under the Plan (except as to voting to accept or reject the Plan pursuant to Section VI.A) with only those record holders stated on the claims register (for Claims) and transfer ledgers (for Equity Interests) as of the close of business on the Record Date.

               2      DISPUTED GENERAL UNSECURED CLAIMS

     (a) DISTRIBUTIONS WITHHELD FOR DISPUTED GENERAL UNSECURED CLAIMS.

                           (i) ESTABLISHMENT AND MAINTENANCE OF RESERVE. On the Initial Distribution Date and each Subsequent Distribution Date, Reorganized Westbridge shall place into a reserve an amount of New Common Stock equal to 100% of the distributions to which holders of Disputed General Unsecured Claims would be entitled under the Plan as of such date if such Disputed General Unsecured Claims were Allowed General Unsecured Claims in their Disputed Claim Face Amounts (the "RESERVE"). Such amounts shall be determined by reference to the aggregate Face Amount of all Disputed General Unsecured Claims that have Face Amounts, plus an amount to be determined by the Court to be reserved for any given Disputed General Unsecured Claims that do not have Face Amounts.

                           (ii) PROPERTY HELD IN RESERVE. Cash held in the Reserve, if any (including dividends paid on New Common Stock held in the Reserve, if any), shall be deposited in a segregated bank account or accounts in the name of Reorganized Westbridge and designated as held in trust for the benefit of holders of Allowed General Unsecured Claims. Cash held in the Reserve shall not constitute property of Reorganized Westbridge. Reorganized Westbridge shall invest the Cash held in the Reserve in a manner consistent with the investment guidelines to be agreed upon by the Debtor and the Creditors Committee, which investment guidelines shall be included in the Plan Supplement. Reorganized Westbridge shall pay, or cause to be paid, out of the funds held in the Reserve, any tax imposed on the Reserve by any governmental unit with respect to income generated by the property held in the Reserve. The yield earned on such invested Cash (net of applicable taxes) shall be distributed to each holder of an Allowed Unsecured Claim on the last Subsequent Distribution Date under the Plan, based upon each holder's Pro Rata share. New Common Stock held in the Reserve shall be held in trust by Reorganized Westbridge for the benefit of the potential claimants of such securities and shall not constitute property of Reorganized Westbridge.

                           (iii) DISTRIBUTIONS UPON ALLOWANCE OF DISPUTED GENERAL UNSECURED CLAIMS. The holder of a Disputed General Unsecured Claim that becomes an Allowed Claim subsequent to the Initial Distribution Date shall receive a distribution of New Common Stock from the Reserve on the next Subsequent Distribution Date that follows the Quarter during which such Disputed General Unsecured Claim becomes an Allowed Claim pursuant to a Final Order. Such distributions shall be made in accordance with the Plan based upon the distributions that would have been made to such holder under the Plan if the Disputed General Unsecured Claim had been an Allowed Claim on or prior to the Effective Date.

               3 SURPLUS DISTRIBUTIONS TO HOLDERS OF ALLOWED UNSECURED CLAIMSA SURPLUS DISTRIBUTIONS T. The following consideration shall constitute surplus distributions (the "SURPLUS DISTRIBUTIONS") pursuant to the Plan: (i) pursuant to Section VI.C.1(c), distributions under the Plan to holders of Allowed Unsecured Claims that are unclaimed for a period of two years after distribution thereof; and (ii) to the extent that a Disputed General Unsecured Claim is not Allowed or becomes an Allowed Claim in an amount less than the Disputed Claim Face Amount, shares of New Common Stock equal to the number of shares of New Common Stock held in the Reserve on account of such excess. The Surplus Distributions shall be distributed to the holders of Allowed Unsecured Claims pursuant to Section IV.7 of the Plan, PROVIDED, HOWEVER, that Reorganized Westbridge shall not be under any obligation to make Surplus Distributions on a Subsequent Distribution Date unless the New Common Stock to be distributed on a Subsequent Distribution Date consists of 1,000 shares of New Common Stock or more, unless the distribution is the final Subsequent Distribution Date under the Plan.

     4 OBJECTIONS TO AND RESOLUTION OF ADMINISTRATIVE CLAIMS AND CLAIMS; ADMINISTRATIVE AND PRIORITY CLAIMS RESERVE

     (a) OBJECTIONS TO AND RESOLUTION OF ADMINISTRATIVE CLAIMS AND CLAIMS. Except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, the Debtor, Reorganized Westbridge, the Creditors Committee and CSFB shall have the exclusive right to make and file objections to Administrative Claims and Claims subsequent to the Confirmation Date. All objections shall be litigated to a Final Order; PROVIDED, HOWEVER, that Reorganized Westbridge, the Creditors Committee and CSFB, jointly, shall have the authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Court. Unless otherwise ordered by the Court, the Debtor, Reorganized Westbridge, the Creditors Committee, or CSFB shall file all objections to Administrative Claims and Claims that are the subject of proofs of claims or requests for payment filed with the Court (other than applications for allowances of compensation and reimbursement of expenses) and serve such objections upon the holders of the Administrative Claim or Claim as to which the objection is made as soon as is practicable, but in no event later than 60 days after the Effective Date or such later date as may be approved by the Court.

     (b) ADMINISTRATIVE AND PRIORITY CLAIMS RESERVE.

                           (i) ESTABLISHMENT OF ADMINISTRATIVE AND PRIORITY CLAIMS RESERVE. On the Effective Date, Reorganized Westbridge shall place into reserve an amount of Cash equal to (i) the sum of the aggregate Face Amount of all Disputed Administrative Claims, Disputed Priority Tax Claims, and Disputed Priority Non-Tax Claims that have Face Amounts, plus (ii) an amount to be determined by the Court to be reserved for any Disputed Administrative Claims, Disputed Priority Tax Claims and Disputed Priority Non-Tax Claims that do not have Face Amounts (the "ADMINISTRATIVE AND PRIORITY CLAIMS RESERVE").

                           (ii) CASH HELD IN ADMINISTRATIVE AND PRIORITY CLAIMS RESERVE. Cash held in the Administrative and Priority Claims Reserve shall be deposited in a segregated bank account or accounts in the name of Reorganized Westbridge and designated as held in trust for the benefit of holders of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims. Cash held in the Administrative and Priority Claims Reserve shall not constitute property of Reorganized Westbridge. Reorganized Westbridge shall invest the Cash held in the Administrative and Priority Claims Reserve in a manner consistent with investment guidelines to be included in the Plan Supplement. Reorganized Westbridge shall pay, or cause to be paid, out of the funds held in the Administrative and Priority Claims Reserve, any tax imposed on the Administrative and Priority Claims Reserve by any governmental unit with respect to income generated by Cash held in the Administrative and Priority Claims Reserve. Any Cash held in the Administrative and Priority Claims Reserve after all Administrative and Priority Claims have been Allowed or disallowed shall be transferred to and become the property of Reorganized Westbridge.

               5      HART-SCOTT-RODINO ACT FILING REQUIREMENTS

               Any person or entity who will receive a distribution of New Convertible Preferred Stock and/or New Common Stock under the Plan who is required to file a pre-merger notification and report pursuant to the HSR Act, shall not receive such distribution until the notification and waiting periods under the HSR Act applicable to such person or entity shall have expired or been terminated.

               6      ALLOCATION OF CONSIDERATION

               The aggregate consideration to be distributed to the holders of Allowed Claims in each Class under the Plan shall be treated as first satisfying an amount equal to the stated principal amount of the Allowed Claim for such holders and any remaining consideration as satisfying accrued, but unpaid, interest and costs, if any, and attorneys' fees where applicable.

               7      SECURITIES LITIGATION RESERVE

     (a) ESTABLISHMENT AND MAINTENANCE OF RESERVE. If (x) any holders of Class 8 Claims object to the treatment of Class 8 Claims under the Plan, or if permitted to vote by the Court, reject the Plan, and (y) the Court requires that the Debtor do so to comply with section 1129(b) of the Bankruptcy Code, on the Initial Distribution Date, Reorganized Westbridge shall place into reserve New Common Stock representing 6% of all issued and outstanding New Common Stock as of the Effective Date and New Warrants to purchase up to 7% of the New Common Stock on a fully diluted basis (the "SECURITIES LITIGATION RESERVE"). Alternatively, if (x) any holders of Class 11 Claims (but not Class 8 Claims) object to the treatment of Class 11 Claims under the Plan, or if permitted to vote by the Court, reject the Plan, and (y) the Court requires that the Debtor do so to comply with section 1129(b) of the Bankruptcy Code, on the Initial Distribution Date, Reorganized Westbridge shall place into the Securities Litigation Reserve New Common Stock representing 2% of all issued and outstanding New Common Stock as of the Effective Date and New Warrants to purchase up to 5% of the New Common Stock on a fully diluted basis.

     (b PROPERTY HELD IN RESERVE. Cash held in the Securities Litigation Reserve, if any (including dividends paid on New Common Stock held in the Securities Litigation Reserve, if any), shall be deposited in a segregated bank account or accounts in the name of Reorganized Westbridge and designated as held in trust for the benefit of holders of Allowed Claims or Interests in Classes 8, 9, 10 and 11. Cash held in the Securities Litigation Reserve shall not constitute property of Reorganized Westbridge. Reorganized Westbridge shall invest the Cash held in the Securities Litigation Reserve in a manner consistent with investment guidelines included in the Plan Supplement. Reorganized Westbridge shall pay, or cause to be paid, out of the funds held in the Securities Litigation Reserve, any tax imposed on the Securities Litigation Reserve by any governmental unit with respect to income generated by the property held in the Securities Litigation Reserve. The yield earned on such invested Cash (net of applicable taxes) shall be distributed to each holder of Allowed Claims or Interests who receive New Common Stock and New Warrants from the Securities Litigation Reserve on the last Subsequent Distribution Date under the Plan, based upon each holder's Pro Rata share. New Common Stock and New Warrants held in the Securities Litigation Reserve shall be held in trust by Reorganized Westbridge for the benefit of potential claimants of such securities and shall not constitute property of Reorganized Westbridge.

     (c DISTRIBUTIONS UPON ESTIMATION OF CLASS 8 AND CLASS 11 CLAIMS. Upon estimation (if necessary) of the Class 8 Claims by the Court, holders of Class 8 Claims and/or Allowed Class 9 and 10 Interests and Class 11 Claims, as applicable, shall receive distributions of New Common Stock and New Warrants from the Securities Litigation Reserve on the next Subsequent Distribution Date that follows the Quarter during which such estimation occurred in accordance with Sections IV.8, IV.9, IV.10 and IV.11. Subject to estimation of the Class 8 Claims (if necessary) by the Court, upon estimation (if necessary) of the Class 11 Claims by the Court, holders of Class 11 Claims and Class 10 Interests, as applicable, shall receive distributions of New Common Stock and New Warrants from the Securities Litigation Reserve on the next Subsequent Distribution Date that follows the Quarter during which such estimation occurred in accordance with Sections IV.10 and IV.11 of the Plan.

               8.   CANCELLATION  AND  SURRENDER  OF  EXISTING   SECURITIES  AND
                    AGREEMENTS

               As of the latest to occur of the Effective Date and the Initial Distribution Date, the 11% Notes, the 7 1/2% Convertible Notes, the 11% Note Indenture, the 7 1/2% Convertible Note Indenture, the Old Preferred Stock, the Old Common Stock, the Old Restricted Stock, the Old Warrants and the Old Options shall be deemed canceled and such agreements and securities, together with all security interests, liens and instruments issued pursuant thereto, shall have no further legal effect other than as evidence of any right to receive distributions under the Plan; PROVIDED, HOWEVER, that the 11% Note Indenture and 7 1/2% Convertible Note Indenture shall continue in effect solely for the purposes of (i) allowing the applicable Trustee to make the distributions to be made on account of such Claims under the Plan, and (ii) permitting such applicable Trustee to maintain any rights or liens it may have for fees, costs and expenses under the 11% Note Indenture and 7 1/2% Convertible Note Indenture.

               Notwithstanding any other provision of the Plan, as a condition precedent to receiving any distribution under the Plan, each holder of a promissory note, share certificate, or other instrument or security evidencing a Claim or Equity Interest must surrender such promissory note, share certificate, or other instrument or security to Reorganized Westbridge or its designee or must execute and deliver an affidavit of loss and furnish an indemnity or bond in substance and amount reasonably satisfactory to Reorganized Westbridge.

               Any holder of a Claim or Equity Interest that fails to surrender such instrument or security or to provide the affidavit and indemnity or bond, before the later to occur of (i) the second anniversary of the Effective Date and (ii) six months following the date such holder's Claim becomes an Allowed Claim or Interest, shall be deemed to have forfeited all rights, Claims, and/or Equity Interests and may not receive or participate in any distribution under the Plan.

               9.     TRUSTEE FEES

               On the Effective Date, each Trustee shall receive an amount of Cash equal to the amount of reasonable fees and expenses of such Trustee (including the reasonable fees and expenses of the respective counsel retained by each Trustee), in accordance with and to the extent provided for in the 11%
Note Indenture or 7 1/2% Convertible Note Indenture, as applicable, whether incurred prior or subsequent to the Petition Date, without application by or on behalf of such Trustee or their respective counsel to the Court. Distributions made to the holders of Allowed Claims pursuant to the Plan will not be reduced on account of such payments to each Trustee.


                                      VII.

             IMPLEMENTATION AND EFFECT OF CONFIRMATION OF THIS PLAN

           A.  REGISTRATION RIGHTS AGREEMENT

               On or before the Effective Date, Reorganized Westbridge will execute the Registration Rights Agreement without the requirement of any further corporate action.

           B. CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS IN REORGANIZED WESTBRIDGE.

               Westbridge, as Reorganized Westbridge, shall continue to exist after the Effective Date with all powers of a corporation under the laws of the State of Delaware and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. Except as otherwise expressly provided in the Plan, on the Effective Date, Reorganized Westbridge shall be vested with all of the property of the estate free and clear of all claims, liens, encumbrances, charges and other interests of creditors and equity security holders, provided that the security interests securing the LaSalle Credit Agreement and LaSalle Letter of Credit shall not be terminated or discharged; and Reorganized Westbridge may operate its businesses free of any restrictions imposed by the Bankruptcy Code, the Bankruptcy Rules or by the Court, subject only to the terms and conditions of the Plan.

           C.  TERMINATION OF SUBORDINATION RIGHTS

               All Claims of the 11% Noteholders and 7 1/2% Convertible Noteholders against the Debtor and all rights and Claims between or among the 11% Noteholders and 7 1/2% Convertible Noteholders relating in any manner whatsoever to claimed subordination rights, rights to post-petition and default interest, or similar rights, if any (collectively, "SUBORDINATION-RELATED RIGHTS"), shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented by, this Plan to holders of such Claims and such rights shall be deemed waived, released, discharged, and terminated as of the latest to occur of the Effective Date and the Initial Distribution Date, and all actions related to the enforcement of such Subordination-Related Rights shall be permanently enjoined. Distributions under, described in, contemplated by, and/or implemented by, this Plan shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim, including, but not limited to, holders of 11% Note Claims and 7 1/2% Convertible Note Claims, by reason of any claimed Subordination-Related Rights or otherwise, so that each holder of a Claim shall have and receive the complete benefit of the distributions in the manner set forth and described in this Plan.


           D.  DISCHARGE OF WESTBRIDGE.

               The rights afforded herein and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtor, the Debtor in Possession, or any of its assets or properties arising prior to the Effective Date. Except as otherwise expressly specified in the Plan, the Confirmation Order shall act as of the Effective Date as a discharge of all debts of, Claims against, liens on, and Equity Interests in the Debtor, its assets and properties, arising at any time before the entry of the Confirmation Order, regardless of whether a proof of claim or interest with respect thereto was filed, whether the Claim or Equity Interest is Allowed, or whether the holder thereof votes to accept the Plan or is entitled to receive a distribution thereunder. After the Effective Date, any holder of such discharged Claim or Equity Interest shall be precluded from asserting against the Debtor, Reorganized Westbridge, or any of its assets or properties, any other or further Claim or Equity Interest based on any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the entry of the Confirmation Order.

             E.INJUNCTION

               Except as otherwise expressly provided in the Plan, the Confirmation Order, or a separate order of the Court, all entities who have held, hold, or may hold Claims against or Equity Interests in the Debtor which arose before or were held as of the Effective Date, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind against the Debtor with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtor on account of any such Claim or Equity Interest, (c) creating, perfecting, or enforcing any encumbrance of any kind against the Debtor or against the property or interests in property of the Debtor on account of any such Claim or Equity Interest and (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from the Debtor or against the property or interests in property of the Debtor on account of any such Claim or Equity Interest. Such injunction shall extend to successors of the Debtor (including, without limitation, Reorganized Westbridge) and their respective properties and interests in property.

           F.      PRESERVATION/WAIVER OF CAUSES OF ACTION

     1. PRESERVATION OF RIGHTS. Pursuant to the Plan, and sections 544, 547, 548, 549, 550, 551, 553 and 1123(b)(3)(B) of the Bankruptcy Code, the Debtor and Reorganized Westbridge shall retain all rights and all Causes of Action accruing to Westbridge, the estate, or Reorganized Westbridge, including, without limitation, (i) the avoidance of any transfer of an interest of Westbridge in property or any obligation incurred by Westbridge, or (ii) the turnover of any property to the estate, and except as expressly noted in the Plan or Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any such rights or Cause of Action. Nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense which Westbridge had immediately prior to the Petition Date which is not specifically waived or relinquished by the Plan. Reorganized Westbridge shall have, retain, reserve and be entitled to assert all such Claims, Causes of Action, rights of setoff and other legal or equitable defenses which Westbridge had immediately prior to the Petition Date as fully as if the Chapter 11 Case had not been commenced; and all of Reorganized Westbridge's legal and equitable rights respecting any Claim which is not specifically waived or relinquished by the Plan may be asserted after the Effective Date to the same extent as if the Chapter 11 Case had not been commenced.

     2. WAIVER OF CAUSES OF ACTION. The Debtor hereby waives any rights or Causes of Action it may have against the holders of the 11% Notes, the 7 1/2% Convertible Notes, the members of the Ad Hoc Committee, and the Trustees under each of the 11% Note Indenture and the 7 1/2% Convertible Note Indenture, and each of their representatives and agents (including any professionals retained by such persons or entities) whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any omission, transaction, event or other occurrence taking place prior to the Effective Date in any way relating to the 11% Notes, the 7-1/2% Convertible Notes, the Chapter 11 Case or the Plan.

             G.       VOTES SOLICITED IN GOOD FAITH

               Westbridge has, and upon confirmation of the Plan shall be deemed to have, solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. Westbridge (and each of its affiliates, agents, directors, officers, employees, advisors, and attorneys) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale, and purchase of the securities offered and sold under the Plan and therefore is not, and on account of such offer, issuance, sale, solicitation, and/or purchase will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of the securities offered and sold under the Plan.

           H.  ADMINISTRATIVE CLAIMS INCURRED AFTER THE CONFIRMATION DATE

               Administrative Claims incurred by Reorganized Westbridge after the date and time of the entry of the Confirmation Order, including (without limitation) Claims for professionals' fees and expenses, shall not be subject to application and may be paid by Reorganized Westbridge in the ordinary course of business and without application for or Court approval.

           I.  WESTBRIDGE'S LIMITED RELEASE.

               On the Effective Date, Westbridge on behalf of itself, its non-debtor Subsidiaries and the estate, shall be deemed to release unconditionally all of their respective present and former officers and directors, except those officers and directors set forth on EXHIBIT D to this Plan, from any and all Claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon actions taken in their respective capacities described above or any omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to Westbridge, the Chapter 11 Case or the Plan, except that (i) no individual shall be released from (x) any act or omission that constitutes gross negligence or willful misconduct or (y) any contractual obligation of any such person to the Debtor or its non-debtor Subsidiaries, and (ii) Reorganized Westbridge shall not relinquish or waive the right to assert any of the foregoing as a legal or equitable defense or right of set-off or recoupment against any Claims of any such persons asserted against Westbridge or its non-debtor Subsidiaries.

           J.  EXCULPATION, RELEASE AND INJUNCTION OF RELEASED PARTIES.

     1. EXCULPATION. Westbridge and Reorganized Westbridge and all of their respective present and former officers, directors, employees, advisors, attorneys, financial advisors, accountants, and other professionals and each of the Trustees, counsel to each of the respective Trustees, the Creditors Committee members, counsel to the Creditors Committee, Ad Hoc Committee members, counsel to the Ad Hoc Committee, financial advisors to the Creditors Committee and Ad Hoc Committee and each of their representatives and agents (including any professionals retained by such persons or entities) (the "RELEASED PARTIES") shall have no liability whatsoever to any holder or purported holder of an Administrative Claim, Claim, or Equity Interest for any act or omission in connection with, or arising out of, the Plan, the Disclosure Statement, the negotiation of the Plan, the negotiation of the Stock Purchase Agreement and the other documents included in the Plan Supplement, the pursuit of approval of the Disclosure Statement or the solicitation of votes for confirmation of the Plan, the Chapter 11 Case, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, or any transaction contemplated by the Plan or Disclosure Statement or in furtherance thereof (including, without limitation, the various management, employee, director and agent retention, incentive bonus and stock option plans, employment contracts, programs and arrangements adopted in connection with the Plan or the Chapter 11
Case), except for willful misconduct or gross negligence as determined by a Final Order, and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Released Parties from liability.

     2. INJUNCTION. Pursuant to section 105 of the Bankruptcy Code, no holder or purported holder of an Administrative Claim, Claim or Equity Interest shall be permitted to commence or continue any action, employment of process, or an act to collect, offset, or recover any Claim against a Released Party that accrued on or prior to the Effective Date and has been released or waived pursuant to
Section VII.J.1.

               K.     RELEASE OF OFFICERS AND DIRECTORS; WAIVER OF CLAIMS.

                      1.   WAIVER OF CLAIMS; COVENANT NOT TO SUE

     (a Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as otherwise expressly provided in this Plan or the Confirmation Order, the Debtor and Debtor in Possession (x) shall be deemed to have covenanted with each of the present and former officers and directors of the Debtor, except those officers and directors set forth on EXHIBIT D to this Plan, to waive and not to (1) sue or otherwise seek any recovery from such officers and directors, or their respective property, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, event, or other occurrence taking place on or before the Effective Date in any way relating to the Debtor, the Chapter 11 Case, or the Plan or (2) assert against any of the Debtor's present or former officers and directors, except those officers and directors set forth on EXHIBIT D to this Plan, or their respective property, any Claim, obligation, right, cause of action, or liability which the Debtor may be entitled to assert in any case, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or other occurrence taking place on or before the Effective Date in any way relating to the Debtor, the Chapter 11 Case, or the Plan and (y) are permanently enjoined, on and after the Effective Date, from commencing or continuing in any manner any action or other proceeding of any kind with respect to such Claims, obligations, rights, causes of action, or liabilities released or waived hereunder; except that (i) the foregoing waivers and covenants shall not apply to (x) any act or omission of any individual that constitutes gross negligence or willful misconduct or (y) any contractual obligation of any individual to the Debtor or its non-debtor Subsidiaries, and (ii) Reorganized Westbridge shall not relinquish or waive the right to assert any Claims, obligations, rights, causes of action, or liabilities, as a legal or equitable defense or recoupment against any Claims of any such persons asserted against Westbridge or its non-debtor Subsidiaries.

     (b Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as otherwise expressly provided in this Plan or the Confirmation Order, all Persons who have held, hold, or may hold Claims against or Equity Interests in the Debtor (x) shall be deemed to have covenanted with each of the past and present officers and directors of the Debtor to waive and not to (1) sue or otherwise seek any recovery from such officers and directors, or their respective property, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, event, or other occurrence taking place on or before the Effective Date in any way relating to the Debtor, the Chapter 11 Case, or the Plan or (2) assert against any of such officers and directors, or their respective property, any Claim, obligation, right, cause of action, or liability which any such holder of a Claim against or Equity Interest in the Debtor may be entitled to assert in any case, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, event, or other occurrence taking place on or before the Effective Date in any way relating to the Debtor, the Chapter 11 Case, or the Plan and (y) are permanently enjoined, on and after the Effective Date, from commencing or continuing in any manner any action or other proceeding of any kind with respect to such Claims, obligations, rights, causes of action, or liabilities released or waived hereunder.

     2. LIMITED RELEASE. Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as otherwise expressly provided in the Plan or the Confirmation Order, each of the Debtor's past and present officers and directors and their respective property shall be released from any and all Claims, obligations, rights, causes of action, and liabilities which any holder of a Claim against or Equity Interest in the Debtor may be entitled to assert in any case, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, whether known or unknown, whether foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or before the Effective Date in any way relating to the Debtor, the Chapter 11 Case, or the Plan.

           L.   TERM OF BANKRUPTCY INJUNCTION OR STAYS.

               All injunctions or stays provided for in the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

           M.  PRESERVATION OF INSURANCE.

               The Debtor's discharge and release from all Claims as provided herein, except as necessary to be consistent with this Plan, shall not diminish or impair the enforceability of any insurance policy (including the National Union Policy) that may cover Claims against the Debtor, Reorganized Westbridge (including, without limitation, its past and present officers and directors) or any other person or entity.

           N. OFFICERS' AND DIRECTORS' INDEMNIFICATION RIGHTS.

               Notwithstanding any other provisions of the Plan, the obligations of the Debtor to indemnify its present and former directors, officers, and employees against any obligations, liabilities, costs or expenses pursuant to the articles of incorporation or by-laws of the Debtor, applicable state law, specific agreement, or any combination of the foregoing, shall not survive the Effective Date and shall be discharged, regardless of whether indemnification is owed in connection with an event occurring prior to, upon, or subsequent to the Petition Date; PROVIDED, HOWEVER, that (i) Reorganized Westbridge shall take all such actions as are necessary or desirable to maintain in full force and effect the National Union Policy until such time as it may expire by its terms and directors and officers of the Debtor and its Subsidiaries covered by the National Union Policy shall be entitled to make claims thereunder pursuant to the terms thereof notwithstanding the provisions of this Section VII.N and (ii) any officers and directors of the Debtor who are beneficiaries under the Indemnification Escrow shall retain their rights to receive funds from the Indemnification Escrow on and after the Effective Date in accordance with the terms thereof.


                                      VIII.

                            RETENTION OF JURISDICTION

               The Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Case and the Plan pursuant to, and for the purposes of, section 105(a) and section 1142 of the Bankruptcy Code and for, among other things, the following purposes: (1) to hear and determine applications for the assumption or rejection of executory contracts or unexpired leases pending on the date the Plan is confirmed, and the allowance of Claims resulting therefrom; (2) to determine any other applications, adversary proceedings, and contested matters pending on the Effective Date; (3) to ensure that distributions to holders of Allowed Claims and Allowed Equity Interests are accomplished as provided herein; (4) to resolve disputes as to the ownership of any Claim or Equity Interest; (5) to hear and determine timely objections to Administrative Claims and Claims; (6) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated; (7) to issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code; (8) to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order; (9) to resolve disputes concerning nondebtor releases, exculpations, and injunctions contained herein; (10) to hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code; (11) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan; (12) to hear and determine any issue for which the Plan requires a Final Order of the Court; (13) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code; (14) to hear any other matter not inconsistent with the Bankruptcy Code; (15) to hear and determine disputes arising in connection with compensation and reimbursement of expenses of professionals for services rendered during the period commencing on the Confirmation Date through and including the Effective Date; (16) to hear and determine disputes arising in connection with any fees and expenses of any Trustee for services rendered through and including the Effective Date and (17) to enter a final decree closing the Chapter 11 Case.


                                       IX.

                            MISCELLANEOUS PROVISIONS

           A.  PAYMENT OF STATUTORY FEES

               All fees payable on or before the Effective Date pursuant to section 1930 of title 28 of the United States Code, as determined by the Court at the Confirmation Hearing, shall be paid on or before the Effective Date.

           B.  DISSOLUTION OF CREDITORS COMMITTEE.

               The appointment of the Creditors Committee shall terminate on the later of the sixtieth day following the Effective Date and the first date on which there exists a Final Order with respect to the applications for final allowances of compensation and reimbursement of expenses of the attorneys and financial advisors to the Creditors Committee.

           C. MODIFICATION OF THE PLAN.

               Westbridge reserves the right, in accordance with the Bankruptcy Code, to amend or to modify the Plan, with the consent of the Creditors Committee and CSFB prior to the entry of the Confirmation Order. After entry of the Confirmation Order, Reorganized Westbridge or Westbridge may amend or modify the Plan, or remedy any defect or omission or reconcile any inconsistency in the Plan in such a manner as may be necessary to carry out the purpose and intent of the Plan.

           D.  GOVERNING LAW.

               Unless a rule of law or procedure is supplied by Federal law (including the Bankruptcy Code and Bankruptcy Rules) or the Delaware General Corporation Law, the laws of the State of New York (without reference to the conflicts of laws provisions thereof) shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan.

           E.  FILING OR EXECUTION OF ADDITIONAL DOCUMENTS.

               On or before the Effective Date, Westbridge or Reorganized Westbridge, shall file with the Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

           F.  WITHHOLDING AND REPORTING REQUIREMENTS.

               In connection with the Plan and all instruments issued in connection therewith and distributions thereon, Reorganized Westbridge shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

           G.  EXEMPTION FROM TRANSFER TAXES

               Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of Equity Securities under the Plan, the making or assignment of any lease or sublease or the making or delivery of any other instrument whatsoever, in furtherance of or in connection with the Plan shall not be subject to any stamp, real estate transfer, recording or other similar tax.

           H.  WAIVER OF FEDERAL RULE OF CIVIL PROCEDURE 62(A)

     The Debtor may request that the Confirmation Order include (a) a finding that Fed. R. Civ. P. 62(a) shall not apply to the Confirmation Order and (b) authorization for the Debtor to consummate the Plan immediately after entry of the Confirmation Order.

           I.  HEADINGS.

               Headings used in the Plan are for convenience and reference only and shall not constitute a part of the Plan for any purpose.

           J.    EXHIBITS/SCHEDULES

               All Exhibits and Schedules to the Plan are incorporated into and constitute a part of the Plan as if set forth herein.

           K.   NOTICES

               All notices, requests, and demands hereunder to be effective shall be in writing and unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

     TO THE DEBTOR:  Westbridge  Capital Corp.,  110 West Seventh  Street,  Fort
Worth, Texas 76102,  attention:  Patrick J. Mitchell,  Tel.: (817) 878-3306/Fax:
(817) 878-3672, with a copy to Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064, attention: Alan W. Kornberg, Tel.: (212) 373-3000/Fax: (212) 757-3990.

               TO THE CREDITORS COMMITTEE:  [                   ]

     TO CSFB: Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, attention: Michael J. Sage, Tel.: (212) 504-6000/Fax: (212) 504-6666.

           L. PLAN SUPPLEMENT

               Forms of the documents relating to the Amended Westbridge Certificate of Incorporation, the Amended Westbridge Bylaws, Amended Guarantee Agreement, New Convertible Preferred Stock, New Warrants, Registration Rights Agreement, investment guidelines referred to in Section VI.C.2(a)(ii), Agent Options, Officers and Director Stock Options and the Bonus Program shall be contained in the Plan Supplement and filed with the Clerk of the Court at least 10 days prior to the date of the Confirmation Hearing. Upon its filing with the Court, the Plan Supplement may be inspected in the office of the Clerk of the Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to the Debtor in accordance with Section IX.K of the Plan.

           M.  CONFLICT

               The terms of this Plan shall govern in the event of any inconsistency with the summaries of the Plan set forth in the Disclosure Statement.


                                       X.

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

               Other than (i) executory contacts or unexpired leases which are the subject of a motion to reject pending on the Confirmation Date, and (ii) employment agreements, if any, terminated prior to or in connection with the Plan (including, without limitation, those employment agreements set forth on Exhibit E to this Plan), all of the executory contracts, unexpired leases and employment agreements that exist between Westbridge and any person, are specifically assumed as of the Effective Date pursuant to the Plan. All Claims for damages arising from the rejection of executory contracts or unexpired leases must be filed with the Court in accordance with the terms of the order authorizing such rejection or, if not rejected by separate order, within thirty
(30) days from the entry of the Confirmation Order. Any Claims not filed within such time will be forever barred from assertion against Westbridge, its estate and Reorganized Westbridge. All Allowed Claims arising from the rejection of executory contracts or unexpired leases shall be treated as Class 7 Claims in Group 7-A or Class 3 Claims (Convenience Claims), as the case may be. Reorganized Westbridge, except as otherwise agreed by the parties, will cure any and all undisputed defaults within 60 days of the Effective Date under any executory contract, unexpired lease or employment agreement assumed pursuant to the Plan in accordance with section 365 of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within 30 days of the entry of a Final Order determining the amount, if any, of the Debtor's or Reorganized Westbridge's liability with respect thereto, or as may otherwise be agreed to by the parties.


                                       XI.

                                  BENEFIT PLANS

               All employment and severance agreements and policies, and all employee compensation and benefit plans, policies, and programs of the Debtor applicable generally to its employees, including agreements and programs subject to section 1114 of the Bankruptcy Code, as in effect on the Effective Date, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance plans, shall be deemed to be, and shall be treated as through they are, executory contracts that are assumed under the Plan, but only to the extent that rights under such agreements and programs are held by the Debtor or individuals who are Reorganized Westbridge employees as of the Effective Date, and the Debtor's obligations under such agreements and programs to individuals who are employees of the Debtor on the Effective Date shall survive the Effective Date of this Plan, without prejudice to Reorganized Westbridge's rights under applicable non-bankruptcy law to modify, amend, or terminate the foregoing arrangements, except for (i) such executory contracts or plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate section 1114 of the Bankruptcy Code) and (ii) such executory contracts or plans as have previously been terminated (including, without limitation, any employment agreements set forth on Exhibit E to this Plan), or rejected, pursuant to a Final Order, or specifically waived by the beneficiaries of such plans, contracts, or programs.


                                      XII.

                            EFFECTIVENESS OF THE PLAN

           A.   CONFIRMATION OF THE PLAN

               The Plan can be confirmed either under section 1129(a) of the Bankruptcy Code or in a non-consensual manner under section 1129(b) of the Bankruptcy Code so long as the conditions of Section XII.B.1 have been satisfied or waived pursuant to Section XII.B.2.

           B.  EFFECTIVENESS OF THE PLAN.B. EFFECTIVENESS OF THE PLAN.

               1.     CONDITIONS PRECEDENT TO EFFECTIVENESS

               The Plan shall not become effective unless and until it has been confirmed and the following conditions have been satisfied in full or waived pursuant to Section XII.B.2: (1) the Confirmation Order in a form satisfactory to the Debtor, CSFB and the Creditors Committee shall have become a Final Order;
(2) the Effective Date shall have occurred within six months following the Petition Date; (3) the Amended Westbridge Certificate of Incorporation shall have been properly filed with the Secretary of State of the State of Delaware;
(4) all authorizations, consents and regulatory approvals (including, without limitation, any approvals required under the HSR Act or state insurance laws or regulations relating to the change in ownership of Westbridge upon the Effective
Date) required (if any) for the Plan's effectiveness shall have been obtained;
(5) the aggregate amount of Class 7 Claims in Group 7-A does not exceed $5,000,000; (6) each of the conditions to the Stock Purchase Agreement other than the occurence of the Effective Date shall have been satisfied or waived as set forth therein; (7) the aggregate amount of Administrative Claims and Priority Non-Tax Claims as of the Effective Date does not exceed $5,000,000; and
(8) the Debtor, CSFB and the Creditors Committee shall each have approved the form and substance of each of the Amended Westbridge Certificate of Incorporation, the Amended Westbridge Guarantee, the Amended Westbridge By-Laws, the New Common Stock, the New Convertible Preferred Stock, the New Warrants, the Registration Rights Agreement, the Bonus Program, the Agent Options, the Management Employment Agreements and the Officer and Director Stock Options.

               2.     WAIVER OF CONDITIONS

               Westbridge may waive any or all of the conditions set forth in
Section XII.B.1 above at any time, with the prior consent of the Creditors Committee and CSFB, without leave of or order of the Court and without any formal action.

               3.     EFFECT OF FAILURE OF CONDITIONS

               In the event that the Effective Date does not occur on or before sixty (60) days after the Confirmation Date, upon notification submitted by Westbridge to the Court: (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) Westbridge and all holders of Claims and Equity Interests shall be restored to the STATUS QUO ANTE as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred, and (d) Westbridge's obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against Westbridge or any other person or to prejudice in any manner the rights of Westbridge or any person in any further proceedings involving Westbridge.

               4.     VACATUR OF CONFIRMATION ORDER

               If an order denying confirmation of the Plan is entered, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall (a) constitute a waiver or release of any Claims against or Equity Interests in Westbridge; (b) prejudice in any manner the rights of the holder of any Claim against, or Equity Interest in, Westbridge; (c) prejudice in any manner any right, remedy or claim of Westbridge; or (d) be deemed an admission against interest by Westbridge.


                                      XIII.

                    NEW CONVERTIBLE PREFERRED STOCK PURCHASE

     A. STOCK PURCHASE AGREEMENT. As provided in the Stock Purchase Agreement, CSFB has agreed to purchase all of the issued and authorized New Convertible Preferred Stock not distributable to holders of Allowed CSFB 11% Note Claims upon the terms and subject to the conditions set forth below and in the Stock Purchase Agreement. The aggregate proceeds received by the Debtor from the exercise of such Purchase Rights shall be distributed under the Plan to fund distributions to holders of Allowed Class 6 Claims in Group 6-A.

     B. PURCHASE RIGHT. Under the Plan, each Eligible Holder (as defined below) shall be issued the right (a "PURCHASE RIGHT"), on the terms and conditions hereinafter set forth, to purchase upon exercise and satisfaction of other conditions its Pro Rata Percentage (as defined below) of the New Convertible Preferred Stock not distributed to holders of Allowed CSFB 11% Note Claims at a purchase price equal to the liquidation preference of the New Convertible Preferred Common Stock. The aggregate proceeds received by the Debtor from the exercise of such Purchase Rights shall be distributed under the Plan to fund distributions to holders of Allowed Class 6 Claims in Group 6-A.

     1. ELIGIBILITY. In order to be eligible to exercise the Purchase Right, a holder of a 7 1/2% Convertible Note must have been the record holder of such 7 1/2% Convertible Note as of May 20, 1998 and must continue to be the record holder of such 7 1/2% Convertible Note as of October __, 1998 (each such holder, an "ELIGIBLE HOLDER"). The Purchase Right is nontransferable.

     (a RIGHT AMOUNT. The Purchase Right shall entitle each Eligible Holder to purchase New Convertible Preferred Stock with a liquidation preference equal to the product of (1) such holder's Pro Rata Percentage multiplied by (2) the liquidation preference as of the Effective Date of the New Convertible Preferred Stock not distributable to holders of Allowed CSFB 11% Note Claims under Section IV.6(a)(ii). "PRO RATA PERCENTAGE" means, with respect to any Eligible Holder, its Pro Rata share (based on its holdings as of May 20, 1998 less any 7 1/2% Convertible Notes sold by it between May 20, 1998 and October __, 1998) of Class 7 Allowed Claims in Group 7-B.

     (b EXERCISE PRICE. The purchase price of the Purchase Right shall be equal to the liquidation preference of the New Convertible Preferred Stock in respect of which the Purchase Right is validly exercised (such amount, the "EXERCISE PRICE").

     (c EXERCISE NOTICE. In order to exercise the Purchase Right, each Eligible Holder must complete the Exercise Notice and return a properly completed and duly executed Exercise Notice to the Debtor no later than 5:00 p.m. on the last day of the Exercise Period. The Exercise Notice will not be deemed to have been timely delivered unless it is actually received by the Debtor prior to the last day of the Exercise Period at its address as set forth in the instructions accompanying the Exercise Notice (the "EXERCISE INSTRUCTIONS"). In order to facilitate the exercise of the Purchase Right, the Debtor has mailed to each Eligible Holder a form of Exercise Notice, together with the Exercise Instructions, following the Court's approval of the Disclosure Statement. Promptly following the last day of the Exercise Period, the Debtor shall give written notice to each Eligible Holder whose Exercise Notice was properly completed, duly executed and timely received (an "EXERCISING HOLDER") of the acceptance of its Exercise Notice and notice of the date on which the Exercise Price is required to be received by the Debtor from such Eligible Holder (such notice, a "NOTICE OF ACCEPTANCE").

     (d DETERMINATION OF VALIDITY. All questions as to eligibility of holders entitled to participate in the Purchase Right, the conformity of any Exercise Notice with the Exercise Instructions, the timeliness of the Debtor's receipt of any Exercise Notice or the validity of any Exercise Notice shall be determined by the Debtor in its sole discretion and its determination shall be final and binding. In addition, the Debtor shall have the absolute right, in its sole discretion, to reject any and all Exercise Notices determined by it not to be in proper form or not to be in conformity with any of the Exercise Instructions. No Exercise Notice shall be deemed to have validly delivered until all irregularities with respect to it have been cured or waived. The Debtor shall not be under any duty to give any holder notification of irregularities in the Exercise Notice and shall not have any liability to any holder for any failure to give such notice. The Debtor reserves the absolute right to waive any and all irregularities in any Exercise Notice whether or not similar irregularities are waived in the case of any other holder submitting an Exercise Notice. If any Exercise Notice is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when executing the Exercise Notice and, unless waived by the Debtor, proper evidence satisfactory to the Debtor, in its reasonable discretion, of such person's authority so to act must be submitted. A beneficial owner of 7 1/2% Convertible Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Purchase Right.

     (e PAYMENT. Payment of the Exercise Price shall be due on the date specified in the Notice of Acceptance (such date, the "PAYMENT DATE"), which date shall be no less than three Business Days prior to the Effective Date. Payment of the Exercise Price must be made by wire transfer of immediately available funds to the Debtor's account identified in the Acceptance Notice or by certified check delivered to the Debtor's address identified in the Acceptance Notice, in each case so as to be received by the Debtor no later than 5:00 p.m. on the Payment Date. Payment shall be held in escrow by the Debtor until the Effective Date. On the Effective Date, all monies shall be released to the Debtor from such escrow and each Exercising Holder shall receive the applicable number of shares of New Convertible Preferred Stock on the Initial Distribution Date. In the event that any Exercising Holder shall fail to deliver the Exercise Price to the Debtor on or before the Payment Date, such Exercising Holder shall be deemed to have irrevocably waived its right to participate in the Purchase Right and the Debtor's acceptance of its Exercise Notice shall be automatically rescinded without notice and of no further force or effect. In the event the Court does not confirm the Plan or the Effective Date does not occur, the offer contained herein also shall be automatically rescinded without notice and of no further force and effect and any money received by the Debtor hereunder shall promptly be returned to the applicable Exercising Holder.

Dated:       Fort Worth, Texas
             September 16, 1998


                                        WESTBRIDGE
                                       CAPITAL CORP.



                                      By:
                                        /S/ PATRICK J. MITCHELL
                                      Name: Patrick J. Mitchell
                                            Title:  President

Doc#:DS5:39778.10
                                                               EXHIBIT A TO PLAN


                             SUMMARY OF TERMS OF NEW
                           CONVERTIBLE PREFERRED STOCK




New Convertible Preferred Stock:                100% of the issued and authorized New Convertible
                                                Preferred Stock of the Debtor will be distributed to
                                                holders of Allowed CSFB 11% Note Claims or purchased
                                                under the Stock Purchase Agreement or Purchase Rights.
                                                The aggregate purchase price for the New Convertible
                                                Preferred Stock shall equal the Allowed Amount of the 11%
                                                Note Claims as of the Effective
                                                Date (excluding the CSFB 11%
                                                Note Claims).


Dividend:                                       Annual cumulative dividend rate of 10.25% (the dividends
                                                shall compound on an annual basis).   Dividends will be
                                                paid in additional shares of New Convertible Preferred
                                                Stock (the "DIVIDEND STOCK").  The Dividend Stock shall
                                                have the same terms as the New Convertible Preferred
                                                Stock.


Conversion:                                     Initially convertible into 41.4% of the New Common Stock,
                                                based on an Effective Date of December 31, 1998. The
                                                Allowed Amount of the 11% Note Claims will increase after
                                                the Petition Date as a result of the continued accrual of
                                                interest during the pendency of the Chapter 11 Case.  The
                                                amount of New Convertible Preferred Stock which the
                                                Debtor intends to issue to fund distributions to holders
                                                of the 11% Note Claims is based on the Allowed Amount of
                                                the 11% Note Claims assuming an Effective Date of
                                                December 31, 1998.  Consequently, the Debtor will need to
                                                issue additional New Convertible Preferred Stock if the
                                                Effective Date does not occur by December 31, 1998.  If
                                                the issuance of additional New Convertible Preferred
                                                Stock is required, such additional New Convertible
                                                Preferred Stock will be convertible into additional New
                                                Common Stock, thus increasing the percentage of New
                                                Common Stock which the New Convertible Preferred Stock
                                                may be initially converted to.  Each issuance of Dividend
                                                Stock after the Effective Date shall also cause an
                                                increase in the percentage of New Common Stock into which
                                                the New Convertible Preferred Stock will be convertible
                                                to.


Redemption:                                     Reorganized Westbridge shall be required to redeem 100%
                                                of the then outstanding New Convertible Preferred Stock
                                                on the fifth anniversary of the Effective Date.



Doc#:DS5:39778.10

                                                                    CONFIDENTIAL

                                                               EXHIBIT B TO PLAN



                               SUMMARY OF TERMS OF
                                  NEW WARRANTS




WARRANTS:        Warrants to purchase up to 7% of the issued and outstanding
                 New Common Stock, on a fully diluted basis.


EXERCISE PRICE:  Based on Enterprise Valuation of $95 million.


TERM: The New Warrants shall expire on the fifth anniversary of the Effective Date.


OTHER TERMS:     Such other customary terms (including anti-dilution provisions)
                 as may be mutually agreeable to the Debtor, CSFB and the Creditors Committee.

                                                               EXHIBIT C TO PLAN





                            STOCK PURCHASE AGREEMENT



                      Included as Exhibit 10.2 filed hereto

                                                               EXHIBIT D TO PLAN


                         LIST OF OFFICERS AND DIRECTORS




                               Stephen D. Davidson
                                Dennis A. Weverka
                                James W. Thigpen
                                Michael D. Norris
                               Margaret A. Megless

                                                               EXHIBIT E TO PLAN


                          LIST OF EMPLOYMENT AGREEMENTS




     * Employment Contract between Westbridge Capital Corp. and Stephen D. Davidson

     *    Employment  Contract between  Westbridge  Capital Corp. and Michael D.
          Norris

     *    Employment  Contract  between  Westbridge  Capital Corp. and Dennis A.
          Weverka

     *    Employment  Contract  between  Westbridge  Capital  Corp and Margie A.
          Megless

     * Employment Agreement, dated as of April 1, 1996, by and among Westbridge Capital Corp., National Foundation Life Insurance Company and James W. Thigpen

     * Employment Agreement, dated as of April 1, 1996, by and among Westbridge Capital Corp., National Foundation Life Insurance Company and Martin E. Kantor

Doc#:DS5:39778.10

                                                                    CONFIDENTIAL
                                       iv




                                TABLE OF CONTENTS

                                                                                                      PAGE #



I.         DEFINITIONS AND CONSTRUCTION OF TERMS......................................................   1

II.        CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS..............................................  18
           INTRODUCTION...............................................................................  18
               1. UNCLASSIFIED CLAIMS (NOT ENTITLED TO VOTE ON THE PLAN)..............................  18
               2. UNIMPAIRED CLASSES OF CLAIMS (DEEMED TO HAVE ACCEPTED THE
                      PLAN AND, THEREFORE, NOT ENTITLED TO VOTE ON THE PLAN...........................  18
               3. IMPAIRED CLASSES OF CLAIMS AND INTERESTS (ENTITLED TO VOTE
                      ON THE PLAN)....................................................................  19
               4. IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS (DEEMED
                      TO HAVE REJECTED THE PLAN AND, THEREFORE, NOT ENTITLED TO
                      VOTE ON THE PLAN)...............................................................  20

III.       TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS.........................  20
               1. ADMINISTRATIVE CLAIMS...............................................................  20
               2. PROFESSIONAL COMPENSATION AND REIMBURSEMENT CLAIMS..................................  21
               3. PRIORITY TAX CLAIMS.................................................................  21

IV.        TREATMENT OF CLAIMS AND EQUITY INTERESTS...................................................  22
               1. CLASS 1 - PRIORITY NON-TAX CLAIMS...................................................  22
               2. CLASS 2 - LASALLE CLAIM.............................................................  22
               3. CLASS 3 - CONVENIENCE CLAIMS........................................................  22
               4. CLASS 4 - SECURED CLAIMS............................................................  23
               5. CLASS 5 - INTERCOMPANY CLAIMS.......................................................  23
               6. CLASS 6 - UNSECURED 11% NOTE CLAIMS.................................................  24
               7. CLASS 7 - OTHER UNSECURED CLAIMS....................................................  24
               8. CLASS 8-OLD NOTEHOLDER SECURITIES CLAIMS............................................  25
               9. CLASS 9 - OLD PREFERRED STOCK INTERESTS.............................................  26
               10.CLASS 10 - OLD COMMON STOCK INTERESTS AND OLD RESTRICTED
                      COMMON STOCK INTERESTS..........................................................  27
               11.CLASS 11 - OLD STOCKHOLDER SECURITIES CLAIMS........................................  28
               12.CLASS 12 - UNVESTED OLD RESTRICTED COMMON STOCK INTERESTS...........................  29
               13.CLASS 13 - OLD WARRANT INTERESTS....................................................  30
               14.CLASS 14 - OLD OPTION INTERESTS.....................................................  30

V.         PROVISIONS REGARDING CORPORATE GOVERNANCE AND MANAGEMENT OF REORGANIZED WESTBRIDGE.........  30
           A.  DIRECTORS AND OFFICERS OF REORGANIZED WESTBRIDGE.......................................  30
               1. THE INITIAL BOARD OF DIRECTORS......................................................  30
               2. MANAGEMENT OF REORGANIZED WESTBRIDGE................................................  30
               3. OFFICERS............................................................................  31
           B.  CORPORATE ACTION.......................................................................  31
           C.  SECURITIES TO BE ISSUED PURSUANT TO THE PLAN...........................................  31
               1. NEW COMMON STOCK....................................................................  31
               2. NEW CONVERTIBLE PREFERRED STOCK.....................................................  32
               3. THE NEW WARRANTS....................................................................  32
               4. SECURITIES LAWS MATTERS.............................................................  33
           D.  RETENTION AND INCENTIVE BONUS PROGRAM..................................................  33
           E.  MARKETING AGENT STOCK OPTIONS..........................................................  33
           F.  OFFICER AND DIRECTOR STOCK OPTIONS.....................................................  33

VI.        PROVISIONS REGARDING VOTING AND DISTRIBUTIONS
           UNDER THE PLAN AND TREATMENT OF DISPUTED,
           CONTINGENT AND UNLIQUIDATED ADMINISTRATIVE
           CLAIMS, CLAIMS AND EQUITY INTERESTS........................................................  34
           A.  VOTING OF CLAIMS AND EQUITY INTERESTS..................................................  34
           B.  NONCONSENSUAL CONFIRMATION.............................................................  34
           C.  DISTRIBUTIONS..........................................................................  34
               1. METHOD OF DISTRIBUTION UNDER THE PLAN...............................................  34
               2. DISPUTED GENERAL UNSECURED CLAIMS...................................................  35
               3. SURPLUS DISTRIBUTIONS TO HOLDERS OF ALLOWED UNSECURED CLAIMS........................  36
               4. OBJECTIONS TO AND RESOLUTION OF ADMINISTRATIVE CLAIMS
                      AND CLAIMS; ADMINISTRATIVE AND PRIORITY CLAIMS RESERVE..........................  37
               5. HART-SCOTT-RODINO ACT FILING REQUIREMENTS...........................................  38
               6. ALLOCATION OF CONSIDERATION.........................................................  38
               7. SECURITIES LITIGATION RESERVE.......................................................  38
               8. Cancellation and Surrender of Existing Securities
                      and Agreements..................................................................  39

VII.       IMPLEMENTATION AND EFFECT OF CONFIRMATION OF THIS PLAN.....................................  40
           A.  REGISTRATION RIGHTS AGREEMENT..........................................................  40
           B.  CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS IN REORGANIZED WESTBRIDGE..........  40
           C.  TERMINATION OF SUBORDINATION RIGHTS....................................................  41
           D.  DISCHARGE OF WESTBRIDGE................................................................  41
           E.  INJUNCTION.............................................................................  42
           F.  PRESERVATION/WAIVER OF CAUSES OF ACTION................................................  42
               1. PRESERVATION OF RIGHTS..............................................................  42
               2. WAIVER OF CAUSES OF ACTION..........................................................  43
           G.  VOTES SOLICITED IN GOOD FAITH..........................................................  43
           H.  ADMINISTRATIVE CLAIMS INCURRED AFTER THE CONFIRMATION DATE.............................  43
           I.  WESTBRIDGE'S LIMITED RELEASE...........................................................  43
           J.  EXCULPATION, RELEASE AND INJUNCTION OF RELEASED PARTIES................................  44
               1. EXCULPATION.........................................................................  44
               2. INJUNCTION..........................................................................  44
           K.  RELEASE OF OFFICERS AND DIRECTORS; WAIVER OF CLAIMS....................................  45
               1. WAIVER OF CLAIMS; COVENANT NOT TO SUE...............................................  45
               2. LIMITED RELEASES....................................................................  46
           L.   TERM OF BANKRUPTCY INJUNCTION OR STAYS................................................  46

VIII.      RETENTION OF JURISDICTION..................................................................  47

IX.        MISCELLANEOUS PROVISIONS...................................................................  48
           A.  PAYMENT OF STATUTORY FEES..............................................................  48
           B.  DISSOLUTION OF CREDITORS COMMITTEE.....................................................  48
           C.  MODIFICATION OF THE PLAN...............................................................  48
           D.  GOVERNING LAW..........................................................................  48
           E.  FILING OR EXECUTION OF ADDITIONAL DOCUMENTS............................................  48
           F.  WITHHOLDING AND REPORTING REQUIREMENTS.................................................  49
           G.  EXEMPTION FROM TRANSFER TAXES..........................................................  49
           H.  WAIVER OF FEDERAL RULE OF CIVIL PROCEDURE 62(A)........................................  49
           I.  HEADINGS...............................................................................  49
           J.  EXHIBITS/SCHEDULES.....................................................................  49
           K.  NOTICES................................................................................  49
           L.  PLAN SUPPLEMENT........................................................................  50
           M.  CONFLICT...............................................................................  50

X.         EXECUTORY CONTRACTS AND UNEXPIRED LEASES...................................................  50

XI.        BENEFIT PLANS..............................................................................  51

XII.       EFFECTIVENESS OF THE PLAN..................................................................  51
           A.  CONFIRMATION OF THE PLAN...............................................................  51
           B.  EFFECTIVENESS OF THE PLAN..............................................................  52
               1. CONDITIONS PRECEDENT TO EFFECTIVENESS...............................................  52
               2. WAIVER OF CONDITIONS................................................................  52
               3. EFFECT OF FAILURE OF CONDITIONS.....................................................  52
               4. VACATUR OF CONFIRMATION ORDER.......................................................  53

XIII.      NEW CONVERTIBLE PREFERRED STOCK PURCHASE...................................................  53
           A.  Stock Purchase Agreement...............................................................  53
           B.  PURCHASE RIGHT.  ......................................................................  53
               1. ELIGIBILITY.........................................................................  53


Doc#:DS5:63211.4
                                                                    EXHIBIT 10-1


                                    AGREEMENT

                  This Agreement (the "Agreement"), dated as of September 15, 1998, by and among Westbridge Capital Corp., a Delaware corporation ("Westbridge"), and each of the undersigned holders (each, a "Consenting Holder") of debt securities (each, a "Claim") issued by Westbridge under one of the instruments listed on Schedule I (the "Existing Agreements").

                                   WITNESSETH:

                  WHEREAS, Westbridge and an Ad Hoc Committee of Westbridge Creditors (the "Committee") have engaged in good faith negotiations with the objective of reaching an agreement with regard to restructuring the indebtedness outstanding under the Existing Agreements;

                  WHEREAS, Westbridge and the Consenting Holders now desire to implement a financial restructuring of Westbridge (the "Financial
Restructuring") on terms substantially in accordance with the draft plan of reorganization attached hereto as Appendix I (the "Draft Plan").

                  WHEREAS, in order to implement the Financial Restructuring, Westbridge has agreed, on the terms and conditions of this Agreement, to prepare and file a disclosure statement (the "Disclosure Statement") and plan of reorganization (the "Pre-Negotiated Plan") in a case (the "Chapter 11 Case") filed under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") and to use its best efforts to have such Disclosure Statement approved and such Pre-Negotiated Plan confirmed by the Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), in each case as expeditiously as possible under the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court (collectively, the "Rules"); and

                  WHEREAS, in order to expedite the implementation of the Financial Restructuring, each of the Consenting Holders is prepared to commit, on the terms and subject to the conditions of this Agreement to vote to accept the Pre-Negotiated Plan and to perform its other obligations hereunder.

                  NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Westbridge and each Consenting Holder hereby agree as follows:

                  1. FORBEARANCE. So long as no "Agreement Termination Event" or "Westbridge Termination Event" (each as defined in Section 4 of this Agreement) shall have occurred and be continuing, each of the Consenting Holders hereby agrees to forbear from the exercise of any rights or remedies it may have under the Existing Agreements, applicable law or otherwise with respect to any default arising under the Existing Agreements during the period commencing on the date hereof and ending on the date on which this Agreement is terminated in accordance with its terms.

Doc#:DS5:63211.4



             2. VOTING: RESTRICTION ON TRANSFER. Each of the Consenting Holders represents that, as of the date hereof, it is the beneficial owner of, and/or the investment adviser or manager for the beneficial owners (with the power to vote and dispose of such Claims on behalf of such beneficial owners) of, the Claims set forth on Schedule 2 hereto (for each such Consenting Holder, the "Relevant Claims"). Each of the Consenting Holders agrees that, subject to the conditions that (i) the Disclosure Statement shall have been approved by the Bankruptcy Court; (ii) the Disclosure Statement as so approved is not materially inconsistent with the draft disclosure statement provided by Westbridge to the Consenting Holders on or about September 14, 1998 (the "Draft Disclosure Statement"); (iii) the material terms of the Pre-Negotiated Plan are the terms set forth in the Draft Plan; (iv) the material terms of each of the employment agreements between Westbridge and each of Patrick J. Mitchell and Patrick H. O'Neill, respectively, and each of the Definitive Agreements (as defined below) and any amendment thereto shall be reasonably satisfactory to it; and (v) the material terms of any amendment to the Settlement Agreement and Mutual Release, dated as of September 15, 1998, among Westbridge, Martin E. Kantor and National Life Insurance Company entered into after such date shall be reasonably satisfactory to it; it shall (a) timely vote its Relevant Claims (and, so long as no Agreement Termination Event or Westbridge Termination Event shall have occurred, not revoke or withdraw such vote) to accept the Pre-Negotiated Plan,
(b) not take any action directly or indirectly to delay, prevent or frustrate confirmation of the Pre-Negotiated Plan, and (c) refrain from supporting directly or indirectly any other proposed plan of reorganization or recapitalization transaction for Westbridge; PROVIDED, HOWEVER, that nothing contained herein shall limit the ability of any Consenting Holder to consult with Westbridge, or to appear and be heard, concerning any matter arising in the Chapter 11 Case.

             Each of the Consenting Holders hereby agrees that, so long as this Agreement has not been terminated, it shall not sell, transfer or assign any of the Relevant Claims or any option thereon or any right or interest (voting or otherwise) therein, unless the transferee thereof agrees in writing to be bound by all the terms of this Agreement by executing a counterpart signature page of this Agreement and the transferor provides Westbridge with a copy thereof.

             3. WESTBRIDGE AGREEMENTS. Subject in each case to the proper exercise by Westbridge of its fiduciary duties, Westbridge hereby agrees to use its best efforts to obtain an order of the Bankruptcy Court approving the Disclosure Statement (the "Disclosure Statement Order") and thereafter to take all reasonable steps necessary and desirable to obtain an order of the Bankruptcy Court confirming the Pre-Negotiated Plan (the "Confirmation Order") and to consummate the Pre-Negotiated Plan, in each case, as expeditiously as possible under the Bankruptcy Code and the Rules. Westbridge further agrees to
(a) consult with the Committee and Credit Suisse First Boston Corporation ("CSFB") or their respective representatives prior to taking any significant action in connection with the Chapter 11 Case and (b) obtain the prior approval of the Committee and CSFB or their respective representatives of the form and substance of any material pleading, motion, order or agreement to be filed with the Bankruptcy Court that relate to matters likely to (i) affect the form or value of the consideration to be distributed under the Pre-Negotiated Plan or
(ii) substantially delay the effectiveness thereof, including, without limitation, each of the Definitive Documents, the Pre-Negotiated Plan, the Disclosure Statement, the Confirmation Order and the Disclosure Statement Order, in each case subject to the need to respond immediately to matters which may arise an emergency basis. In the event of any matter so arising on an emergency basis, Westbridge shall notify the Committee and CSFB of any actions taken or proposed to be taken with respect thereto as expeditiously as possible.

             4. TERMINATION OF AGREEMENT. Except as set forth in Section 14 hereof, this Agreement shall terminate automatically upon the occurrence of any "Westbridge Termination Event" or any "Agreement Termination Event" (as hereinafter defined), unless the occurrence of such Agreement Termination Event is waived in writing by Consenting Holders holding or managing at least fifty-one percent (51%) of the Relevant Claims; PROVIDED, that no such waiver shall extend the time for performance of any of Westbridge's obligations under
Section 3 hereof to a date after January 15, 1999 without the consent of all of the Consenting Holders. If any Agreement Termination Event occurs (and has not been waived) or any Westbridge Termination Event occurs at the time when permission of the Bankruptcy Court shall be required for a Consenting Holder to change or withdraw (or cause to be changed or withdrawn) its votes to accept the Pre-Negotiated Plan, Westbridge shall not, subject to its fiduciary duties as a debtor in possession, oppose any attempt by such Consenting Holder to change or withdraw (or cause to be changed or withdrawn) such votes at such time. Upon the occurrence of an Agreement Termination Event or a Westbridge Termination Event, each of the Consenting Holders shall have all rights and remedies available to it under the Existing Agreements, applicable law or otherwise with respect to any default under the Existing Agreements that may have occurred at any time prior to such event and which default is still continuing.

             An "Agreement Termination Event" shall mean any of the following:

          (a) The Effective Date (as defined therein) of the Pre-Negotiated Plan shall have occurred;

          (b) The Chapter 11 Case to implement the Financial Restructuring through confirmation of the Pre-Negotiated Plan shall not have been commenced by September 30, 1998;

          (c) The Disclosure Statement or a version thereof which is not materially inconsistent with the Draft Plan shall not have been approved by the Bankruptcy Court by November 30, 1998;

          (d) The Pre-Negotiated Plan or a version thereof which is not materially inconsistent with the Draft Plan shall not have been confirmed by the Bankruptcy Court and substantially consummated in accordance with its terms by January 30, 1999;

          (e) Westbridge breaches any material provision of this Agreement, including, but not limited to, ceasing to use its best efforts to obtain approval of the Disclosure Statement and/or confirmation and consummation of the Pre-Negotiated Plan;

          (f) (i) A material adverse change in the operations or business of Westbridge and its subsidiaries (taken as a whole) shall have occurred since the date hereof other than commencement of the Chapter 11 Case or
     (ii) any event affecting generally and materially adversely the industry in which Westbridge and its subsidiaries (taken as a whole) conduct their business which would materially and adversely affect the ability of Westbridge and its subsidiaries (taken as a whole) to operate their business;

          (g) Westbridge shall have received a bona fide written plan proposal from a credible third party, which proposal shall not be subject to material conditions that would materially delay the effectiveness of the Pre-Negotiated Plan, and which proposal shall include, among others, the following terms: (i) each holder of an 11% Note Claim shall receive cash in an amount equal to the Allowed amount of such Claim; (ii) each holder of a Credit Suisse 11% Note Claim shall receive Cash in an amount equal to the Allowed amount of such Claim; and (iii) taking into account all other elements of such proposal, each other holder of an Allowed Claim against or Equity interest in Westbridge shall receive distributions of a value equal to or greater than those at the high end of the range provided for by the Pre-Negotiated Plan as described in the Draft Disclosure Statement; or

          (h) Any of the  conditions  set forth in clauses  (i)  through  (v) of
     Section 2 hereof shall not have been satisfied by Westbridge.

             In addition, Westbridge shall have the right to terminate this Agreement by the giving of written notice thereof to each of the Consenting Holders, upon the receipt by Westbridge of binding commitments reasonably satisfactory to the Consenting Holders in all material respects for new debt and/or equity financing from one or more creditworthy entities in amounts sufficient to repay all amounts outstanding under the Existing Agreements in full and in cash (a "Westbridge Termination Event"). Upon the occurrence of any Agreement Termination Event, unless such Agreement Termination Event is waived in accordance with the terms hereof, or upon the occurrence of a Westbridge Termination Event, this Agreement shall terminate and no party hereto shall have any continuing liability or obligation to any other party hereunder, except as otherwise provided in Section 13; PROVIDED, THAT, no such termination shall relieve any party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination.

             5. GOOD FAITH NEGOTIATION OF FINANCIAL RESTRUCTURING DOCUMENTS. Westbridge and each Consenting Holder which is a member of the Committee hereby further covenants and agrees to negotiate the definitive documents (the "Definitive Agreements") relating to the Financial Restructuring, including, without limitation, the form of the New Common Stock, New Convertible Preferred Stock, New Warrants, Employee and Director Stock Options and Agent Options (as defined in the Financial Restructuring), in good faith.

             6. REPRESENTATIONS AND WARRANTIES. Westbridge, on the one hand, and each of the Consenting Holders on the other, represents and warrants to each other that the following statements are true, correct and complete as of the date hereof.

                      (a) POWER AND AUTHORITY. It has all requisite corporate or other power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

                      (b) AUTHORIZATION. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or other action on its part;

                      (c) NO CONFLICTS. The execution, delivery and performance by it of this Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its Certificate of Incorporation, bylaws or other organizational documents or those of any of its subsidiaries or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party or under its certificate of incorporation, by-laws or other organizational documents;

                      (d) GOVERNMENTAL CONSENTS. The execution, delivery and performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any Federal, state or other governmental authority or regulatory body, except such filings and approvals as may be required under applicable state insurance laws and regulations, such filings as may be necessary and/or required for disclosure by the Securities and Exchange Commission and in connection with the commencement of the Chapter 11 Case, the approval of the Disclosure Statement and confirmation of the Pre-Negotiated Plan; and

                      (e) BINDING OBLIGATION. This Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditor's rights generally or by equitable principles relating to enforceability.

             7. FURTHER ACQUISITION OF SECURITIES. This Agreement shall in no way be construed to preclude the Consenting Holders from acquiring additional Claims. However, any such additional Claims so acquired shall automatically be deemed to be Relevant Claims and to be subject to the terms of this Agreement. The Consenting Holders shall in each case promptly advise Westbridge of the acquisition of any such additional Claims and Westbridge shall prepare and circulate to the relevant Consenting Holder a revised and restated version of
Schedule 2 hereto with respect to such Consenting Holder.

             8. EFFECTIVENESS; AMENDMENTS; CONSENTING HOLDERS. This Agreement shall not become effective and binding on the parties hereto unless and until counterpart signature pages hereto shall have been executed and delivered by Westbridge and Consenting Holders holding Claims which constitute in the aggregate at least a majority of the principal amount of the indebtedness outstanding under each of the Existing Agreements. Once effective, this Agreement may not be modified (except as provided in Section 4), amended or supplemented as to any Consenting Holder except in writing signed by Westbridge and such Consenting Holder.

             9. DISCLOSURE OF INDIVIDUAL HOLDINGS. Unless required by applicable law or regulation, Westbridge shall not disclose any Consenting Holder's holdings of Relevant Claims, without the prior written consent of such Consenting Holder, and if such announcement or disclosure is so required by law or regulation, Westbridge shall afford the Consenting Holders a reasonable opportunity to review and comment upon any such announcement or disclosure prior to Westbridge's making such announcement or disclosure. The foregoing shall not prohibit Westbridge from disclosing the approximate aggregate holdings of Claims by the Consenting Holders as a group.

             10. IMPACT OF APPOINTMENT TO CREDITORS COMMITTEE. Notwithstanding anything herein to the contrary, in the event that any Consenting Holder is appointed to and serves on an official committee of creditors in the Chapter 11 Case, the terms of this Agreement shall not be construed so as to limit such Consenting Holder's exercise (in its sole discretion) of its fiduciary duties to any person arising from its service on such committee, and any such exercise (in the sole discretion of such Consenting Holder) of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement (but the fact of such service on such committee shall not otherwise affect the continuing validity or enforceability of this Agreement). So long as no Agreement Termination Event or Westbridge Termination Event shall have occurred and this Agreement remains in effect, the foregoing shall not modify or limit the obligations of the Consenting Holders to vote their Relevant Claims and to take the other actions set forth in Section 2 hereof.

             11. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in any federal court of competent jurisdiction in the District of Delaware. By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of such courts, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing consent to Delaware jurisdiction, upon the commencement of the Chapter 11 Case, each of the parties hereto hereby agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

             12. SPECIFIC PERFORMANCE. It is understood and agreed by each of the parties hereto that money damages would not be a sufficient remedy for any breach of this Agreement by any party (other than a breach by Westbridge of Section 13 hereof) and each nonbreaching party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach.

             13. FEES AND EXPENSES. Westbridge shall reimburse each Consenting Holder which is a member of the Committee for all of its out of pocket costs and expenses incurred through the Commencement Date in respect of the fees and expenses of the Committee's financial and legal advisors in accordance with Westbridge's respective agreements with such firms (the "Expenses"). In addition, in the event any party brings an action against any other party based upon a breach by such other party of its obligations hereunder, the prevailing party shall be entitled to all reasonable expenses incurred, including reasonable attorneys', accountants' and financial advisers' fees in connection with such action.

             14. SURVIVAL. Notwithstanding the sale of the Relevant Claims in accordance with Section 2 hereof or the termination of the Consenting Holders' obligations hereunder in accordance with Section 4 hereof, Westbridge's obligations and agreements set forth in Sections 9 and 13 (with respect to Expenses incurred through the date of such termination) hereof shall survive such termination and shall continue in full force and effect for the benefit of the Consenting Holders in accordance with the terms hereof.

             15. HEADINGS. The headings of the sections, paragraphs and subsections of this Agreement. are inserted for convenience only and shall not affect the interpretation hereof.

             16. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of the parties and their respective successors, assigns, heirs, executors, administrators and representatives. The agreements, representations and obligations of the Consenting Holders under this Agreement are, in all respects, several and not joint.

             17. PRIOR NEGOTIATIONS. This Agreement and Appendix 1 supersede all prior negotiations with respect to the subject matter hereof.

             18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

             19. NO THIRD-PARTY BENEFICIARIES. Unless expressly stated herein, this Agreement shall be solely for the benefit of the parties hereto and no other person or entity shall be a third-party beneficiary hereof.

             20. CONSIDERATION. It is hereby acknowledged by the parties hereto that no consideration shall be due or paid to the Consenting Holders for their agreement to vote to accept the Pre-Negotiated Plan in accordance with the terms and conditions of this Agreement other than Westbridge's agreement to commence the Chapter 11 Case, to use its best efforts to obtain approval of the Disclosure Statement and to take all steps necessary and desirable to confirm and consummate the Pre-Negotiated Plan in accordance with the terms and conditions of this Agreement.

             IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

                            WESTBRIDGE CAPITAL CORP.


                             By: /S/ PATRICK J. MITCHELL
                              Name:  Patrick J. Mitchell
                              Title:  President

                            111 Seventh Street, Suite 306
                            Fort Worth, Texas 76102
                            Telephone: (817) 878-3300
                            Facsimile: (817) 878-3672

                                CONSENTING HOLDER
                       [Fill in the name of entity below);
                        --------------------------------


                              By: /S/ ALEX LAGETKO
                              Name:  Alex Lagetko
                              Title:  Director

                              Credit Suisse First Boston Corporation
                              11 Madison Avenue, 4th Floor
                              New York, New York  10010
                              Telephone:    (212) 325-3810
                              Facsimile:     (212) 325-8290




NY1:#3179319v10




NY1:#3179319v10

                                                                    EXHIBIT 10.2


                  STOCK PURCHASE AGREEMENT (this "AGREEMENT"), dated as of September 15, 1998, by and between WESTBRIDGE CAPITAL CORP., a Delaware corporation (the "COMPANY"), and CREDIT SUISSE FIRST BOSTON CORPORATION, a Massachusetts corporation (the "PURCHASER").

                  WHEREAS, pursuant to the Company's plan of reorganization (as amended from time to time, the "PRE-NEGOTIATED PLAN") in a case (the "CHAPTER 11 CASE") being filed on the date hereof under chapter 11 of title 11 of the United States Code (the "BANKRUPTCY CODE"), the Company intends to issue purchase rights (the "PURCHASE RIGHTS") to the holders of its outstanding 7 1/2% Convertible Subordinated Notes Due 2004 (the "CONVERTIBLE SUBORDINATED NOTES") entitling such holders to purchase newly issued shares (the "PREFERRED SHARES") of Series A Cumulative Convertible Redeemable Preferred Stock of the Company (the "CONVERTIBLE PREFERRED STOCK"), the proceeds of which will be used by the Company to fund distributions to certain of the holders of its outstanding 11% Senior Subordinated Notes Due 2002 (the "SENIOR SUBORDINATED NOTES") in accordance with the Pre-Negotiated Plan; and

                  WHEREAS, the Purchaser is the holder of approximately 55% of the Convertible Subordinated Notes and desires to purchase from the Company its PRO RATA share of the Preferred Shares, as well as any other Preferred Shares which are not purchased by the other holders of the Convertible Subordinated Notes in accordance with the Pre-Negotiated Plan, all on the terms and subject to the conditions contained in this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                 PURCHASE AND SALE OF PREFERRED SHARES; CLOSING

SECTION 1.01        PURCHASE AND SALE OF PREFERRED SHARES.

  On the terms and subject to the conditions set forth in this Agreement, the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Purchaser, on the Closing Date (as defined herein) (i) such number of Preferred Shares as Purchaser shall be entitled to purchase pursuant to the Purchase Rights granted to Purchaser under the Pre-Negotiated Plan, and (ii) such additional number of Preferred Shares as shall equal the aggregate number of the remaining Preferred Shares which are not being purchased on such date pursuant to the Pre-Negotiated Plan by the other holders of Convertible Subordinated Notes pursuant to the Purchase Rights granted to such holders in accordance with the Pre-Negotiated Plan. The purchase price for each Preferred Share shall be the stated liquidation preference per Preferred Share as set forth in the Certificate of Incorporation (as defined herein) (the "SHARE PURCHASE PRICE"), payable in immediately available funds at the Closing as provided in SECTION 1.04 hereof.

SECTION 1.02 TIME AND PLACE OF CLOSING. Subject to the satisfaction or waiver on the Closing Date of the conditions set forth in SECTION 1.03 below, the closing of the purchase and sale of Preferred Shares under this Agreement (the "CLOSING") will take place on the effective date of the Pre-Negotiated Plan (the "CLOSING DATE") at 10:00 a.m. New York City time at the offices of Milbank, Tweed, Hadley & McCloy, New York, New York or at such other time and location as the parties may mutually establish.

SECTION 1.03        CONDITIONS TO CLOSING.

                  (a) The obligation of the Purchaser to purchase the number of Preferred Shares set forth in this Agreement to be purchased by it hereunder on the Closing Date is subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Purchaser in its sole discretion):

                  (i) Each representation and warranty made by the Company in this Agreement (other than those made as of a specified earlier date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date, and the Company shall have delivered to the Purchaser a certificate, dated the Closing Date and executed in the name and on behalf of the Company by its President or any Vice President, to such effect.

                  (ii) The Company shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company at or before the Closing Date, and the Company shall have delivered to the Purchaser a certificate, dated the Closing Date and executed in the name and on behalf of the Company by its President or any Vice President, to such effect.

                  (iii) The Pre-Negotiated Plan shall have been confirmed and shall have become effective in accordance with its terms, and the material terms of the Pre-Negotiated Plan shall be substantially the same as the material terms contained in the draft plan of reorganization attached hereto as Appendix I (the "Draft Plan").

                  (iv) Between the date hereof and the Closing Date, there shall not have occurred (x) any material adverse change in the operations or business of the Company and its subsidiaries (taken as a whole), other than the commencement of the Chapter 11 Case or (y) any event affecting generally and materially adversely the industry in which the Company and its subsidiaries (taken as a whole) conduct their business which would materially and adversely affect the ability of the Company and its subsidiaries (taken as a whole) to operate their business.

                  (v) The Registration Rights Agreement (as such term is defined in the Pre-Negotiated Plan) shall have been executed and delivered by the Company, and the material terms of the Registration Rights Agreement shall be substantially the same as the material terms contained in the registration rights agreement attached hereto as Appendix II.

                  (b) The obligation of the Company to sell Preferred Shares to the Purchaser hereunder is subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Purchaser in its sole discretion):

                  (i) Each representation and warranty made by the Purchaser in this Agreement (other than those made as of a specified earlier date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date, and the Purchaser shall have delivered to the Company a certificate, dated the Closing Date and executed in the name and on behalf of the Purchaser by its President or any Vice President, to such effect.

                  (ii) The Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Purchaser on or before the Closing Date, and the Purchaser shall have delivered to the Company a certificate, dated the Closing Date and executed in the name and on behalf of the Purchaser by its President or any Vice President, to such effect.

                  (iii) The Pre-Negotiated Plan shall have been confirmed and shall have become effective in accordance with its terms, and the material terms of the Pre-Negotiated Plan shall be substantially the same as the material terms contained in the Draft Plan.

                  (iv) Between the date hereof and the Closing Date, there shall not have occurred (x) any material adverse change in the operations or business of the Company and its subsidiaries (taken as a whole), other than the commencement of the Chapter 11 Case or (y) any event affecting generally and materially adversely the industry in which the Company and its subsidiaries (taken as a whole) conduct their business which would materially and adversely affect the ability of the Company and its subsidiaries (taken as a whole) to operate their business.

                  (v) The Registration Rights Agreement shall have been executed and delivered by the Purchaser, and the material terms of the Registration Rights Agreement shall be substantially the same as the material terms contained in the registration rights agreement attached hereto as Appendix II.

SECTION 1.04 ISSUANCE OF AND PAYMENT FOR THE PREFERRED SHARES. At the Closing,
(i) the Company shall issue and deliver to the Purchaser a certificate or certificates, registered in the name of the Purchaser, representing the aggregate number of Preferred Shares being purchased by the Purchaser pursuant to SECTION 1.01, and (ii) the Purchaser shall pay to the Company, by wire transfer of immediately available funds to an account designated in writing by the Company at least two Business Days prior to the Closing Date, an amount equal to the Share Purchase Price multiplied by the aggregate number of Preferred Shares being purchased by the Purchaser hereunder.

SECTION 1.05        RESTRICTIVE LEGEND.

(a) In addition to any legend required by the General Corporation Law of the State of Delaware, each certificate evidencing the Preferred Shares issued at Closing, any shares of the Company's Common Stock issued upon conversion thereof and any shares of capital stock of the Company issued with respect thereto (the "RESTRICTED SECURITIES"), will bear the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY SHARES OF THE COMPANY'S COMMON STOCK ISSUED UPON CONVERSION THEREOF, OR APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, SUCH SHARES MAY NOT BE TRANSFERRED, SOLD, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH LAWS, AND UNTIL A SATISFACTORY CERTIFICATE HAS BEEN FURNISHED TO THE COMPANY AS TO SUCH EXEMPTION."

(b) Following the Closing Date, upon delivery to the Company by a Holder of a certificate, in form and substance reasonably satisfactory to the Company and duly executed by an authorized officer of the Holder, to the effect that the Restricted Securities have been transferred (i) pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission (the "SEC") and was, at the time of such sale or other transfer, effective under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "SECURITIES ACT") or (ii) without registration pursuant to a transaction which complies with the requirements of Rule 144, the Company will, or will instruct its transfer agent to, issue upon surrender of the certificates representing such Restricted Securities, one or more new certificates evidencing the Restricted Securities so transferred, which new certificates will not bear the legend set forth in paragraph (a) above. Other than with respect to any sale or other transfer for which any such certificate has been received by the Company or for which the Company has received a reasonably satisfactory opinion of counsel to the effect that such sale or other transfer is not required to be registered under the Securities Act or applicable state securities laws, the Company or the Company's transfer agent at the Company's instruction may refuse to transfer Restricted Securities on the transfer books of the Company and any such transfer shall be null and void.

(c) The holder of certificates representing Restricted Securities bearing the legend provided for in PARAGRAPH (A) shall also be entitled to receive certificates not bearing such legend, upon furnishing the Company with a reasonably satisfactory opinion of counsel to the effect that such legend may be removed under the Securities Act and applicable state securities laws. ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to the Purchaser as follows:

SECTION 2.01        ORGANIZATION, QUALIFICATIONS AND CORPORATE POWER.

                  (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the nature of its business or the ownership of its assets and/or properties makes such licensing or qualification necessary and where the failure to so qualify would have a material adverse effect on the business, properties, operations or condition (financial or other) of the Company and its direct and indirect subsidiaries (the "SUBSIDIARIES") taken as a whole. The Company has full corporate power and authority to own and use its assets and properties and to carry on its business as currently conducted.

                  (b) Each Subsidiary is a corporation duly incorporated (or limited liability company duly organized), validly existing and in good standing under the laws of the state of its incorporation (or organization) and is duly licensed or qualified to do business as a foreign corporation (or limited liability company) in each jurisdiction in which the nature of its business or the ownership of its assets and properties make such licensing or qualification necessary and where the failure to so qualify would have a material adverse effect on the business, properties, operations or condition (financial or other) of the Company and the Subsidiaries taken as a whole. Each Subsidiary has the corporate power and authority to own and hold its assets and properties and to carry on its business as currently conducted.

SECTION 2.02        AUTHORIZATION OF AGREEMENTS, ETC.

  The Company has full corporate power and authority to execute, deliver and perform this Agreement and to issue, sell and deliver the Preferred Shares. The execution and delivery by the Company of this Agreement have been, and at or prior to the Closing the performance by the Company of its obligations hereunder and the issuance and sale by the Company of the Preferred Shares pursuant hereto will have been, duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any bankruptcy, insolvency or other similar laws affecting creditors' rights generally and general principles of equity.

SECTION 2.03        NON-CONTRAVENTION; APPROVALS AND CONSENTS.

(a) The execution and delivery of this Agreement by the Company do not, and at the Closing the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby will not, conflict with, result in a violation and breach of, constitute (with or without notice or lapse of time or both) a default under, or result in the creation or imposition of any lien upon any of the assets or properties of the Company or any of its Subsidiaries under, (i) any of the terms, conditions or provisions of any law, statute, rule, regulation or ordinance (together, "LAWS"), or any judgment, decree, order, writ, permit or license (together, "ORDERS") of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision (a "GOVERNMENTAL OR REGULATORY AUTHORITY") or other agency of government, (ii) the certificate of incorporation or the by-laws of the Company, or (iii) any provision of any indenture, agreement or other instrument (a "Contract") by which the Company or any of its Subsidiaries or any of their respective properties or assets are bound.

(b) Except for the consents, approvals, actions, filings and notices contemplated in, and the effectiveness of, the Pre-Negotiated Plan, the filing of the certificate of incorporation to be filed pursuant to the Pre-Negotiated Plan (the "CERTIFICATE OF INCORPORATION") with the Secretary of State of the State of Delaware (which filing will be made prior to the Closing), and the filing of a Current Report on Form 8-K with the Securities and Exchange Commission and any reports or notices required to be filed with the New York Stock Exchange (or any other stock exchange or similar entity), no consent, approval or action of, filing with or notice to any Government or Regulatory Authority or other public or private third party is necessary or required on the part of the Company under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. SECTION 2.04 CAPITAL STOCK.

                  (a) At or prior to the Closing, the Preferred Shares shall have been duly authorized by all necessary corporate action on the part of the Company, and when issued and paid for in accordance with this Agreement, will be effective under the General Corporation Law of the State of Delaware (the "DGCL") and the Certificate of Incorporation to grant the preferences, limitations and relative rights contemplated by the Certificate of Incorporation to the holders thereof from time at the Closing, and will be validly issued, fully paid and nonassessable. The issuance, sale and delivery of the Preferred Shares, will not be subject to any preemptive rights or to any right of first refusal or other similar right in favor of any person.

                  (b) At or prior to the Closing, the shares of Common Stock issuable upon conversion of the Preferred Shares will have been duly and validly reserved and will not be subject to any preemptive rights or rights of first refusal under the DGCL or otherwise created by the Company, and when issued upon conversion of the Preferred Shares in accordance with their terms, such shares will be validly issued, fully paid and nonassessable.

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS TO THE COMPANY

                  The Purchaser hereby represents and warrants to the Company as follows:

SECTION 3.01 ORGANIZATION, QUALIFICATIONS AND CORPORATE POWER. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

SECTION 3.02 AUTHORIZATION OF AGREEMENTS, ETC. The Purchaser has full corporate power and authority to execute, deliver and perform this Agreement. The execution and delivery by the Purchaser of this Agreement, and the performance by the Purchaser of its obligations hereunder, have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the effect of any bankruptcy, insolvency or other similar laws affecting creditors' rights generally and general principles of equity.

SECTION 3.03        NON-CONTRAVENTION; APPROVALS AND CONSENTS.

(a) The execution and delivery of this Agreement by the Purchaser do not, and the performance by the Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation and breach of, constitute (with or without notice or lapse of time or both) a default under, or result in the creation or imposition of any lien upon any of the assets or properties of the Company or any of its Subsidiaries under, (i) any of the terms, conditions or provisions of any Law or any Order of any Governmental or Regulatory Authority or other agency of government, (ii) the certificate of incorporation or the by-laws of the Purchaser, or (iii) any provision of any indenture, agreement or other instrument (a "Contract") by which the Purchaser or any of its properties or assets are bound.

(b) Except for any filing of a pre-merger notification report required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations thereunder, the filing of such report, as may be required under
Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and any applicable filings with, or approvals of, state insurance regulation authorities, no consent, approval or action of, filing with or notice to any Government or Regulatory Authority or other public or private third party is necessary or required on the part of the Purchaser under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which the Purchaser or any of its Subsidiaries is a party or by which the Purchaser or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the Purchaser and its subsidiaries taken as a whole or materially impair the ability of the Purchaser to consummate the transactions contemplated by this Agreement. SECTION 3.04 ACQUISITION FOR INVESTMENT; ACCREDITED INVESTOR.

                  (a) The Preferred Shares to be acquired by the Purchaser pursuant to this Agreement will be acquired by the Purchaser for its own account for the purpose of investment, and not with a view to, or for sale in connection with, any distribution thereof which would require registration under the Securities Act. The Purchaser will refrain from transferring or otherwise disposing of any of the Preferred Shares, or any interest therein, in such manner as to cause the Company to be in violation of the registration requirements of the Securities Act, or applicable state securities or blue sky laws.

     (b) The Purchaser is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act.

ARTICLE IV

                                    COVENANTS

                  Each of the Company and the Purchaser covenants and agrees with the other that, at all times from and after the date hereof until the Closing, it will comply with all covenants and provisions of this ARTICLE IV, except to the extent the other party may otherwise consent in writing.

SECTION 4.01 REGULATORY AND OTHER APPROVALS. Each of the Company and the Purchaser will as promptly as practicable take all commercially reasonable steps necessary or desirable and cooperate with each other to obtain all consents, approvals or actions, make all filings and give all notices required to consummate the transactions contemplated hereby.

SECTION 4.02 NOTICE AND CURE. Each of the Company and the Purchaser will promptly notify the other in writing of, and contemporaneously will provide the other with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, occurring after the date of this Agreement that causes or will cause any covenant or agreement of either such party under this Agreement to be breached or that renders or will render untrue any representation or warranty of either such party contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance.

SECTION 4.03 FULFILLMENT OF CONDITIONS. Each of the Company and the Purchaser will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of such party contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

ARTICLE V

                                  MISCELLANEOUS

SECTION 5.01 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations, warranties, covenants and agreements contained in this Agreement or any other instrument delivered pursuant to this Agreement shall not survive the purchase of the Preferred Shares hereunder.

SECTION 5.02        TERMINATION.

                  (a) This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

(i) at any time before the Closing, by mutual written agreement of the Company and Purchaser;

(ii) at any time before the Closing, by the Company or the Purchaser, upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party; or (iii) automatically upon any termination of that certain agreement between the Company and the Purchaser attached hereto as Appendix III (the "Lock-up Agreement"), other than a termination pursuant to the Agreement Termination Event specified in paragraph (a) of the definition thereof contained in Section 4 of the Lock-up Agreement.

                  (b) If this Agreement is validly terminated pursuant to paragraph (a), this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the Company or the Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in the next succeeding sentence and except that the provisions with respect to expenses in SECTION 5.03 will continue to apply following any termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to SECTION 4.02(A), the Company will remain liable to the Purchaser for any willful breach of this Agreement by the Company existing at the time of such termination, and the Purchaser will remain liable to the Company for any willful breach of this Agreement by the Purchaser existing at the time of such termination, and the Company or the Purchaser may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at law or in equity

SECTION 5.03        EXPENSES, ETC.

  Each party hereto will pay such party's own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

SECTION 5.04        NOTICES

 . Any notice or other communications required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class certified mail, postage prepaid, or by telecopy addressed to such party at the address or telecopy number set forth below or such other address or telecopy number as may hereafter be designated in writing by the addressee to the addressor listing all parties:

                  If to the Company, to:

                                    Westbridge Capital Corp.
                                    110 West Seventh Street
                                    Suite 300
                                    Fort Worth, TX  76102
                                    Attention: Patrick H. O'Neill, Esq.
                                                      General Counsel
                                    Facsimile No.:  817-878-3672

                  with a copy to:

                                    Milbank, Tweed, Hadley & McCloy
                                    1 Chase Manhattan Plaza
                                    New York, New York 10005
                                    Attention:  Robert S. Reder, Esq.
                                    Facsimile No.  (212) 530-5219

                  If to the Purchaser, to:

                     Credit Suisse First Boston Corporation
                                    11 Madison Avenue
                                    New York, NY  10010-3629
                     Attention: David J. Matlin and Alex Lagetko
                                    Facsimile No.: 212-325-8290

                  with a copy to:

                                    Cadwalader, Wickershan & Taft
                                    100 Maiden Lane
                                    New York, NY  10038
                                    Attention: Michael J. Sage, Esq.
                                    Facsimile No.:  212-504-6666


or, in any case, at such other address or addresses as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing, and (c) in the case of telecopy, when received.

SECTION 5.05        PARTIES IN INTEREST

 . All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

SECTION 5.06        ENTIRE AGREEMENT; ASSIGNMENT

 . This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be amended or modified nor any provisions waived except in a writing signed by the parties hereto. This Agreement may not be assigned by any party without the prior written consent of the other and any attempt to do so will be void, except that the Purchaser may assign any or all of its rights, interests and obligations hereunder to a subsidiary or any other third party, provided that any such subsidiary or third-party agrees in writing to be bound by all of the terms, conditions and provisions contained herein, but no such assignment shall relieve the Purchaser of its obligations hereunder, except, that in connection with any assignment to a subsidiary or any other third party which, in either case (i) is an entity, the commercial paper obligations of which are rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. (or a comparable rating by any other nationally recognized statistical ratings organization) or (ii) on the date of any such assignment, by wire transfer of immediately available funds, deposits with an independent financial institution under an escrow arrangement reasonably satisfactory to the Company an amount equal to the aggregate Share Purchase
Price payable pursuant to SECTION 1.04, the Purchaser shall be relieved of its obligations under this Agreement upon the execution and delivery by such subsidiary or other third party of written agreement to be bound by all of the terms, conditions and provisions contained herein. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

SECTION 5.07        COUNTERPARTS

 . This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

SECTION 5.08        GOVERNING LAW

 . This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof. Each party irrevocably submits to the exclusive jurisdiction of the court having jurisdiction over the Chapter 11 Case in any action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, and agrees that any such action, suit or proceeding shall be brought only in such court. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.




                            WESTBRIDGE CAPITAL CORP.



                           By: /S/PATRICK J. MITCHELL
                            Name: Patrick J. Mitchell
                            Title:President



                             CREDIT SUISSE FIRST BOSTON CORPORATION



                           By: /S/ ALEX LAGETKO
                            Name:  Alex Lagetko
                           Title: Director






NY1:#3183326v5


NY1:#3183326v5
                                                                     APPENDIX II



                       DRAFT REGISTRATION RIGHTS AGREEMENT

                                                                      MTHM Draft
                                                                         9/14/98


                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement, dated as of __________, 1998, among ___________________, a Delaware corporation (the "COMPANY"), the holders of Common Stock and the holders of New Convertible Preferred Stock of the Company listed on Schedule I hereto (the "INITIAL HOLDERS").

                                               W I T N E S S E T H:

         WHEREAS, pursuant to Section ___ of the Plan of Reorganization of the Company under Chapter 11 of the Bankruptcy Code dated __________, 1998, as the same may have been amended or supplemented from time to time prior to the date hereof (the "PLAN"), as of the Effective Date (as defined in the Plan) the Company is obligated to enter into a registration rights agreement substantially in the form of Exhibit "B" thereto; and

         WHEREAS, the parties hereto have agreed that the execution and delivery by the Company and the Initial Holders of this Agreement will satisfy such obligation under the Plan;

         NOW, THEREFORE, in consideration of the premises and of the mutual promises and agreements set forth herein, the parties hereby agree as follows:

1.  DEFINITIONS.

         (a) Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings given to them in the Plan. Each reference herein to an agreement, document or instrument shall mean that agreement, document or instrument as from time to time amended, modified or supplemented in accordance with its terms, including in each case all exhibits, annexes and schedules to such agreement, document or instrument, all of which are incorporated by reference to such agreement, document or instrument. The use herein of the word "or" shall not be deemed exclusive.

         (b) As used in this Exhibit, the following capitalized terms shall have the meanings ascribed to them below:

          "COMMON STOCK" means the Common Stock, par value $.01 per share, of the Company being issued and sold pursuant to the Plan.

          "EFFECTIVE DATE" means the effective date as defined in the Plan.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

          "HOLDER" means a registered holder of Registrable Securities who is an Initial Holder .

          "PERSON" means an individual,  partnership, limited liability company,
     joint  venture,   corporation,   trust,   unincorporated   organization  or
     government or any department or agency thereof.

          "PREFERRED STOCK" means the Series A Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share, of the Company being issued pursuant to the Plan.

          "PROSPECTUS" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement or any other amendments and supplements to such prospectus, including without limitation any preliminary prospectus, any pre-effective or post-effective amendment and all material incorporated by reference in any prospectus.

          "REGISTRABLE SECURITIES" means (i) the shares of Common Stock issued to any Initial Holder pursuant to the Plan, (ii) the shares of Preferred Stock issued to any Initial Holder pursuant to the Plan or the Stock Purchase Agreement dated as of September __, 1998 between the Company and Credit Suisse First Boston Corporation (the "Stock Purchase Agreement"),
     (iii) any shares of Common Stock issued upon conversion of shares of Preferred Stock issued to any Initial Holder pursuant to the Plan or the Stock Purchase Agreement and (iv) any securities issued or issuable in respect of or in exchange for any of the shares of Common Stock or Preferred Stock referred to in clause (i), (ii) or (iii) by way of a stock dividend or other distribution, stock split, reverse stock split or other combination of shares, recapitalization, reclassification, merger, consolidation or exchange offer. As to any particular Registrable
     Securities, once issued such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall be eligible to be disposed of in accordance with such Registration Statement, (ii) such securities shall (x) have been sold, or
     (y) with respect to any Registrable Securities held by any Holder, all Registrable Securities then owned by such Holder can be sold in any three-month period, in either case pursuant to Rule 144 (or any successor provision) under the Securities Act ("RULE 144"), (iii) such securities shall have been otherwise transferred and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company or (iv) such securities shall have ceased to be outstanding. Shares of Common Stock available upon the conversion of the Preferred Stock shall not constitute "REGISTRABLE SECURITIES" for purposes of this Agreement and shall not be available for inclusion in a Registration Statement to be filed pursuant to Section 2 or 5 hereof until such shares are actually obtained upon conversion of the Preferred Stock.

          "REGISTRATION EXPENSES" has the meaning set forth in Section 4 hereof.

          "REGISTRATION STATEMENT" means any registration statement of the Company which covers Registrable Securities pursuant to the provisions of this Registration Rights Agreement, all amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

          "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

2.  DEMAND REGISTRATION.

         (a) REQUESTS FOR REGISTRATION. Subject to the provisions of paragraphs
(b), (c) and (d) of this Section 2, at any time during the period beginning on the Effective Date and ending on the first date on which there are no Registrable Securities (the "DEMAND REGISTRATION PERIOD"), any Holder or group of Holders holding at least 10% of any class of the aggregate Registrable Securities still outstanding on a fully-diluted basis may make a written request for registration under the Securities Act of all or any part of such Holder's or Holders' Registrable Securities (a "DEMAND REGISTRATION"). Such request shall specify the amount of Registrable Securities to be registered and the intended method or methods of disposition. Within 10 days after receipt of such request, the Company shall send written notice of such request to all Holders and shall, subject to the provisions of paragraphs (b), (c) and (d) of this Section 2, include in such Demand Registration all Registrable Securities with respect to which the Company receives written requests (specifying the amount of Registrable Securities to be registered and the intended method or methods of disposition) for inclusion therein within 30 days after such notice is sent. The Company shall file with the SEC a Registration Statement, registering all Registrable Securities that any Holders have requested the Company to register, for disposition in accordance with the intended method or methods set forth in their notices to the Company, and the Company shall use good faith efforts to make such filing within 30 days of such request. The Company shall use its best efforts to cause such Registration Statement to be declared effective as soon as practicable after filing and to remain effective until the earlier of (i) 90 days following the date on which it was declared effective and (ii) the date on which all of the Registrable Securities covered thereby are disposed of in accordance with the method or methods of disposition stated therein.

         (b) NUMBER OF REGISTRATIONS. The Holders shall be entitled to request an aggregate of five (5) Demand Registrations during the Demand Registration Period; PROVIDED, HOWEVER, that the Company will not be obligated to comply with any such request unless (i) such request is made by Persons holding at least 10% of the aggregate amount of any class of Registrable Securities at the time outstanding and (ii) the Company has not effected another Demand Registration in accordance with the provisions of this Agreement within the previous six months.

         (c) SUSPENSION OF REGISTRATION. The Company shall have the right to delay the filing or effectiveness of a Registration Statement for any Demand Registration and to require the Holders not to sell under any such Registration Statement, during one or more periods aggregating not more than 60 days in each twelve-month period during the Demand Registration Period in the event that (i) the Company would, in accordance with the advice of its counsel, be required to disclose in the Prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the judgment of the Company, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the Prospectus, would materially and adversely affect any existing or prospective material business situation, transaction or negotiation or otherwise materially and adversely affect the Company.

         (d) OFFERING BY THE COMPANY. The Company may include in any Demand Registration additional shares of capital stock to be sold for the Company's account pursuant to such registration; PROVIDED, HOWEVER, that if the managing underwriter for a Demand Registration that involves an underwritten offering shall advise the Company that, in its opinion, the inclusion of the amount and kind of shares of capital stock to be sold for the Company's account would adversely affect the success of the offering for the selling Holders, then the number and kind of shares of capital stock to be sold for the Company's account shall be reduced (and may be reduced to zero) in accordance with the managing underwriter's recommendation.

         (e) SUSPENSION OF EFFECTIVENESS. In the event that a Demand Registration which has been declared or ordered effective in accordance with the rules of the SEC is not kept effective for the period of time contemplated by
Section 2(a) (after taking into account any suspensions and extensions thereof), then such Demand Registration shall not be counted as a Demand Registration for purposes of Section 2(b).

3.  REGISTRATION PROCEDURES.

         (a) THE COMPANY TO USE BEST EFFORTS. In connection with the Company's Demand Registration obligations pursuant to Section 2 hereof, the Company shall use its best efforts to effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall use its best efforts:

                  (i) to prepare and file with the SEC a Registration Statement relating to each Demand Registration on any appropriate form under the Securities Act, and to cause such Registration Statement to become effective as soon as practicable and to remain continuously effective for the time period required by the provisions of this Agreement to the extent permitted under the Securities Act, PROVIDED that as far in advance as practical before filing such Registration Statement or any amendment thereto, the Company will furnish to the Holders copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits), and the Holders shall have the opportunity to (i) object to any information pertaining solely to the Holders that is contained therein and the Company will make the corrections reasonably requested by the Holders with respect to such information and (ii) comment on any other information contained therein and the Company will in good faith consider whether any changes or corrections are required, in each case, prior to filing any such Registration Statement or amendment;

                  (ii) to prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in paragraph (a) of Section 2; and to cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed in accordance with the Securities Act and any rules and regulations promulgated thereunder; and otherwise to comply with the provisions of the Securities Act as may be necessary to facilitate the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of disposition by the selling Holders thereof set forth in such Registration Statement or such Prospectus or Prospectus supplement;

                  (iii) to notify the selling Holders and the managing underwriters, if any, promptly if at any time (A) any Prospectus, Registration Statement or amendment or supplement thereto is filed, (B) any Registration Statement, or any post-effective amendment thereto, becomes effective, (C) the SEC requests any amendment or supplement to, or any additional information in respect of, any Registration Statement or Prospectus, (D) the SEC issues any stop order suspending the effectiveness of a Registration Statement or initiates any proceedings for that purpose, (E) the representations and warranties of the Company contemplated by subclause (B) of clause (xii) of this paragraph (a) cease to be true and correct, (F) the Company receives any notice that the qualification of any Registrable Securities for sale in any jurisdiction has been suspended or that any proceeding has been initiated for the purpose of suspending such qualification, or (G) any event occurs which requires that any changes be made in such Registration Statement or any related Prospectus so that such Registration Statement or Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (iv) to make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the qualification of any Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

                  (v) to furnish to each selling Holder and each managing underwriter, if any, one signed copy of the applicable Registration Statement and any post-effective amendment thereto, including all financial statements and schedules thereto, all documents incorporated therein by reference and all exhibits thereto (including exhibits incorporated by reference) as promptly as practicable after filing such documents with the SEC;

                  (vi) to deliver to each selling Holder and each underwriter, if any, as many copies of the Prospectus or Prospectuses (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request; and to consent to the use of such Prospectus or any amendment or supplement thereto by each such selling Holder and underwriter, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus, amendment or supplement;

                  (vii) prior to any public offering of Registrable Securities, to register or qualify, or to cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities, for offer and sale under the securities or blue sky laws of such jurisdictions as may be requested by the Holders of a majority of the Registrable Securities included in such Registration Statement; to keep each such registration or qualification effective during the period set forth in paragraph (a) of Section 2 that the applicable Registration Statement is required to be kept effective; and to do any and all other acts or things necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by such Registration Statement; PROVIDED, HOWEVER, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any jurisdiction where it is not then so subject;

                  (viii) to cooperate with the selling Holders and the underwriters, if any, in the preparation and delivery of certificates representing the Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such selling Holders or managing underwriters may request at least three Business Days prior to any sale of Registrable Securities represented by such certificates;

                  (ix) to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the sale of such Registrable Securities in conformity with federal law and the laws of the jurisdictions in which such Registrable Securities shall be registered or qualified pursuant to clause (viii) of this paragraph (a);

                  (x) upon the occurrence of any event described in subclause
         (C) or (G) of clause (iii) of this paragraph (a), promptly to prepare and file a supplement or post-effective amendment to the applicable Registration Statement or Prospectus or any document incorporated therein by reference, and any other required document, either in accordance with the request of the SEC, or so that such Registration Statement and Prospectus will not thereafter contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, as the case may be, and to cause such supplement or post-effective amendment to become effective as soon as practicable;

                  (xi) to cause all Registrable Securities covered by such Registration Statement to be listed or included on any securities exchange (or on any quotation system operated by a national securities association) on which such Registrable Securities are then listed or included, if any; to enter into customary agreements with any such securities exchange or system, including, if necessary, a listing application and indemnification agreement in customary form; and to provide a transfer agent for such Registrable Securities no later than the effective date of such Registration Statement;

                  (xii) to take all other actions in connection therewith as are reasonably necessary or desirable in order to expedite or facilitate the disposition of the Registrable Securities included in such Registration Statement and, in the case of an underwritten offering:
         (A) to enter into an underwriting agreement in customary form for the managing underwriters with respect to issuers of similar market capitalization and reporting and financial histories; (B) to make representations and warranties to each Holder participating in such offering and to each of the underwriters, in such form, substance and scope as are customarily made to the managing underwriters by issuers of similar market capitalization and reporting and financial histories and to confirm the same to the extent customary if and when requested;
         (C) to obtain opinions of counsel to the Company (which may be the Company's inside counsel) and updates thereof addressed to each Holder participating in such offering and to each of the underwriters, such opinions and updates to be in customary form to cover the matters customarily covered in opinions obtained in underwritten offerings by the managing underwriters for issuers of similar market capitalization and reporting and financial histories; (D) to obtain "comfort" letters and updates thereof from the Company's independent certified public accountants addressed to each of the underwriters, such letters to be in customary form and to cover matters of the type customarily covered in "comfort" letters to the managing underwriters in connection with underwritten offerings by them for issuers of similar market capitalization and reporting and financial histories; (E) to provide, in the underwriting agreement to be entered into in connection with such offering, indemnification provisions and procedures no less favorable than those set forth in Section 6 hereof with respect to all parties to be indemnified pursuant to such Section 6; and (F) to deliver such customary documents and certificates as may be reasonably requested by Holders of a majority of the Registrable Securities included in such Registration Statement and the managing underwriters to evidence compliance with clause (B) of this paragraph (xii) and with any customary conditions contained in the underwriting agreement entered into by the Company in connection with such offering;

                  (xiii) in the case of any offering other than an underwritten offering: (A) to make representations and warranties to each Holder participating in such offering, in such form, substance and scope as are customarily made in such offerings by issuers of similar market capitalization and reporting and financial histories and to confirm the same if and when requested, (B) to obtain "comfort" letters and updates thereof from the Company's independent certified public accountants, such letters to be in customary form and to cover the matters of the type customarily covered in "comfort" letters in such offerings for issuers of similar market capitalization and reporting and financial histories, (C) to obtain an opinion of counsel to the Company (which may be the Company's inside counsel) at the time of effectiveness of such Registration Statement covering such offering and an update thereof at the time of effectiveness of any post-effective amendment to such Registration Statement (other than by reason of incorporation by reference of documents filed with the SEC) addressed to each Holder of any Registrable Securities covered by such Registration Statement, covering matters customarily covered in opinions obtained in underwritten offerings by issuers with similar market capitalization and reporting and financial histories; and (D) to deliver a certificate of a senior executive officer of the Company at the time of effectiveness of such Registration Statement and, upon the request of Holders of a majority of the Registrable Securities included in such Registration Statement, updates thereof, such certificates to cover matters customarily covered in officers' certificates delivered in connection with underwritten offerings by issuers with similar market capitalization and reporting and financial histories;

                  (xiv) to make available for inspection by representatives of the Holders of Registrable Securities being sold pursuant to any Demand Registration and of the underwriters, if any, participating in such sale all financial and other records, pertinent corporate documents and properties of the Company, and to cause the Company's officers, directors and employees to supply all information reasonably requested by any such representatives, in connection with such Demand Registration; PROVIDED, HOWEVER, that all information regarding such records, documents and properties shall be subject to customary confidentiality agreements to be entered into by such Persons with the Company;

                  (xv) to comply with all applicable rules and regulations of the SEC relating to such Registration Statement and the distribution of the securities being offered or otherwise necessary in order to perform the Company's obligations under this paragraph (a);

                  (xvi) to cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. and in the performance of any customary or required due diligence investigation by any underwriter; and

                  (xvii) to take all other reasonable steps necessary and appropriate to effect such registration in the manner contemplated by the provisions of this Agreement.

         (b) HOLDERS' OBLIGATION TO FURNISH INFORMATION. The Company may require, as a condition precedent to the Company's obligations under this
Section 3, each Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request.

         (c) SUSPENSION OF SALES PENDING AMENDMENT OF PROSPECTUS. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subclause (C), (D), (E), (F) or (G) of clause
(iii) of paragraph (a) of this Section 3, such Holder will forthwith forego or delay the disposition of any Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by clause (x) of such paragraph
(a), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such Prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of any Prospectus covering such Registrable Securities. If the Company shall have given any such notice during a period when a Demand Registration is in effect, the 90-day period described in clause (i) of paragraph (a) of Section 3 shall be extended by the number of days from and including the date of the giving of such notice to and including the date when each Holder of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by clause (x) of such paragraph (a) or shall have been advised in writing by the Company that the use of the applicable Prospectus may be resumed.

4.  REGISTRATION EXPENSES.

         All expenses incident to the Company's performance of or compliance with its obligations under the provisions of this Agreement shall be borne by the Company, including without limitation all (i) registration and filing fees,
(ii) fees and expenses of compliance with securities or blue sky laws, (iii) printing expenses (including expenses of printing Prospectuses), (iv) messenger and delivery expenses, (v) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) fees and disbursements of its counsel and its independent certified public accountants (including the expenses of any special audit or "comfort" letters required by or incident to such performance or compliance), (vii) securities acts liability insurance (if the Company elects to obtain such insurance), (viii) reasonable fees and expenses of any special experts retained by the Company in connection with any registration hereunder,
(ix) reasonable fees and expenses of other Persons retained by the Company, and
(x) reasonable fees and expenses of one counsel for the Holders of Registrable Securities covered by each Registration Statement, with such counsel to be selected by Holders of a majority of such Registrable Securities (all such expenses being herein referred to as "REGISTRATION EXPENSES"); PROVIDED, HOWEVER, that Registration Expenses shall not include any underwriting discounts, commissions, fees or expenses or transfer taxes attributable to the sale of the Registrable Securities.

5.  PIGGYBACK REGISTRATION.

         (a) RIGHT TO INCLUDE REGISTRABLE SECURITIES. If at any time during the Demand Registration Period the Company proposes to register any Registrable Securities under the Securities Act, whether or not for sale for its own account (other than a registration on Form S-4 or Form S-8, or any successor or similar forms), in a manner that would permit registration of Registrable Securities of the same class for sale to the public under the Securities Act, it will each such time promptly give written notice to all Persons who hold of record any Registrable Securities of the same class of its intention to do so and of the intended method of disposition of the shares being registered, of the registration form of the SEC that has been selected by the Company and of rights of Holders under this Section 5 (the "SECTION 5 NOTICE"). The Company will use its best efforts to include in the proposed registration (and, if such registration involves an underwritten offering, in the underwriting) all Registrable Securities of the same class that the Company is requested in writing, within 15 days after the Section 5 Notice is given, to register by the Holders thereof; PROVIDED, HOWEVER, that (i) if, at any time after giving written notice of its intention to register any Registrable Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Registrable Securities, the Company may, at its election, give written notice of such determination to all Persons who hold of record any Registrable Securities of the same class and, thereupon, shall be relieved of its obligation to register any Registrable Securities of the same class in connection with such abandoned registration, without prejudice, however, to the rights of Holders under Section 2 hereof and (ii) in case of a determination by the Company to delay registration of its Registrable Securities, the Company shall be permitted to delay the registration of such Registrable Securities of the same class for the same period as the delay in registering such Registrable Securities. No registration effected under this Section 5 shall relieve the Company of its obligations to effect registrations upon request under Section 2 and, notwithstanding anything to the contrary in Section 2, no Holder shall have the right to require the Company to register any Registrable Securities pursuant to
Section 2 until the later of (A) the completion of the distribution of the securities offered and registered pursuant to the Section 5 Notice and (B) 90 days after the date each registration statement described in the first sentence of this paragraph (a) is declared effective.

         (b) EXPENSES. The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities of the same class requested pursuant to this Section 5; PROVIDED, HOWEVER, that each Holder shall pay all underwriting discounts, commissions, fees or expenses or transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities of the same class pursuant to a Registration Statement effected pursuant to this Section 5.

         (c) PRIORITY IN INCIDENTAL REGISTRATION. If the managing underwriter for a registration pursuant to this Section 5 that involves an underwritten offering shall advise the Company that, in its opinion, the inclusion of the amount of Registrable Securities of the same class to be sold for the account of Holders would adversely affect the success of the offering for the Company, then the number of Registrable Securities of the same class to be sold for the account of such Holders shall be reduced (and may be reduced to zero) in accordance with the managing underwriter's recommendation. In the event that the number of Registrable Securities of the same class to be included in any registration is reduced (but not to zero), the number of such Registrable Securities of the same class included in such registration shall be allocated pro rata among all requesting Holders, on the basis of the relative number of shares of such Registrable Securities of the same class each such Holder has requested to be included in such registration. If, as a result of the proration provisions of this paragraph (c), any Holder shall not be entitled to include all Registrable Securities of the same class in a registration pursuant to this
Section 5 that such Holder has requested be included, such Holder may elect to withdraw its Registrable Securities of the same class from the registration; PROVIDED, HOWEVER, that such withdrawal election shall be irrevocable and, after making a withdrawal election, a Holder shall no longer have any right to include Registrable Securities of the same class in the registration as to which such withdrawal election was made.

         (d) MERGER, CONSOLIDATION, ETC. Notwithstanding anything in this
Section 5 to the contrary, Holders shall not have any right to include their Registrable Securities in any distribution or registration of equity securities by the Company, which is a result of a merger, consolidation, acquisition, exchange offer, recapitalization, other reorganization, dividend reinvestment plan, stock option plan or other employee benefit plan, or any similar transaction having the same effect.

6.  INDEMNIFICATION.

         (a) INDEMNIFICATION BY THE COMPANY. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 2 or 5 hereof, the Company will, and hereby does, indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by any Registration Statement filed to effect such registration, its directors and officers or general and limited partners (and the directors and officers thereof), each other Person who participates as an underwriter, if any, in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld) to which such seller or any such director, officer, general or limited partner, underwriter or controlling Person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), if used prior to the effective date of such Registration Statement, or contained in the Prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse such seller and each such director, officer, general or limited partner, underwriter and controlling Person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, liability, action or proceeding; PROVIDED, HOWEVER, that the Company shall not be liable to any such seller or any such director, officer, general or limited partner, underwriter or controlling Person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or amendment thereof or supplement thereto or in any such preliminary, final or summary Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such seller or any such director, officer, general or limited partner, underwriter or controlling Person, for use in the preparation thereof; and PROVIDED FURTHER, that the Company will not be liable to any Person who participates as an underwriter in any underwritten offering or sale of Registrable Securities, or to any Person who is a seller in any non-underwritten offering or sale of Registrable Securities, or any other Person, if any, who controls such underwriter or seller within the meaning of the Securities Act, under the indemnity agreement in this paragraph (a) with respect to any preliminary Prospectus or the final Prospectus (including any amended or supplemented preliminary or final Prospectus), as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter, seller or controlling Person results from the fact that such underwriter or seller sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus or of the final Prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter or seller and such final Prospectus, as then amended or supplemented, has corrected any such misstatement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, general or limited partner, underwriter or controlling Person and shall survive the transfer of such securities by such underwriter or seller.

         (b) INDEMNIFICATION BY THE SELLERS. In consideration of the Company's including any Registrable Securities in any Registration Statement filed in accordance with Section 2 or 5 hereof, the prospective seller of such Registrable Securities hereby agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 6) the Company and its directors and officers and each person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their directors, officers, general and limited partners and respective controlling Persons with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary, final or summary Prospectus contained therein, or any amendment or supplement, but only to the extent such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such seller for use in the preparation of such Registration Statement, preliminary, final or summary Prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers or any of their respective directors, officers, general or limited partners or controlling Persons and shall survive the transfer of such securities by such seller. Any Holder's liability hereunder shall be limited to the amount of proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

         (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this
Section 6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; PROVIDED, HOWEVER, that if, in any indemnified party's reasonable judgment, a conflict of interest between such indemnified party and the indemnifying party exists in respect of such claim, then such indemnified party shall have the right to participate in the defense of such claim and to employ one firm of attorneys at the indemnifying party's expense to represent such indemnified party. Once the indemnifying party has assumed the defense of any claim, no indemnified party will consent to entry of any judgment or enter into any settlement without the indemnifying party's consent to such judgment or settlement, which shall not be unreasonably withheld.

         (d) OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding paragraphs of this Section 6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

         (e) CONTRIBUTION. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a), (b) or (d) of this Section 6, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in such paragraph (a),
(b) or (d) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The Company agrees, and the Holders (in consideration of the Company's including any Registrable Securities in any Registration Statement filed in accordance with Section 2 or 5 hereof) shall be deemed to have agreed, that it would not be just and equitable if contributions pursuant to this paragraph (e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in paragraph (c) of this Section 6 if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this paragraph (e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this paragraph (e) of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this paragraph (e), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in paragraph (c) of this Section 6 has not been given with respect to such action; PROVIDED, HOWEVER, that the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise under this paragraph (e), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. Notwithstanding anything in this paragraph (e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this paragraph (e) to contribute any amount in excess of the proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

         (f) SURVIVAL. The provisions of this Section 6 will survive indefinitely, notwithstanding any transfer of the Registrable Securities by any Holder.

7.  RULES 144 AND 144A.

         The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by Rule 144. Upon the request of any Holder, the Company shall deliver to such Holder a written statement stating whether it has complied with such information and requirements. Upon request, the Company shall furnish to each Holder such information as shall be reasonably required pursuant to Rule 144A(d)(4)(i) to permit such Holder to dispose of its Registrable Securities in a transaction pursuant to Rule 144A.

8.  UNDERWRITTEN REGISTRATIONS.

         (a) SELECTION OF UNDERWRITERS. If any of the Registrable Securities covered by any Demand Registration are to be sold in an underwritten offering, the underwriter or underwriters and managing underwriter or managing underwriters that will administer the offering shall be selected by, and the terms of any underwriting agreement and other underwriting arrangements shall be approved by, the Company; PROVIDED, HOWEVER, that such underwriters and managing underwriters shall be subject to the approval of the Holders of a majority in aggregate amount of Registrable Securities included in such offering, which approval shall not be unreasonably withheld.

         (b) AGREEMENTS OF SELLING HOLDERS. No Holder shall sell any of its Registrable Securities in any underwritten offering pursuant to a registration hereunder unless such Holder (i) agrees to sell such Registrable Securities on the basis provided in any underwriting agreement or other underwriting arrangements approved by the Persons entitled hereunder to approve such agreements or arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting agreements or other underwriting arrangements.

9.  CERTAIN COMPANY REPRESENTATIONS, WARRANTIES AND COVENANTS.

         (a) NO EXISTING AGREEMENTS. The Company represents and warrants to the Initial Holders that there is not in effect on the date hereof any agreement by the Company (other than this Agreement) pursuant to which any holders of the securities of the Company to be issued pursuant to the Plan have a right to cause the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction.

         (b) FUTURE AGREEMENTS. Without the prior consent of each Holder that holds Registrable Securities, the Company shall not hereafter agree with the holders of any securities issued or to be issued by the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction unless the rights so granted, if exercised, would not materially conflict with, be materially inconsistent with or violate the provisions of this Agreement.

         (c) TRANSFERS; REMOVAL OF LEGEND. Following the Closing Date, upon delivery to the Company by a Holder of a certificate, in form and substance reasonably satisfactory to the Company and duly executed by an authorized officer of the Holder, to the effect that the Registrable Securities have been transferred (i) pursuant to a registration statement that has been declared effective by the SEC and was, at the time of such sale or other transfer, effective under the Securities Act or (ii) without registration pursuant to a transaction which complies with the requirements of Rule 144, the Company will, or will instruct its transfer agent to, issue upon surrender of the certificates representing such Registrable Securities, one or more new certificates evidencing the Registrable Securities so transferred, which new certificates will not bear a restrictive legend to the effect that the securities represented by such certificates have not been registered under the Securities Act and applicable state securities laws and may not be sold or otherwise transferred in the absence of such registration or an exemption therefrom. Other than with respect to any sale or other transfer for which any such certificate has been received by the Company or for which the Company has received a reasonably satisfactory opinion of counsel to the effect that such sale or other transfer is not required to be registered under the Securities Act or applicable state securities laws, the Company or the Company's transfer agent at the Company's instruction may refuse to transfer Registrable Securities on the transfer books of the Company and any such transfer shall be null and void. The holder of certificates representing Registrable Securities bearing a restrictive legend shall also be entitled to receive certificates not bearing such legend, upon furnishing the Company with a reasonably satisfactory opinion of counsel to the effect that such legend may be removed under the Securities Act and applicable state securities laws.

10.  HOLDBACK AGREEMENTS.

         (a) RESTRICTIONS ON PUBLIC SALES BY HOLDERS. To the extent not inconsistent with applicable law, each Holder that is timely notified in writing by the managing underwriter or underwriters shall not effect any public sale or distribution (including a sale pursuant to Rule 144) of any of their shares of Common Stock if any other shares of Common Stock (or any securities of the Company convertible into or exchangeable for or exercisable for shares of Common Stock) are being registered by the Company for sale in an underwritten offering (other than pursuant to an employee stock option, stock purchase, stock bonus or similar plan, pursuant to a merger, an exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act or pursuant to a "shelf" registration), except as part of such registration, during the 10-day period prior to the effective date of the applicable registration statement, or during the period beginning on such effective date and ending on the later of (i) the completion of the distribution of such securities pursuant to such offering and
(ii) 90 days after such effective date (or such shorter time period as the managing underwriter or underwriters shall deem appropriate).

         (b) RESTRICTIONS ON PUBLIC SALES BY THE COMPANY. The Company shall not effect any public sale or distribution of any shares of Common Stock (other than pursuant to an employee stock option, stock purchase, stock bonus or similar plan, pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act or pursuant to a "shelf" registration), or any securities of the Company convertible into or exchangeable or exercisable for shares of Common Stock, except as part of such registration, during the 10-day period prior to the effective date of a Demand Registration to be effected as an underwritten offering, or during the period beginning on such effective date and ending on the later of (i) the completion of the distribution of such securities pursuant to such offering and (ii) 90 days after such effective date (or such shorter time period as the managing underwriter or underwriters shall deem appropriate).

11.  MISCELLANEOUS.

         (a) AMENDMENTS AND WAIVERS. The provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holders of a majority of the Registrable Securities then outstanding. Holders shall be bound from and after the date of the receipt of a written notice from the Company setting forth such amendment or waiver by any consent authorized by this paragraph (a), whether or not the certificates representing such Registrable Securities shall have been marked to indicate such consent.

         (b) SUCCESSORS, ASSIGNS AND TRANSFEREES. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the Company, the Holders and their respective successors, assigns and transferees.

         (c) INTEGRATION. The provisions of this Agreement and the documents referred to herein or delivered pursuant hereto that form a part hereof contain the entire understanding of the Company and the Initial Holders with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. The provisions of this Agreement supersede all prior agreements and understandings between the Company and the Initial Holders with respect to its subject matter.

         (d) NOTICES. All notices and other communications provided for hereunder shall be in writing and shall be sent by first class mail, telex, telecopier or hand delivery:

         if to the Company, to:

                  ----------------------
                  110 West Seventh Street
                  Suite #300
                  Fort Worth, Texas  76102
                  Attention:  General Counsel
                  Telecopier:  (817) 878-3672

         with a copy to:

                  Milbank, Tweed, Hadley & McCloy
                  1 Chase Manhattan Plaza
                  New York, New York  10005
                  Attention:  Robert S. Reder, Esq.
                  Telecopier:  (212) 530-5219

         If to any Holder, to the address of such Holder as shown in the stock record books of the Company.

         All such notices and communications shall be deemed to have been given or made (i) when delivered by hand, (ii) five Business Days after being deposited in the mail, postage prepaid, (iii) when telexed answer-back received or (iv) when telecopied, receipt acknowledged.

         (e) DESCRIPTIVE HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit, expand or otherwise affect the meaning of the provisions hereof.

         (f) SEVERABILITY. In the event that any one or more of the provisions, paragraphs, subparagraphs, sentences, clauses, subclauses, phrases or words contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability thereof in every other respect and of the remaining provisions, paragraphs, subparagraphs, sentences, clauses, subclauses, phrases and words hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the Company and the Holders hereunder shall be enforceable to the fullest extent permitted by law.

         (g) GOVERNING LAW. The provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof, as if it were a contract between the Company and the Initial Holders made and to be performed entirely within that State.

         (h) TERMINATION. The provisions of this Agreement shall terminate, and thereby become null and void, at the end of the Demand Registration Period; PROVIDED, HOWEVER, that the provisions of Section 6 shall survive the termination of the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                          --------------------------



                                         By:_______________________
                                         Name:
                                         Title:



                                         [INITIAL HOLDERS]



                                          By:_______________________
                                          Name:
                                          Title:

NY1:#3183326v5


NY1:#3183326v5
                                                                      SCHEDULE I



                                 INITIAL HOLDERS

                                                                    APPENDIX III


                                LOCK-UP AGREEMENT


                      Included as Exhibit 10.1 filed hereto

PATRICK J. MITCHELL EMPLOYMENT AGREEMENT - PAGE 1 OF 23
                                                                    EXHIBIT 10.3
                               PATRICK J. MITCHELL
                              EMPLOYMENT AGREEMENT

         This Agreement (this "Agreement"), dated as of September 15, 1998, is made by and among Westbridge Capital Corp., a Delaware corporation, having its principal offices at 110 West Seventh Street, Suite 300, Fort Worth, Texas 76102 ("WBC"), Westbridge Management Corp., a Delaware corporation, having its principal offices at 110 West Seventh Street, Suite 300, Fort Worth, Texas 76102 (the "Corporation"), and Mr. Patrick J. Mitchell (the "Executive"), residing at 2713 Heritage Hills Drive, Fort Worth, Texas 76109.

                                    RECITALS

         1. The Corporation and WBC each desire to retain the Executive as a director of the Corporation and WBC and to employ him as the Chairman of the Board, President and Chief Executive Officer of WBC and the Corporation, and to enter into an agreement embodying the terms of those relationships which upon proper execution shall supercede all prior written employment agreements between the parties.

         2. The Executive is willing to serve as the Chairman of the Board, President and Chief Executive Officer of WBC and the Corporation on the terms set forth herein.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and other good and valuable consideration, the Corporation, WBC, and the Executive hereby agree as follows:

         1.       DEFINITIONS.

                  1.1 "Affiliate" means any person or entity controlling, controlled by or under common control with WBC or the Corporation.

                  1.2 "Annual Compensation" means the Executive's highest Base Salary and Annual Bonus during the Term of Employment.

                  1.3      "Board" means the Board of Directors of WBC.



                  1.4 "Cause" means (a) Executive's material breach of any term or condition of this Agreement; (b) Executive's (i) personal dishonesty, willful misconduct or intentional breach of fiduciary duty, in each such case involving WBC, the Corporation or any Affiliate's property, personnel or business operations, in each case materially detrimental to the goodwill of WBC, the Corporation or any Affiliate, or materially damaging to WBC's, the Corporation's or any Affiliate's relationships with its respective customers, clients or employees; or (ii) intentional failure to perform the current material duties of his employment or his other material obligations hereunder, or any other intentional act by Executive which in either case is materially detrimental to the goodwill of WBC, the Corporation or any Affiliate, or materially damaging to WBC's, the Corporation's or any Affiliate's relationships with its customers, clients or employees; (c) Executive's conviction or entry of a no-contest plea with respect to a felony; (d) Executive's material misappropriation (or attempted material misappropriation) of any of WBC's, the Corporation's or any Affiliate's, funds or property or of a business opportunity of WBC, the Corporation or any Affiliate (including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of WBC, the Corporation or any Affiliate) materially detrimental to the goodwill of WBC, the Corporation or any Affiliate, or materially damaging to WBC's, the Corporation's or any Affiliate's relationships with its respective customers, clients or employees; or (e) Executive's gross negligence in connection with the performance of Executive's obligations hereunder which is materially detrimental to the goodwill of WBC and the Corporation or any Affiliate, or materially damaging to WBC's, the Corporation's or any Affiliate's relationships with its customers, clients or employees.

                  1.5 "Date of Termination" means (a) in the case of a termination for which a Notice of Termination is required, the date of actual receipt of such Notice of Termination or, if later, the date specified therein (in no event, however, shall such date be later than seven (7) days after the date of actual receipt of such notice), as the case may be, and (b) in all other cases, the actual date on which the Executive's employment terminates during the Term of Employment.

                  1.6 "Disability" means mental or physical impairment or incapacity rendering the Executive substantially unable to perform his duties under this Agreement for a period of no longer than 180 days out of any 360 day period during the Term of Employment.

                  1.7 "Good Reason" means and shall be deemed to exist if, without the prior express written consent of the Executive, (a) the Executive is assigned any duties or responsibilities inconsistent in any material respect with the scope of the duties or responsibilities associated with the Executive's titles or positions, as set forth and described in Section 4 of this Agreement;
(b) the Executive suffers a reduction in the duties, responsibilities, titles, positions, or effective authority associated with such titles and positions, as set forth and described in Section 4 of this Agreement; (c) the Executive is not appointed to, or is removed from, the offices or positions provided for in
Section 4 of this Agreement; (d) the Executive's Base Salary is decreased by WBC or the Corporation, or the Executive's benefits under employee benefit or health or welfare plans or programs of WBC or the Corporation are decreased, except as provided in Section 5.1 hereof or as a result of a good faith change in benefits applicable to all employees of WBC and the Corporation, or the Executive fails to timely receive his Base Salary, Retention Bonus, Incentive Bonus, Annual Bonus, LTIP Award, expense reimbursement, or any other benefit to which he is entitled under this Agreement; (e) WBC and the Corporation fail to obtain the full assumption of this Agreement by a successor entity in accordance with
Section 11.2 of this Agreement; (f) WBC and the Corporation fail to maintain, or cause to be maintained, adequate directors and officers liability insurance coverage for the Executive or fail to comply with Section 4.3 of this Agreement;
(g) WBC and the Corporation purport to terminate the Executive's employment for Cause and such purported termination of employment is not effected in accordance with the requirements of this Agreement; or (h) there occurs a Change in Control.

                  1.8 "Term of Employment" has the meaning ascribed to it in Section 3.

                  1.9 "Change in Control" means (a) the acquisition, (i) after the effective date of that certain Plan of Reorganization of WBC Under Chapter 11 of the United States Bankruptcy Code, most of the essential terms of which were negotiated between WBC and its Ad Hoc Committee of Bondholders prior to the date of this Agreement (the "WBC Chapter 11 Plan"), or (ii) if the above mentioned WBC Chapter 11 Plan, or a substantially similar version thereof, is not filed and effectuated, then such acquisition after the date of this Agreement by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 34% of more of either (A) the outstanding shares of common stock of WBC (the "Common Stock"), or (B) the combined voting power of the voting securities of WBC entitled to vote generally in the election of directors (the "Voting Securities"); PROVIDED, HOWEVER, the following acquisitions shall not constitute a Change in Control: (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or WBC or Affiliate, or (y) any acquisition by any corporation if, immediately following such acquisition, more than 66% of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (entitled to vote generally in the election of directors) is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who, immediately prior to such acquisition, were the beneficial owners of the Common Stock and the Voting Securities in substantially the same proportions, respectively, as their ownership, immediately prior to such acquisition, of the Common Stock and Voting Securities; or (b) individuals who, (i) on the 30th day after the effective date of that certain WBC Chapter 11 Plan, or (ii) if the above mentioned WBC Chapter 11 Plan, or a substantially similar version thereof, is not filed and effectuated, then on the date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; PROVIDED, HOWEVER, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by WBC's shareholders, was approved by a vote of at least a majority of the directors then serving and comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; or (c) approval by the new shareholders of WBC, after the effective date of the aforementioned WBC Chapter 11 Plan, of a subsequent reorganization, merger or consolidation, other than a subsequent reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities beneficially owned, directly or indirectly, immediately after such reorganization, merger or consolidation, more than 66% of the then outstanding common stock and voting securities (entitled to vote generally in the election of directors) of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and the Voting Securities; or (d) if the above mentioned WBC Chapter 11 Plan is not filed and effectuated, then approval by the shareholders of WBC of (i) a complete liquidation or dissolution of WBC, or (ii) the sale or other disposition of all or substantially all of the assets of WBC, other than to a direct or indirect wholly-owned subsidiary of WBC. For purposes of this Agreement and without limiting the generality of the preceding sentence, the sale or other disposition of WBC of more than 50% of the common stock or the voting securities (entitled to vote generally in the election of directors) of WBC shall be deemed to constitute a sale or other disposition of substantially all the assets of WBC.




         2. EMPLOYMENT. Subject to the terms and provisions set forth in this Agreement, WBC hereby agrees that the Executive shall be the highest ranking officer of WBC and the Corporation with the title of Chairman of the Board, President and Chief Executive Officer, during the Term of Employment and each of WBC and the Corporation agrees during the Term of Employment to employ the Executive as President and Chief Executive Officer of each of WBC and the Corporation, and the Executive hereby accepts such employment.

         3. TERM OF EMPLOYMENT. The term of employment under this Agreement shall commence on September 15, 1998, (the "Commencement Date") and shall continue until the earlier to occur of two (2) years from the date of this Agreement (the "Expiration Date") or the date on which the Executive is terminated or resigns pursuant to Section 6 hereof; provided, that if WBC has given 90 days' notice to the Executive prior to the Expiration Date that WBC desires to extend this Agreement, then the Term of Employment hereunder shall be extended for one year.

         4.       POSITIONS, RESPONSIBILITIES AND DUTIES.

                  4.1 POSITIONS. During the Term of Employment, the Executive
(i) shall be employed and serve as President and Chief Executive Officer of each of WBC and the Corporation, as well as President and Chief Executive Officer or higher position and title of each of the Affiliates; (ii) shall be elected and serve as a director of the Corporation; and (iii) if elected by WBC's shareholders, shall be a director of WBC. In such positions, the Executive shall have the duties, responsibilities and authority normally associated with the office and position of president and chief executive officer of a publicly-traded corporation. The Executive shall report solely and directly to the Board. All officers and other senior employees of the Corporation and WBC shall report solely and directly to the Executive or the Executive's designees. The Executive shall perform his duties and responsibilities hereunder at his current office address of 110 West Seventh Street, Suite 1100, Fort Worth, Texas 76102. Notwithstanding the above, the Executive shall not be required to perform any duties and responsibilities which would be likely to result in a non-compliance with or violation of any applicable law or regulation.

                  4.2 DUTIES. During the Term of Employment, the Executive shall use his best efforts to perform faithfully and efficiently the duties and responsibilities contemplated by this Agreement, including, without limitation, establishing both short and long-range strategic growth plans for WBC, the Corporation, and Affiliates in an effort to achieve WBC's consolidated financial targets and shall devote substantially all of his business time, skill and attention to such services; PROVIDED, HOWEVER, that the Executive shall be allowed, to the extent such activities do not substantially interfere with the full performance by the Executive of his duties and responsibilities hereunder, to (a) manage the Executive's personal, financial and legal affairs, and (b) serve on civil or charitable boards or committees. The Executive shall at all times comply with and be subject to WBC's and the Corporation's policies, procedures, directives, and regulations as established by the Board from time to time.

                  4.3 WORKING CONDITIONS. WBC and the Corporation will provide the Executive with a private office, secretarial and stenographic services, and any other facilities and services as are currently in place or otherwise suitable to the Executive's position or required for the performance of his duties.

         5.       COMPENSATION AND OTHER BENEFITS.

                  5.1 BASE SALARY. During the Term of Employment, the Executive shall receive a base salary of no less than $400,000.00 per annum ("Base Salary") payable in equal semi-monthly installments. Such Base Salary shall be reviewed annually for increase in the sole discretion of the Board or the Executive Committee thereof. Any such salary increase shall then be the "Base Salary" for purposes of this Agreement. The Executive's Base Salary may only be reduced pursuant to a plan or program instituted in good faith implementing a general proportionate reduction in the base salary rate of all of the officers of WBC and the Corporation, but in any event not more than 20% of Executive's Base Salary.

                  5.2 RETENTION BONUS. In recognition of and as compensation for Executive's job performance from November 17, 1997 through the date of the execution of this Agreement, Executive has earned and shall be entitled to receive a one time bonus (the "Retention Bonus") paid by WBC and the Corporation according to the following formulas.

                  (a) In the event that the WBC Chapter 11 Plan or a substantially similar version thereof is confirmed and becomes effective, then Executive shall be entitled to receive the following:

                           (1) A cash payment of $296,000, 50% of which shall be
                  payable on the effective date of such WBC Chapter 11 Plan, or a substantially similar version thereof, and the remaining 50% shall be payable on the first anniversary of the effective date of such WBC Chapter 11 Plan, or a substantially similar version thereof; and

                           (2) Issuance on the effective date of such WBC
                  Chapter 11 Plan, or a substantially similar version thereof, of 0.29% of the new common stock of WBC to be issued pursuant to such WBC Chapter 11 Plan, or a substantially similar version thereof. In recognition of the federal income tax consequences of the equity consideration of this part of the Retention Bonus, WBC and the Corporation shall use their reasonable best efforts to make such equity consideration federal income tax neutral for Executive.

                  (b) In the event that, prior to the effective date of the WBC Chapter 11 Plan, or a substantially similar version thereof, WBC enters into a transaction which (1) would prevent the WBC Chapter 11 Plan, or a substantially similar version thereof, from being confirmed and becoming effective, and (2) would result in a distribution to each holder of an Allowed Claim (capitalized terms not otherwise defined in this Section 5.2(b) shall have the meaning ascribed to such terms in the WBC Chapter 11 Plan) against or Equity Interest in WBC the receipt of distributions of value equal to or greater than those at the high end range provided for by the WBC Chapter 11 Plan, then Executive shall be entitled to receive the following:

                           (1) A cash payment of $296,000, 50% of which shall be
                  payable on the date of the closing of such transaction, and the remaining 50% payable on the first anniversary date of the closing of such transaction; and

                           (2) A cash payment of $104,000 on the date of the
                  closing of such transaction, in lieu of the equity consideration which would have been otherwise payable pursuant to Section 5.2(a)(2) above.

                  5.3 SHORT-TERM INCENTIVE. For each fiscal year of WBC (in addition to the Base Salary), the Executive shall be eligible to receive an annual cash bonus ("Annual Bonus") determined by the Board or a committee thereof. Such Annual Bonus shall be payable to the Executive at such time as such bonuses or similar bonuses are paid to other members of the Corporation's or WBC's senior management.

                  5.4 RETIREMENT PLANS. During the Term of Employment, the Executive shall be entitled to participate as of the Commencement Date in all incentive, pension, retirement, savings, 401(k) and other employee pension benefit plans and programs maintained by WBC and/or the Corporation from time to time for the benefit of senior executives and/or other employees.

                  5.5 WELFARE BENEFIT PLANS. During the Term of Employment, the Executive, the Executive's spouse, if any, and their eligible dependents, if any, shall be entitled to participate as of the Commencement Date in and be covered under all the welfare benefit plans or programs maintained by the Corporation and WBC from time to time including, without limitation, all medical hospitalization, dental, disability, life, accidental death and dismemberment and travel accident insurance plans and programs. Executive shall also earn and receive a minimum of six (6) weeks vacation each year with year-end accrual of unused vacation not to exceed twelve (12) weeks.

                  5.6 LONG-TERM INCENTIVE PLAN. The Executive shall be entitled to participate in the Senior Management Incentive Bonus Plan ("Incentive Bonus"), as negotiated previously and hereinafter provided in the aforementioned WBC Chapter 11 Plan, attached hereto as Exhibit "A," and by this reference incorporated fully herein, as well as any other long-term incentive plan or program, which other plan or program is hereby adopted by the boards of WBC and the Corporation ("LTIP Award") based on the achievement of reasonable corporate objectives determined in good faith by WBC or the Corporation. An LTIP Award may be in the form of performance shares, performance units, stock options, restricted stock, or other types of awards deemed appropriate by the Board, the Executive Committee or such other committees of the Board.

                  5.7 EXPENSE REIMBURSEMENT. During the Term of Employment, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in promoting WBC and/or its Affiliates and in otherwise performing his duties and responsibilities hereunder.

         6.       TERMINATION.

                  6.1 TERMINATION DUE TO DEATH OR DISABILITY. A determination of whether the Executive is Disabled shall be made by WBC, the Corporation or any Affiliate in its sole, but good faith, discretion upon its own initiative after obtaining certification from a duly licensed physician or upon request of the Executive or a person acting on his behalf. The Executive shall cooperate with any necessary medical examination in connection with a determination of Disability. Upon seven (7) days prior written notice to the Executive, WBC and the Corporation may terminate the Executive's employment hereunder due to Disability. In the event of the Executive's death or a termination of the Executive's employment by WBC and the Corporation due to Disability, the Executive, his estate or his legal representative, as the case may be, shall be entitled to receive from WBC and the Corporation without duplication the following:

          (a) a lump sum payment of the Base Salary continuation at the rate in effect (as provided for by Section 5.1 of this Agreement) at the time of such termination through the Date of Termination;

          (b) a lump sum payment of any Incentive Bonus, Annual Bonus and LTIP Award awarded but not yet paid as of the Date of Termination;

          (c) a lump sum payment of the unpaid cash portion of the Retention Bonus, together with the immediate performance of the Retention Bonus obligation set forth in Paragraph 5.2(a)(2) or 5.2(b) as applicable;

          (d) a lump sum payment of accrued but unused vacation through the Date of Termination;

          (e) reimbursement of all expenses incurred, but not yet paid prior to such death or Disability;

          (f) immediate and accelerated vesting of all stock options and restricted stock grants previously awarded to the Executive under any plan or program maintained or established by WBC and/or the Corporation;

          (g) in the case of death, any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs of WBC or the Corporation, except any other severance benefit of WBC or the Corporation; and

          (h) in the case of Disability, (i) continuation of the Executive's health and welfare benefits (as described in Section 5.5 of this Agreement) at the level in effect (as provided for by Section 5.5) on the Date of Termination through the end of the one year period following the termination of the Executive's employment due to Disability (or the Corporation and/or WBC shall provide the economic equivalent thereof), and
     (ii) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs of WBC and the Corporation, except any other severance benefit of WBC or the Corporation.

                  6.2 TERMINATION BY WBC AND THE CORPORATION FOR CAUSE. WBC and the Corporation may terminate the Executive's employment hereunder for Cause as provided in this Section 6.2. If WBC and the Corporation terminate the Executive's employment hereunder for Cause, the Executive shall be entitled to receive from WBC and the Corporation without duplication the following:

          (a) a lump sum payment of the Base Salary continuation at the rate in effect (as provided for by Section 5.1 of this Agreement) at the time of such termination through the Date of Termination;

          (b) a lump sum payment of any Incentive Bonus, Annual Bonus and LTIP Award awarded but not yet paid as of the Date of Termination;

          (c) a pro rata lump sum payment of the unpaid cash portion of the Retention Bonus, together with the immediate performance of the Retention Bonus obligation set forth in Paragraph 5.2(a)(2) or 5.2(b) as applicable;

          (d) a lump sum payment of accrued but unused vacation through the Date of Termination;

          (e) reimbursement for all expenses incurred, but not yet paid prior to such termination of employment; and

          (f) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs of WBC and the Corporation, except any other severance benefit of WBC or the Corporation.

         In any case described in this Section 6.2, the Executive shall be given written notice authorized by a vote of at least a majority of the members of the Board that WBC and the Corporation intend to terminate the Executive's employment hereunder for Cause. Such written notice, given in accordance with
Section 6.7 of this Agreement, shall specify the particular act or acts, or failure to act, which is or are the basis for the decision to so terminate the Executive's employment for Cause. Except with respect to the grounds set forth in Section 1.4(c), as to which the following shall not apply, the Executive shall be given the opportunity within thirty (30) calendar days after the receipt of such notice to meet with the Board to defend such act or acts, or failure to act, and the Executive shall be given thirty (30) business days after such meeting to correct such act or failure to act. Upon failure of the Executive, as fairly and reasonably determined by the Board, within such latter thirty (30) day period, to correct such act or failure to act, or if the Executive fails to meet with the Board after being provided an opportunity to do so, the Executive's employment by WBC and the Corporation shall be automatically terminated under this Section 6.2 for Cause as of the date determined under
Section 1.5 of this Agreement.

                  6.3 TERMINATION WITHOUT CAUSE OR TERMINATION FOR GOOD REASON. Upon seven (7) days prior written notice to the affected party, WBC and the Corporation may terminate the Executive's employment hereunder without Cause and the Executive may terminate his employment hereunder for Good Reason. If WBC and the Corporation terminate the Executive's employment hereunder without Cause, other than due to death or Disability, or if the Executive terminates his employment for Good Reason, the Executive shall be entitled to receive from WBC and the Corporation without duplication the following:

          (a) a lump sum payment equal in amount to 117% of the sum of (i) the Executive's Base Salary (as provided for by Section 5.1 of this Agreement), and (ii) the highest of either the Incentive Bonus or Annual Bonus awarded to the Executive within five (5) years prior to the Date of Termination;

          (b) a lump sum payment of any Base Salary accrued or Annual Bonus, Incentive Bonus, and LTIP Award awarded but not yet paid as of the Date of Termination;

          (c) a lump sum payment of the unpaid cash portion of the Retention Bonus, together with the immediate performance of the Retention Bonus obligation set forth in Paragraph 5.2(a)(2) or 5.2(b) as applicable;

          (d) a lump sum payment of accrued but unused vacation through the Date of Termination;

          (e) reimbursement of all expenses incurred, but not yet paid prior to such termination of employment;

          (f) immediate and accelerated vesting of all stock options and restricted stock grants previously awarded to the Executive under any plan or program maintained or established by WBC and the Corporation; and

          (g) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans or programs of the Corporation and WBC, except any other severance benefit of WBC or the Corporation.

         In the case of termination by Executive for Good Reason pursuant to this Section 6.3, WBC and the Corporation shall be given written notice that the Executive intends to terminate his employment hereunder for Good Reason. Such written notice, given in accordance with Section 6.7 of this Agreement, shall specify the particular act or acts, or failure to act, which is or are the basis for the decision to so terminate the Executive's employment for Good Reason. Upon failure of WBC and the Corporation, as fairly and reasonably determined by the Executive, within such latter thirty (30) day period, to correct such act or failure to act, or if WBC and the Corporation fail to meet with the Executive after being provided an opportunity to do so, the Executive's employment by WBC and the Corporation shall be automatically terminated under this Section 6.3 for Good Reason as of the date determined under Section 1.5 of this Agreement.

                  6.4 VOLUNTARY TERMINATION. The Executive may effect, upon seven (7) days prior written notice to WBC and the Corporation, a Voluntary Termination of his employment hereunder. A "Voluntary Termination" shall mean a termination of employment by the Executive on his own initiative other than (a) a termination due to death or Disability, or (b) a termination for Good Reason. A Voluntary Termination shall not be a breach of this Agreement. If the Executive's employment hereunder is so terminated, the Executive shall be entitled to receive from WBC and the Corporation the following:

          (a) a lump sum payment of Base Salary at the rate in effect (as provided for by Section 5.1 of this Agreement) at the time of such termination through the Date of Termination;

          (b) a lump sum payment of any Annual Bonus, Incentive Bonus, or LTIP Award awarded but not yet paid as of the Date of Termination;

          (c) reimbursement for expenses incurred, but not yet paid prior to the Date of Termination; and

          (d) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable employee benefit plans or programs maintained by WBC and the Corporation, except any other severance benefit of WBC or the Corporation.

                  6.5 TERMINATION BY EXPIRATION. If this Agreement expires pursuant to Section 3 hereof, the Executive shall be entitled to receive on the Expiration Date from WBC and the Corporation the following:

          (a) a lump sum payment equal in amount to 117% of the sum of (i) the Executive's Base Salary (as provided for by Section 5.1 of this Agreement), and (ii) the highest of either the Incentive Bonus or Annual Bonus awarded to the Executive within five (5) years prior to the Expiration Date;

          (b) a lump sum payment of any Base Salary accrued or Annual Bonus, Incentive Bonus, and LTIP Award awarded but not yet paid as of the Expiration Date;

          (c) a lump sum payment of accrued but unused vacation through the Expiration Date;

          (d) reimbursement of all expenses incurred, but not yet paid prior to such termination of employment;

          (e) immediate and accelerated vesting of all stock options and restricted stock grants previously awarded to the Executive under any plan or program maintained or established by WBC and the Corporation; and

          (f) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans or programs of the Corporation and WBC, except any other severance benefit of WBC or the Corporation.

                  6.6 NO MITIGATION; NO OFFSET. In the event of any termination of employment under this Section 6, the Executive shall be under no obligation to seek other employment and there shall be no offset against any amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that the Executive may obtain. Any amounts due under this Section 6 are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty.

                  6.7 NOTICE OF TERMINATION. Any termination by WBC and the Corporation for Cause or by the Executive for Good Reason shall be communicated by a notice of termination to the other party hereto given in accordance with
Section 13.3 of this Agreement (the "Notice of Termination"). The Notice of Termination shall be given, in the case of a termination for Cause, within ninety (90) business days after a director of the Corporation (excluding the Executive) knew or should have known of the events giving rise to such purported termination, and in the case of a termination by the Executive for Good Reason, within ninety (90) days of the Executive's having actual knowledge of the events giving rise to such termination, except in the case of termination for Good Reason resulting from a Change in Control then within one hundred eighty (180) days of the effective date of such Change in Control. Such notice shall (a) indicate the specific termination provision in this Agreement relied upon, (b) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (c) if the termination date is other than the date of receipt of such notice, specify the date on which the Executive's employment is to be terminated (which date shall not be earlier than the date on which such notice is actually given).

                  6.8 CERTAIN OTHER PAYMENTS. Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with WBC and the Corporation or any of their Affiliates (all such payments and benefits being hereinafter called the "Total Payments") would subject the Executive to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any successor section thereto (the "Excise Tax"), and if, and only if, such Total Payments less the Excise Tax is less than the maximum amount of the Total Payments which could be payable to the Executive without the imposition of the Excise Tax, then and only then, and only to the extent necessary to eliminate the imposition of the Excise Tax (and after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in any such other plan, arrangement or agreement), (A) any cash payments hereunder shall first be reduced (if necessary, to zero), and (B) all other non-cash payments hereunder shall next be reduced. For purposes of this limitation (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the Date of Termination shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by WBC's independent auditors and reasonably acceptable to the Executive does not constitute a "parachute payment" within the meaning of
Section 280G(b)(2) of the Code, including by reason of Section 280G(b)(4)(A) of the Code, (iii) all payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (i) or (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions under Code Section 280G, in the opinion of the tax counsel referred to in clause (ii); and (iv) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by WBC's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

                  6.9 PAYMENT. Except as otherwise provided in this Agreement, any payments to which the Executive shall be entitled to under this Section 6, including, without limitation, any economic equivalent of any benefit, shall be made immediately on the Date of Termination. If the amount of any payment due to the Executive cannot be finally determined within thirty (30) days after the Date of Termination, such amount shall be estimated on a good faith basis by WBC and the estimated amount shall be paid no later than thirty (30) days after such Date of Termination. As soon as practicable thereafter, the final determination of the amount due shall be made and any adjustment requiring a payment to or from the Executive shall be made as promptly as practicable.



         7. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided or maintained by WBC and/or the Corporation for which the Executive may qualify, nor shall anything herein limit or otherwise prejudice such rights as the Executive may have under any other existing or future agreements with the Corporation, WBC, and/or any Affiliate of either, including, without limitation, any stock option agreements or plans. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plans or programs of the Corporation, WBC and/or any Affiliate of either at or subsequent to the Date of Termination shall be payable in accordance with such plans or programs. Notwithstanding the foregoing, payments to the Executive under Section 6 hereof shall be in lieu of payments under any severance plan or program.

         8. FULL SETTLEMENT. WBC's and the Corporation's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off (except set-off for a fixed and liquidated obligation), counterclaim, recoupment, defense or other right which WBC and/or the Corporation and/or any Affiliates may have against the Executive or others. Notwithstanding anything contained herein to the contrary, the obligations of WBC and the Corporation hereunder shall be subject to Executive having executed and delivered an instrument to WBC and the Corporation irrevocably waiving and releasing WBC, the Corporation, and each Affiliate from any and all obligations or liabilities to Executive arising from or in connection with Executive's employment with WBC and the Corporation or the termination of such employment and any and all claims Executive may have under federal, state or local statutes, regulations or ordinances or under any common law principles or breach of contract or the covenant of good faith and fair dealing, defamation, wrongful discharge, intentional infliction of emotional distress or promissory estoppel.

         9. LEGAL FEES AND OTHER EXPENSES. In the event that a claim for payment or benefits under this Agreement is disputed, the Executive shall be reimbursed for all attorney fees and expenses incurred by the Executive in pursuing such claim, provided that the Executive is successful as to at least part of the disputed claim by reason of litigation, arbitration or settlement. In addition, the Executive shall be paid or reimbursed for all legal fees and expenses incurred by the Executive in connection with the review, preparation and negotiation of this Agreement and/or any other agreements or plans referenced herein.



         10.      CONFIDENTIAL INFORMATION AND NONSOLICITATION.

                  10.1 CONFIDENTIAL INFORMATION. The Executive shall not, during the Term of Employment and thereafter, without the prior express written consent of WBC and/or the Corporation, disclose any confidential information, knowledge or data relating to WBC , the Corporation, or any Affiliate of either and their respective businesses, which (a) was obtained by the Executive in the course of the Executive's employment with WBC and the Corporation, and (b) which is not information, knowledge or data otherwise in the public domain (other than by reason of a breach of this provision by the Executive), unless required to do so by a court of law or equity or by any governmental agency or other authority.

                  10.2 NO SOLICITATION. The Executive hereby agrees that, if his employment hereunder is terminated by WBC and the Corporation for Cause or by the Executive under Section 6.4 of this Agreement, he shall not, for twelve (12) months after the Date of Termination, directly or indirectly, divert, solicit or take away the patronage of (a) any customers or agents of the Corporation, WBC or any Affiliate of either as of the relevant Date of Termination, or (b) any prospective customers or agents of the Corporation, WBC or any Affiliate whose business the Corporation and/or WBC was actively soliciting on the relevant Date of Termination, and with which the Executive had business contact while employed by the Corporation and WBC. The Executive agrees that, under the circumstances and conditions described above and for the same period of time, the Executive shall not, directly or indirectly, induce or solicit any employees or agents of the Corporation, WBC or any Affiliate of either to leave or terminate their employment or agency relationship with the Corporation or WBC. The Corporation and WBC agrees that (i) any announcement made by the Executive, at any press conference or in any press release or through individual notices, shall not, in and of itself, constitute an attempt directly or indirectly to induce, divert, solicit or take away customers or employees, (ii) any such announcement creates no presumption with respect to any such inducement, diversion, solicitation or taking, and (iii) in all cases both the burden of production of evidence and the ultimate burden of persuasion with respect to any allegations or claims that this Section 10.2 has been breached or violated by the Executive shall be borne by WBC and the Corporation. Executive agrees that all restrictions and agreements contained in this Section 10, including without limitation, those relating to duration and restricted territory, are necessary and fundamental to the protection of the business of WBC, the Corporation or any Affiliate, and are reasonable and valid, and all defenses to the strict enforcement thereof by Executive are hereby waived. Executive agrees that the remedy at law for such breach of this Agreement will be inadequate, and that the damages from such breach are not readily susceptible to being measured in monetary terms. Accordingly, Executive agrees that upon breach of this Section 10, WBC, the Corporation or any Affiliate shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened further breach. Nothing in this Agreement shall be deemed to limit WBC's, the Corporation's or any Affiliate's remedies at law or in equity for any breach by Executive or any of the provisions of this Agreement that may be pursued or availed of by WBC, the Corporation or any Affiliate.

         11.      SUCCESSORS.

                  11.1 THE EXECUTIVE. This Agreement is personal to the Executive and, without the prior express written consent of WBC and the Corporation, shall not be assignable by the Executive, except that the Executive's rights to receive any compensation or benefits under this Agreement may be transferred or disposed of pursuant to testamentary disposition, intestate succession or pursuant to a domestic relations order. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs, beneficiaries and/or legal representatives.

                  11.2 WBC AND THE CORPORATION. This Agreement shall inure to the benefit of and be binding upon WBC, the Corporation, and their respective successors and assigns. WBC shall require any successor to all or substantially all of the Corporation's and its Affiliates' business and/or assets, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as WBC and the Corporation would be required to perform if no such succession had taken place.

         12. INDEMNIFICATION. WBC and the Corporation agree that if the Executive is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director or officer of WBC, the Corporation, and/or any Affiliate of either or is or was serving at the request of the Corporation, WBC and/or any Affiliate as a director, officer, member, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a director, officer, member, employee or agent while serving as a director, officer, member, employee or agent, he shall be indemnified and held harmless by WBC and the Corporation to the fullest extent authorized by applicable law, as the same exists or may hereafter be amended, against all Expenses incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if the Executive has ceased to be an officer, director or agent, or is no longer employed by WBC and the Corporation and shall inure to the benefit of his heirs, executors and administrators; provided, however, that Executive shall not be indemnified for any act or omission that constitutes gross negligence or willful misconduct.

         13.      MISCELLANEOUS.

                  13.1 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, applied without reference to the principles of conflict of laws.

                  13.2 AMENDMENTS. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  13.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be given by hand-delivery to the other parties or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:               Mr. Patrick J. Mitchell
                                            2713 Heritage Hills Drive
                                            Fort Worth, Texas 76109

         If to the Corporation:             Westbridge Management Corp.
                                            110 West Seventh Street, Suite 300
                                            Fort Worth, Texas 76102
                                            Attention: General Counsel

         If to WBC:                         Westbridge Capital Corp.
                                            110 West Seventh Street, Suite 300
                                            Fort Worth, Texas 76102
                                            Attention: General Counsel

or to such other address as any party hereto shall have furnished to the others in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

                  13.4 WITHHOLDING. WBC and the Corporation may withhold from any amounts payable under this Agreement such federal, state or local income taxes as shall be required to be withheld pursuant to any applicable law or regulation.


                  13.5 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  13.6 CAPTIONS. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

                  13.7 BENEFICIARIES/REFERENCES. The Executive shall be entitled to select (and change) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death, and may change such election, in either case by giving WBC or the Corporation written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary(ies), estate or other legal representative(s).

                  13.8 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

                  13.9 REPRESENTATIONS. WBC and the Corporation each represents and warrants that it is fully authorized and empowered to enter into this Agreement. The Executive represents and warrants that the performance of the Executive's duties under this Agreement will not violate any agreement between the Executive and any other person, firm, partnership, corporation, or organization.

                  13.10 SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement or the Executive's Term of Employment hereunder for any reason to the extent necessary to the intended provision of such rights and the intended performance of such obligations.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and WBC, as well as the Corporation have each caused this Agreement to be executed in its name on its behalf, and attested to by their respective Secretaries, all as of the day and year first above written.






                           Westbridge Management Corp.


Attest:                                     By:       /S/ PATRICK H. O'NEILL
                                                     Patrick H. O'Neill
                                                     Title:   Secretary
 /S/ LINDA MERCER



                            Westbridge Capital Corp.

Attest:                                     By:       /S/ PATRICK H. O'NEILL
                                                     Patrick H. O'Neill
 /S/ LINDA MERCER                           Title:   Secretary



                                            /S/ PATRICK J. MITCHELL
                                                Patrick J. Mitchell

                                                     August 13, 1998


                            PERSONAL AND CONFIDENTIAL

Mr. Patrick J. Mitchell
2713 Heritage Hills Drive
Fort Worth, Texas  76102

         Re:      Incentive Bonus

Dear Patrick:

         As you may know, a decision has been made to pursue the restructuring of Westbridge Capital Corp. (the "Company"). You are a valued senior officer and employee of the Company and Westbridge Management Corp. ("WBMC"), and the Company's Board of Directors (the "Board") wants you to remain with the Company and continue to provide leadership and make continued valuable contributions to the Company's business, as well as the business of WBMC, until such restructuring and reorganization of the Company has been completed.

         This letter agreement (this "Incentive Bonus Agreement") sets forth all of the terms of an arrangement that the Board has established under which you will be eligible to receive a 1998 Incentive Bonus payable upon the completion of the preparation of the Company's fiscal 1998 audited financial statements. This Incentive Bonus Agreement is not an employment agreement. It does not change any of the terms and conditions of your Employment Agreement with the Company and WBMC.

                                 INCENTIVE BONUS

         If your employment with the Company and WBMC has not been terminated for Cause as defined in Paragraph 1.4 of the Patrick J. Mitchell Employment Agreement prior to the date of the issuance of the Company's fiscal 1998 audited financial statements, you will receive a cash incentive bonus (the "Cash Incentive Bonus") payable within 10 business days after the date on which the Company announces publicly it's financial results for the fiscal year ended December 31, 1998. The amount of your Cash Incentive Bonus, if any, will be determined using the following formula:
         $400,000 X 30% X (Net Income Factor) = Cash Incentive Bonus

         The Net Income Factor is based on the Company's fiscal 1998 Normal Net Income and will be determined in accordance with the table below. Normal Net Income shall be defined as income before income taxes and minority interests plus reorganization expenses, non-LaSalle Bank interest expense, and non-LaSalle Bank debt amortization costs, calculated in accordance with generally accepted accounting principles.

FISCAL 1998 NORMAL NET INCOME ($ IN 000S)             COMPANY NET INCOME FACTOR
-----------------------------------------             -------------------------

Less than $2,001                                                      0%
Greater than $2,000 but Less than $3,599                              50%
Greater than $3,598 but Less than $6,001                              75%
Greater than $6,000 but Less than $8,251                             100%
Greater than $8,250 but Less than $10,351                            125%
Greater than $10,350 but Less than $12,351                           150%
Greater than $12,350 but Less than $14,251                           175%
Greater than $14,250                                                 200%

         In addition to the Cash Incentive Bonus, if your employment with the Company and WBMC has not been terminated for Cause as defined in Paragraph 1.4 of the Patrick J. Mitchell Employment Agreement prior to the date of the issuance of the Company's fiscal 1998 audited financial statements, you will receive an additional Incentive Bonus payable in new Common Stock of the reorganized Company (the "Stock Incentive Bonus"). The number of shares of Common Stock that you will be eligible to receive as a Stock Incentive Bonus shall be equal to the Applicable Stock Percentage of the new Common Stock of the reorganized Company on a fully diluted basis (as determined below) multiplied by 59%.

FISCAL 1998 NORMAL NET INCOME ($ IN 000S)           APPLICABLE STOCK PERCENTAGE
-----------------------------------------           ---------------------------
Less than $2,001                                                0.000%
Greater than $2,000 but Less than $3,599                        0.250%
Greater than $3,598 but Less than $6,001                        0.375%
Greater than $6,000 but Less than $8,251                        0.500%
Greater than $8,250 but Less than $10,351                       0.625%
Greater than $10,350 but Less than $12,351                      0.750%
Greater than $12,350 but Less than $14,251                      0.875%
Greater than $14,250                                            1.000%

         In recognition of the federal income tax consequences of the Stock Incentive, the Company and WBMC will make such Stock Incentive federal income tax neutral for recipient.

MISCELLANEOUS

         Payments to be made to you or on your behalf under this Agreement, if any, shall be reduced by applicable taxes and withholdings.

         Neither the Company nor their shareholders are under any obligation, express or implied, by virtue of this letter or otherwise, to effect any restructuring at any time.

         Please indicate your agreement with the foregoing by signing both copies of this letter where indicated below and returning one fully executed copy to me.

         I personally want to thank you again for the outstanding contribution that you have made to the success of the Company, and I look forward to your valuable assistance in effecting the restructuring. This is a time when we all need to pull together.

                                                     Sincerely yours,

                                                     Westbridge Capital Corp.


                                                     By:  /S/ PATRICK H. O'NEILL
                                                              Patrick H. O'Neill



Accepted and Agreed to:


 /S/ PATRICK J. MITCHELL
Patrick J. Mitchell










PATRICK H. O'NEILL EMPLOYMENT AGREEMENT - PAGE 1 OF 23
                                                                    EXHIBIT 10.4
                               PATRICK H. O'NEILL
                              EMPLOYMENT AGREEMENT

         This Agreement (this "Agreement"), dated as of September 15, 1998, is made by and among Westbridge Capital Corp., a Delaware corporation, having its principal offices at 110 West Seventh Street, Suite 300, Fort Worth, Texas 76102 ("WBC"), Westbridge Management Corp., a Delaware corporation, having its principal offices at 110 West Seventh Street, Suite 300, Fort Worth, Texas 76102 (the "Corporation"), and Mr. Patrick H. O'Neill (the "Executive"), residing at 4001 Briarhaven Court, Fort Worth, Texas 76109.

                                    RECITALS

         1. The Corporation and WBC each desire to retain the Executive as an employee of the Corporation and WBC and to employ him as the Executive Vice President, General Counsel, and Secretary of WBC and the Corporation, and to enter into an agreement embodying the terms of those relationships which upon proper execution shall supercede all prior written employment agreements between the parties.

         2. The Executive is willing to serve as the Executive Vice President, General Counsel, and Secretary of WBC and the Corporation on the terms set forth herein.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and other good and valuable consideration, the Corporation, WBC, and the Executive hereby agree as follows:

         1.       DEFINITIONS.

                  1.1 "Affiliate" means any person or entity controlling, controlled by or under common control with WBC or the Corporation.

                  1.2 "Annual Compensation" means the Executive's highest Base Salary and Annual Bonus during the Term of Employment.

                  1.3      "Board" means the Board of Directors of WBC.


                  1.4 "Cause" means (a) Executive's material breach of any term or condition of this Agreement; (b) Executive's (i) personal dishonesty, willful misconduct or intentional breach of fiduciary duty, in each such case involving WBC, the Corporation or any Affiliate's property, personnel or business operations, in each case materially detrimental to the goodwill of WBC, the Corporation or any Affiliate, or materially damaging to WBC's, the Corporation's or any Affiliate's relationships with its respective customers, clients or employees; or (ii) intentional failure to perform the current material duties of his employment or his other material obligations hereunder, or any other intentional act by Executive which in either case is materially detrimental to the goodwill of WBC, the Corporation or any Affiliate, or materially damaging to WBC's, the Corporation's or any Affiliate's relationships with its customers, clients or employees; (c) Executive's conviction or entry of a no-contest plea with respect to a felony; (d) Executive's material misappropriation (or attempted material misappropriation) of any of WBC's, the Corporation's or any Affiliate's, funds or property or of a business opportunity of WBC, the Corporation or any Affiliate (including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of WBC, the Corporation or any Affiliate) materially detrimental to the goodwill of WBC, the Corporation or any Affiliate, or materially damaging to WBC's, the Corporation's or any Affiliate's relationships with its respective customers, clients or employees; or (e) Executive's gross negligence in connection with the performance of Executive's obligations hereunder which is materially detrimental to the goodwill of WBC and the Corporation or any Affiliate, or materially damaging to WBC's, the Corporation's or any Affiliate's relationships with its customers, clients or employees.

                  1.5 "Date of Termination" means (a) in the case of a termination for which a Notice of Termination is required, the date of actual receipt of such Notice of Termination or, if later, the date specified therein (in no event, however, shall such date be later than seven (7) days after the date of actual receipt of such notice), as the case may be, and (b) in all other cases, the actual date on which the Executive's employment terminates during the Term of Employment.
                  1.6 "Disability" means mental or physical impairment or incapacity rendering the Executive substantially unable to perform his duties under this Agreement for a period of no longer than 180 days out of any 360 day period during the Term of Employment.

                  1.7 "Good Reason" means and shall be deemed to exist if, without the prior express written consent of the Executive, (a) the Executive is assigned any duties or responsibilities inconsistent in any material respect with the scope of the duties or responsibilities associated with the Executive's titles or positions, as set forth and described in Section 4 of this Agreement;
(b) the Executive suffers a reduction in the duties, responsibilities, titles, positions, or effective authority associated with such titles and positions, as set forth and described in Section 4 of this Agreement; (c) the Executive is not appointed to, or is removed from, the offices or positions provided for in
Section 4 of this Agreement; (d) the Executive's Base Salary is decreased by WBC or the Corporation, or the Executive's benefits under employee benefit or health or welfare plans or programs of WBC or the Corporation are decreased, except as provided in Section 5.1 hereof or as a result of a good faith change in benefits applicable to all employees of WBC and the Corporation, or the Executive fails to timely receive his Base Salary, Retention Bonus, Incentive Bonus, Annual Bonus, LTIP Award, expense reimbursement, or any other benefit to which he is entitled under this Agreement; (e) WBC and the Corporation fail to obtain the full assumption of this Agreement by a successor entity in accordance with
Section 11.2 of this Agreement; (f) WBC and the Corporation fail to maintain, or cause to be maintained, adequate directors and officers liability insurance coverage for the Executive or fail to comply with Section 4.3 of this Agreement;
(g) WBC and the Corporation purport to terminate the Executive's employment for Cause and such purported termination of employment is not effected in accordance with the requirements of this Agreement; or (h) there occurs a Change in Control.

                  1.8 "Term of Employment" has the meaning ascribed to it in
Section 3.

                  1.9 "Change in Control" means (a) the acquisition, (i) after the effective date of that certain Plan of Reorganization of WBC Under Chapter 11 of the United States Bankruptcy Code, most of the essential terms of which were negotiated between WBC and its Ad Hoc Committee of Bondholders prior to the date of this Agreement (the "WBC Chapter 11 Plan"), or (ii) if the above mentioned WBC Chapter 11 Plan, or a substantially similar version thereof, is not filed and effectuated, then such acquisition after the date of this Agreement by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 34% of more of either (A) the outstanding shares of common stock of WBC (the "Common Stock"), or (B) the combined voting power of the voting securities of WBC entitled to vote generally in the election of directors (the "Voting Securities"); PROVIDED, HOWEVER, the following acquisitions shall not constitute a Change in Control: (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or WBC or Affiliate, or (y) any acquisition by any corporation if, immediately following such acquisition, more than 66% of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (entitled to vote generally in the election of directors) is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who, immediately prior to such acquisition, were the beneficial owners of the Common Stock and the Voting Securities in substantially the same proportions, respectively, as their ownership, immediately prior to such acquisition, of the Common Stock and Voting Securities; or (b) individuals who, (i) on the 30th day after the effective date of that certain WBC Chapter 11 Plan, or (ii) if the above mentioned WBC Chapter 11 Plan is not filed and effectuated, then on the date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; PROVIDED, HOWEVER, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by WBC's shareholders, was approved by a vote of at least a majority of the directors then serving and comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; or (c) approval by the new shareholders of WBC, after the effective date of the aforementioned WBC Chapter 11 Plan, of a subsequent reorganization, merger or consolidation, other than a subsequent reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities beneficially owned, directly or indirectly, immediately after such reorganization, merger or consolidation, more than 66% of the then outstanding common stock and voting securities (entitled to vote generally in the election of directors) of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and the Voting Securities; or (d) if the above mentioned WBC Chapter 11 Plan, or a substantially similar version thereof, is not filed and effectuated, then approval by the shareholders of WBC of (i) a complete liquidation or dissolution of WBC, or (ii) the sale or other disposition of all or substantially all of the assets of WBC, other than to a direct or indirect wholly-owned subsidiary of WBC. For purposes of this Agreement and without limiting the generality of the preceding sentence, the sale or other disposition of WBC of more than 50% of the common stock or the voting securities (entitled to vote generally in the election of directors) of WBC shall be deemed to constitute a sale or other disposition of substantially all the assets of WBC.

         2. EMPLOYMENT. Subject to the terms and provisions set forth in this Agreement, WBC hereby agrees that the Executive shall be the chief legal officer of WBC and the Corporation and report exclusively to the Chairman of the Board, President and Chief Executive Officer of WBC and the Corporation with the title of Executive Vice President, General Counsel, and Secretary during the Term of Employment and each of WBC and the Corporation agrees during the Term of Employment to employ the Executive as Executive Vice President, General Counsel, and Secretary of each of WBC and the Corporation, and the Executive hereby accepts such employment.

         3. TERM OF EMPLOYMENT. The term of employment under this Agreement shall commence on September 15, 1998, (the "Commencement Date") and shall continue until the earlier to occur of two (2) years from the date of this Agreement (the "Expiration Date") or the date on which the Executive is terminated or resigns pursuant to Section 6 hereof; provided, that if WBC has given 90 days' notice to the Executive prior to the Expiration Date that WBC desires to extend this Agreement, then the Term of Employment hereunder shall be extended for one year.

         4.       POSITIONS, RESPONSIBILITIES AND DUTIES.

                  4.1 POSITIONS. During the Term of Employment, the Executive
(i) shall be employed and serve as Executive Vice President, General Counsel, and Secretary of each of WBC and the Corporation, as well as the equivalent or higher title and position of each of the Affiliates; and (ii) shall be elected and serve as a director of the Corporation. In such positions, the Executive shall have the duties, responsibilities and authority normally associated with the office and position of executive vice president, general counsel, and secretary of a publicly-traded corporation. The Executive shall report solely and directly to the President and Chief Executive Officer. The Executive shall perform his duties and responsibilities hereunder at his current office located at 110 West Seventh Street, Suite 1100, Fort Worth, Texas 76102. Notwithstanding the above, the Executive shall not be required to perform any duties and responsibilities which would be likely to result in a non-compliance with or violation of any applicable law or regulation.

                  4.2 DUTIES. During the Term of Employment, the Executive shall use his best efforts to perform faithfully and efficiently the duties and responsibilities contemplated by this Agreement, including, without limitation, the responsibilities normally associated with the highest ranking legal officer and secretary and shall devote substantially all of his business time, skill and attention to such services; PROVIDED, HOWEVER, that the Executive shall be allowed all time reasonably required for a period of one year from the Commencement Date in order to wind up, complete and resolve the current caseload, current client matters, and other current business of the Law Offices of Patrick H. O'Neill, P.C. and further, to the extent other activities do not substantially interfere with the full performance by the Executive of his duties and responsibilities hereunder, Executive shall be also allowed to (a) manage the Executive's personal, financial and legal affairs, and (b) serve on civil or charitable boards or committees. The Executive shall at all times comply with and be subject to WBC's and the Corporation's policies, procedures, directives, and regulations as established by the Board from time to time.

                  4.3 WORKING CONDITIONS. WBC and the Corporation will provide Executive with a private office, furnishings, library, equipment, services of associate general counsels, paralegals, administrative assistants, secretaries, facilities and services as are currently in place or otherwise suitable to Executive's position or required for the establishment and maintenance of a corporate law department or otherwise in performance of Executive's duties.

         5.       COMPENSATION AND OTHER BENEFITS.

                  5.1 BASE SALARY. During the Term of Employment, the Executive shall receive a base salary of no less than $275,000.00 per annum ("Base Salary") payable in equal semi-monthly installments. Such Base Salary shall be reviewed annually for increase in the sole discretion of the Board or the Executive Committee thereof. Any such salary increase shall then be the "Base Salary" for purposes of this Agreement. The Executive's Base Salary may only be reduced pursuant to a plan or program instituted in good faith implementing a general proportionate reduction in the base salary rate of all of the officers of WBC and the Corporation, but in any event not more than 20% of Executive's Base Salary.

                  5.2 RETENTION BONUS. In recognition of and as compensation for Executive's job performance from November 17, 1997 through the date of the execution of this Agreement, Executive has earned and shall be entitled to receive a one time bonus (the "Retention Bonus") paid by WBC and the Corporation according to the following formulas.

                  (a) In the event that the WBC Chapter 11 Plan or a substantially similar version thereof is confirmed and becomes effective, then Executive shall be entitled to receive the following:

                           (1) A cash payment of $204,000, 50% of which shall be
                  payable on the effective date of such WBC Chapter 11 Plan, or a substantially similar version thereof, and the remaining 50% shall be payable on the first anniversary of the effective date of such WBC Chapter 11 Plan, or a substantially similar version thereof; and

                           (2) Issuance on the effective date of such WBC
                  Chapter 11 Plan, or a substantially similar version thereof, of 0.21% of the new common stock of WBC to be issued pursuant to such WBC Chapter 11 Plan, or a substantially similar version thereof. In recognition of the federal income tax consequences of the equity consideration of this part of the Retention Bonus, WBC and the Corporation shall use reasonable best efforts to make such equity consideration federal income tax neutral for Executive.

                  (b) In the event that, prior to the effective date of the WBC Chapter 11 Plan, or a substantially similar version thereof, WBC enters into a transaction which (1) would prevent the WBC Chapter 11 Plan, or a substantially similar version thereof, from being confirmed and becoming effective, and (2) would result in a distribution to each holder of an Allowed Claim (capitalized terms not otherwise defined in this Section 5.2(b) shall have the meaning ascribed to such terms in the WBC Chapter 11 Plan) against or Equity Interest in WBC the receipt of distributions of value equal to or greater than those at the high end range provided for by the WBC Chapter 11 Plan, then Executive shall be entitled to receive the following:

                           (1) A cash payment of $204,000, 50% of which shall be
                  payable on the date of the closing of such transaction, and the remaining 50% payable on the first anniversary date of the closing of such transaction; and

                           (2) A cash payment of $71,000 on the date of the
                  closing of such transaction, in lieu of the equity consideration which would have been otherwise payable pursuant to Section 5.2(a)(2) above.

                  5.3 SHORT-TERM INCENTIVE. For each fiscal year of WBC (in addition to the Base Salary), the Executive shall be eligible to receive an annual cash bonus ("Annual Bonus") determined by the Board or a committee thereof. Such Annual Bonus shall be payable to the Executive at such time as such bonuses or similar bonuses are paid to other members of the Corporation's or WBC's senior management.

                  5.4 RETIREMENT PLANS. During the Term of Employment, the Executive shall be entitled to participate as of the Commencement Date in all incentive, pension, retirement, savings, 401(k) and other employee pension benefit plans and programs maintained by WBC and/or the Corporation from time to time for the benefit of senior executives and/or other employees.

                  5.5 WELFARE BENEFIT PLANS. During the Term of Employment, the Executive, the Executive's spouse, if any, and their eligible dependents, if any, shall be entitled to participate as of the Commencement Date in and be covered under all the welfare benefit plans or programs maintained by the Corporation and WBC from time to time including, without limitation, all medical hospitalization, dental, disability, life, accidental death and dismemberment and travel accident insurance plans and programs. Executive shall also earn and receive a minimum of five (5) weeks vacation each year with year-end accrual of unused vacation not to exceed ten (10) weeks.

                  5.6 LONG-TERM INCENTIVE PLAN. The Executive shall be entitled to participate in the Senior Management Incentive Bonus Plan ("Incentive Bonus"), as negotiated previously and hereinafter provided in the aforementioned WBC Chapter 11 Plan, attached hereto as Exhibit "A," and by this reference incorporated fully herein, as well as any other long-term incentive plan or program, which other plan or program is hereby adopted by the boards of WBC and the Corporation ("LTIP Award") based on the achievement of reasonable corporate objectives determined in good faith by WBC or the Corporation. An LTIP Award may be in the form of performance shares, performance units, stock options, restricted stock, or other types of awards deemed appropriate by the Board, the Executive Committee or such other committees of the Board.

                  5.7 EXPENSE REIMBURSEMENT. During the Term of Employment, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in promoting WBC and/or its Affiliates and in otherwise performing his duties and responsibilities hereunder.

         6.       TERMINATION.

                  6.1 TERMINATION DUE TO DEATH OR DISABILITY. A determination of whether the Executive is Disabled shall be made by WBC, the Corporation or any Affiliate in its sole, but good faith, discretion upon its own initiative after obtaining certification from a duly licensed physician or upon request of the Executive or a person acting on his behalf. The Executive shall cooperate with any necessary medical examination in connection with a determination of Disability. Upon seven (7) days prior written notice to the Executive, WBC and the Corporation may terminate the Executive's employment hereunder due to Disability. In the event of the Executive's death or a termination of the Executive's employment by WBC and the Corporation due to Disability, the Executive, his estate or his legal representative, as the case may be, shall be entitled to receive from WBC and the Corporation without duplication the following:

          (a) a lump sum payment of the Base Salary continuation at the rate in effect (as provided for by Section 5.1 of this Agreement) at the time of such termination through the Date of Termination;

          (b) a lump sum payment of any Incentive Bonus, Annual Bonus and LTIP Award awarded but not yet paid as of the Date of Termination;

          (c) a lump sum payment of the unpaid cash portion of the Retention Bonus, together with the immediate performance of the Retention Bonus obligation set forth in Paragraph 5.2(a)(2) or 5.2(b) as applicable;

          (d) a lump sum payment of accrued but unused vacation through the Date of Termination;

          (e) reimbursement of all expenses incurred, but not yet paid prior to such death or Disability;

          (f) immediate and accelerated vesting of all stock options and restricted stock grants previously awarded to the Executive under any plan or program maintained or established by WBC and/or the Corporation;

          (g) in the case of death, any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs of WBC or the Corporation, except any other severance benefit of WBC or the Corporation; and

          (h) in the case of Disability, (i) continuation of the Executive's health and welfare benefits (as described in Section 5.5 of this Agreement) at the level in effect (as provided for by Section 5.5) on the Date of Termination through the end of the one year period following the termination of the Executive's employment due to Disability (or the Corporation and/or WBC shall provide the economic equivalent thereof), and
     (ii) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs of WBC and the Corporation, except any other severance benefit of WBC or the Corporation.

                  6.2 TERMINATION BY WBC AND THE CORPORATION FOR CAUSE. WBC and the Corporation may terminate the Executive's employment hereunder for Cause as provided in this Section 6.2. If WBC and the Corporation terminate the Executive's employment hereunder for Cause, the Executive shall be entitled to receive from WBC and the Corporation without duplication the following:

          (a) a lump sum payment of the Base Salary continuation at the rate in effect (as provided for by Section 5.1 of this Agreement) at the time of such termination through the Date of Termination;

          (b) a lump sum payment of any Incentive Bonus, Annual Bonus and LTIP Award awarded but not yet paid as of the Date of Termination;

          (c) a pro rata lump sum payment of the unpaid cash portion of the Retention Bonus, together with the immediate performance of the Retention Bonus obligation set forth in Paragraph 5.2(a)(2) or 5.2(b) as applicable;

          (d) a lump sum payment of accrued but unused vacation through the Date of Termination;

          (e) reimbursement for all expenses incurred, but not yet paid prior to such termination of employment; and

          (f) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs of WBC and the Corporation, except any other severance benefit of WBC or the Corporation.

         In any case described in this Section 6.2, the Executive shall be given written notice authorized by a vote of at least a majority of the members of the Board that WBC and the Corporation intend to terminate the Executive's employment hereunder for Cause. Such written notice, given in accordance with
Section 6.7 of this Agreement, shall specify the particular act or acts, or failure to act, which is or are the basis for the decision to so terminate the Executive's employment for Cause. Except with respect to the grounds set forth in Section 1.4(c), as to which the following shall not apply, the Executive shall be given the opportunity within thirty (30) calendar days after the receipt of such notice to meet with the Board to defend such act or acts, or failure to act, and the Executive shall be given thirty (30) business days after such meeting to correct such act or failure to act. Upon failure of the Executive, as fairly and reasonably determined by the Board, within such latter thirty (30) day period, to correct such act or failure to act, or if the Executive fails to meet with the Board after being provided an opportunity to do so, the Executive's employment by WBC and the Corporation shall be automatically terminated under this Section 6.2 for Cause as of the date determined under
Section 1.5 of this Agreement.

                  6.3 TERMINATION WITHOUT CAUSE OR TERMINATION FOR GOOD REASON. Upon seven (7) days prior written notice to the affected party, WBC and the Corporation may terminate the Executive's employment hereunder without Cause and the Executive may terminate his employment hereunder for Good Reason. If WBC and the Corporation terminate the Executive's employment hereunder without Cause, other than due to death or Disability, or if the Executive terminates his employment for Good Reason, the Executive shall be entitled to receive from WBC and the Corporation without duplication the following:

          (a) a lump sum payment equal in amount to 117% of the sum of (i) the Executive's Base Salary (as provided for by Section 5.1 of this Agreement), and (ii) the highest of either the Incentive Bonus or Annual Bonus awarded to the Executive within five (5) years prior to the Date of Termination;

          (b) a lump sum payment of any Base Salary accrued or Annual Bonus, Incentive Bonus, and LTIP Award awarded but not yet paid as of the Date of Termination;

          (c) a lump sum payment of the unpaid cash portion of the Retention Bonus, together with the immediate performance of the Retention Bonus obligation set forth in Paragraph 5.2(a)(2) or 5.2(b) as applicable;

          (d) a lump sum payment of accrued but unused vacation through the Date of Termination;

          (e) reimbursement of all expenses incurred, but not yet paid prior to such termination of employment;

          (f) immediate and accelerated vesting of all stock options and restricted stock grants previously awarded to the Executive under any plan or program maintained or established by WBC and the Corporation; and

          (g) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans or programs of the Corporation and WBC, except any other severance benefit of WBC or the Corporation.

         In the case of termination by Executive for Good Reason pursuant to this Section 6.3, WBC and the Corporation shall be given written notice that the Executive intends to terminate his employment hereunder for Good Reason. Such written notice, given in accordance with Section 6.7 of this Agreement, shall specify the particular act or acts, or failure to act, which is or are the basis for the decision to so terminate the Executive's employment for Good Reason. Upon failure of WBC and the Corporation, as fairly and reasonably determined by the Executive, within such latter thirty (30) day period, to correct such act or failure to act, or if WBC and the Corporation fail to meet with the Executive after being provided an opportunity to do so, the Executive's employment by WBC and the Corporation shall be automatically terminated under this Section 6.3 for Good Reason as of the date determined under Section 1.5 of this Agreement.

                  6.4 VOLUNTARY TERMINATION. The Executive may effect, upon seven (7) days prior written notice to WBC and the Corporation, a Voluntary Termination of his employment hereunder. A "Voluntary Termination" shall mean a termination of employment by the Executive on his own initiative other than (a) a termination due to death or Disability, or (b) a termination for Good Reason. A Voluntary Termination shall not be a breach of this Agreement. If the Executive's employment hereunder is so terminated, the Executive shall be entitled to receive from WBC and the Corporation the following:

          (a) a lump sum payment of Base Salary at the rate in effect (as provided for by Section 5.1 of this Agreement) at the time of such termination through the Date of Termination;

          (b) a lump sum payment of any Annual Bonus, Incentive Bonus, or LTIP Award awarded but not yet paid as of the Date of Termination;

          (c) reimbursement for expenses incurred, but not yet paid prior to the Date of Termination; and

          (d) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable employee benefit plans or programs maintained by WBC and the Corporation, except any other severance benefit of WBC or the Corporation.

                  6.5 TERMINATION BY EXPIRATION. If this Agreement expires pursuant to Section 3 hereof, the Executive shall be entitled to receive on the Expiration Date from WBC and the Corporation the following:

          (a) a lump sum payment equal in amount to 117% of the sum of (i) the Executive's Base Salary (as provided for by Section 5.1 of this Agreement), and (ii) the highest of either the Incentive Bonus or Annual Bonus awarded to the Executive within five (5) years prior to the Expiration Date;

          (b) a lump sum payment of any Base Salary accrued or Annual Bonus, Incentive Bonus, and LTIP Award awarded but not yet paid as of the Expiration Date;

          (c) a lump sum payment of accrued but unused vacation through the Expiration Date;

          (d) reimbursement of all expenses incurred, but not yet paid prior to such termination of employment;

          (e) immediate and accelerated vesting of all stock options and restricted stock grants previously awarded to the Executive under any plan or program maintained or established by WBC and the Corporation; and

          (f) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans or programs of the Corporation and WBC, except any other severance benefit of WBC or the Corporation.

                  6.6 NO MITIGATION; NO OFFSET. In the event of any termination of employment under this Section 6, the Executive shall be under no obligation to seek other employment and there shall be no offset against any amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that the Executive may obtain. Any amounts due under this Section 6 are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty.

                  6.7 NOTICE OF TERMINATION. Any termination by WBC and the Corporation for Cause or by the Executive for Good Reason shall be communicated by a notice of termination to the other party hereto given in accordance with
Section 13.3 of this Agreement (the "Notice of Termination"). The Notice of Termination shall be given, in the case of a termination for Cause, within ninety (90) business days after the Chief Executive Officer, President, or a director of the Corporation (excluding the Executive) knew or should have known of the events giving rise to such purported termination, and in the case of a termination by the Executive for Good Reason, within ninety (90) days of the Executive's having actual knowledge of the events giving rise to such termination, except in the case of termination for Good Reason resulting from a Change in Control then within one hundred eighty (180) days of the effective date of such Change in Control. Such notice shall (a) indicate the specific termination provision in this Agreement relied upon, (b) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (c) if the termination date is other than the date of receipt of such notice, specify the date on which the Executive's employment is to be terminated (which date shall not be earlier than the date on which such notice is actually given).

                  6.8 CERTAIN OTHER PAYMENTS. Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with WBC and the Corporation or any of their Affiliates (all such payments and benefits being hereinafter called the "Total Payments") would subject the Executive to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any successor section thereto (the "Excise Tax"), and if, and only if, such Total Payments less the Excise Tax is less than the maximum amount of the Total Payments which could be payable to the Executive without the imposition of the Excise Tax, then and only then, and only to the extent necessary to eliminate the imposition of the Excise Tax (and after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in any such other plan, arrangement or agreement), (A) any cash payments hereunder shall first be reduced (if necessary, to zero), and (B) all other non-cash payments hereunder shall next be reduced. For purposes of this limitation (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the Date of Termination shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by WBC's independent auditors and reasonably acceptable to the Executive does not constitute a "parachute payment" within the meaning of
Section 280G(b)(2) of the Code, including by reason of Section 280G(b)(4)(A) of the Code, (iii) all payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (i) or (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions under Code Section 280G, in the opinion of the tax counsel referred to in clause (ii); and (iv) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by WBC's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

                  6.9 PAYMENT. Except as otherwise provided in this Agreement, any payments to which the Executive shall be entitled to under this Section 6, including, without limitation, any economic equivalent of any benefit, shall be made immediately on the Date of Termination. If the amount of any payment due to the Executive cannot be finally determined within thirty (30) days after the Date of Termination, such amount shall be estimated on a good faith basis by WBC and the estimated amount shall be paid no later than thirty (30) days after such Date of Termination. As soon as practicable thereafter, the final determination of the amount due shall be made and any adjustment requiring a payment to or from the Executive shall be made as promptly as practicable.

         7. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided or maintained by WBC and/or the Corporation for which the Executive may qualify, nor shall anything herein limit or otherwise prejudice such rights as the Executive may have under any other existing or future agreements with the Corporation, WBC, and/or any Affiliate of either, including, without limitation, any stock option agreements or plans. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plans or programs of the Corporation, WBC and/or any Affiliate of either at or subsequent to the Date of Termination shall be payable in accordance with such plans or programs. Notwithstanding the foregoing, payments to the Executive under Section 6 hereof shall be in lieu of payments under any severance plan or program.

         8. FULL SETTLEMENT. WBC's and the Corporation's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off (except set-off for a fixed and liquidated obligation), counterclaim, recoupment, defense or other right which WBC and/or the Corporation and/or any Affiliates may have against the Executive or others. Notwithstanding anything contained herein to the contrary, the obligations of WBC and the Corporation hereunder shall be subject to Executive having executed and delivered an instrument to WBC and the Corporation irrevocably waiving and releasing WBC, the Corporation, and each Affiliate from any and all obligations or liabilities to Executive arising from or in connection with Executive's employment with WBC and the Corporation or the termination of such employment and any and all claims Executive may have under federal, state or local statutes, regulations or ordinances or under any common law principles or breach of contract or the covenant of good faith and fair dealing, defamation, wrongful discharge, intentional infliction of emotional distress or promissory estoppel.

         9. LEGAL FEES AND OTHER EXPENSES. In the event that a claim for payment or benefits under this Agreement is disputed, the Executive shall be reimbursed for all attorney fees and expenses incurred by the Executive in pursuing such claim, provided that the Executive is successful as to at least part of the disputed claim by reason of litigation, arbitration or settlement. In addition, the Executive shall be paid or reimbursed for all legal fees and expenses incurred by the Executive in connection with the review, preparation and negotiation of this Agreement and/or any other agreements or plans referenced herein.

         10.      CONFIDENTIAL INFORMATION AND NONSOLICITATION.

                  10.1 CONFIDENTIAL INFORMATION. The Executive shall not, during the Term of Employment and thereafter, without the prior express written consent of WBC and/or the Corporation, disclose any confidential information, knowledge or data relating to WBC , the Corporation, or any Affiliate of either and their respective businesses, which (a) was obtained by the Executive in the course of the Executive's employment with WBC and the Corporation, and (b) which is not information, knowledge or data otherwise in the public domain (other than by reason of a breach of this provision by the Executive), unless required to do so by a court of law or equity or by any governmental agency or other authority.

                  10.2 NO SOLICITATION. The Executive hereby agrees that, if his employment hereunder is terminated by WBC and the Corporation for Cause or by the Executive under Section 6.4 of this Agreement, he shall not, for twelve (12) months after the Date of Termination, directly or indirectly, divert, solicit or take away the patronage of (a) any customers or agents of the Corporation, WBC or any Affiliate of either as of the relevant Date of Termination, or (b) any prospective customers or agents of the Corporation, WBC or any Affiliate whose business the Corporation and/or WBC was actively soliciting on the relevant Date of Termination, and with which the Executive had business contact while employed by the Corporation and WBC. The Executive agrees that, under the circumstances and conditions described above and for the same period of time, the Executive shall not, directly or indirectly, induce or solicit any employees or agents of the Corporation, WBC or any Affiliate of either to leave or terminate their employment or agency relationship with the Corporation or WBC. The Corporation and WBC agrees that (i) any announcement made by the Executive, at any press conference or in any press release or through individual notices, shall not, in and of itself, constitute an attempt directly or indirectly to induce, divert, solicit or take away customers or employees, (ii) any such announcement creates no presumption with respect to any such inducement, diversion, solicitation or taking, and (iii) in all cases both the burden of production of evidence and the ultimate burden of persuasion with respect to any allegations or claims that this Section 10.2 has been breached or violated by the Executive shall be borne by WBC and the Corporation. Executive agrees that all restrictions and agreements contained in this Section 10, including without limitation, those relating to duration and restricted territory, are necessary and fundamental to the protection of the business of WBC, the Corporation or any Affiliate, and are reasonable and valid, and all defenses to the strict enforcement thereof by Executive are hereby waived. Executive agrees that the remedy at law for such breach of this Agreement will be inadequate, and that the damages from such breach are not readily susceptible to being measured in monetary terms. Accordingly, Executive agrees that upon breach of this Section 10, WBC, the Corporation or any Affiliate shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened further breach. Nothing in this Agreement shall be deemed to limit WBC's, the Corporation's or any Affiliate's remedies at law or in equity for any breach by Executive or any of the provisions of this Agreement that may be pursued or availed of by WBC, the Corporation or any Affiliate.


         11.      SUCCESSORS.

                  11.1 THE EXECUTIVE. This Agreement is personal to the Executive and, without the prior express written consent of WBC and the Corporation, shall not be assignable by the Executive, except that the Executive's rights to receive any compensation or benefits under this Agreement may be transferred or disposed of pursuant to testamentary disposition, intestate succession or pursuant to a domestic relations order. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs, beneficiaries and/or legal representatives.

                  11.2 WBC AND THE CORPORATION. This Agreement shall inure to the benefit of and be binding upon WBC, the Corporation, and their respective successors and assigns. WBC shall require any successor to all or substantially all of the Corporation's and its Affiliates' business and/or assets, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as WBC and the Corporation would be required to perform if no such succession had taken place.

         12. INDEMNIFICATION. WBC and the Corporation agree that if the Executive is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director or officer of WBC, the Corporation, and/or any Affiliate of either or is or was serving at the request of the Corporation, WBC and/or any Affiliate as a director, officer, member, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a director, officer, member, employee or agent while serving as a director, officer, member, employee or agent, he shall be indemnified and held harmless by WBC and the Corporation to the fullest extent authorized by applicable law, as the same exists or may hereafter be amended, against all Expenses incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if the Executive has ceased to be an officer, director or agent, or is no longer employed by WBC and the Corporation and shall inure to the benefit of his heirs, executors and administrators; provided, however, that Executive shall not be indemnified for any act or omission that constitutes gross negligence or willful misconduct.



         13.      MISCELLANEOUS.

                  13.1 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, applied without reference to the principles of conflict of laws.

                  13.2 AMENDMENTS. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  13.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be given by hand-delivery to the other parties or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:          Mr. Patrick H. O'Neill
                                       4001 Briarhaven Court
                                       Fort Worth, Texas 76109

         If to the Corporation:        Westbridge Management Corp.
                                       110 West Seventh Street, Suite 300
                                       Fort Worth, Texas 76102
                                       Attention:  President and Chief
                                       Operating Officer

         If to WBC:                    Westbridge Capital Corp.
                                       110 West Seventh Street, Suite 300
                                       Fort Worth, Texas 76102
                                       Attention:  President and Chief
                                       Operating Officer

or to such other address as any party hereto shall have furnished to the others in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

                  13.4 WITHHOLDING. WBC and the Corporation may withhold from any amounts payable under this Agreement such federal, state or local income taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  13.5 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  13.6 CAPTIONS. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

                  13.7 BENEFICIARIES/REFERENCES. The Executive shall be entitled to select (and change) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death, and may change such election, in either case by giving WBC or the Corporation written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary(ies), estate or other legal representative(s).

                  13.8 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

                  13.9 REPRESENTATIONS. WBC and the Corporation each represents and warrants that it is fully authorized and empowered to enter into this Agreement. The Executive represents and warrants that the performance of the Executive's duties under this Agreement will not violate any agreement between the Executive and any other person, firm, partnership, corporation, or organization.

                  13.10 SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement or the Executive's Term of Employment hereunder for any reason to the extent necessary to the intended provision of such rights and the intended performance of such obligations.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and WBC, as well as the Corporation have each caused this Agreement to be executed in its name on its behalf, and attested to by their respective Secretaries, all as of the day and year first above written.


                           Westbridge Management Corp.


Attest:                         By:       /S/ PATRICK J. MITCHELL
                                              Patrick J. Mitchell
 /S/ LINDA MERCER               Title:   President and Chief Executive Officer


                           Westbridge Capital Corp.

Attest:                         By:       /S/ PATRICK J. MITCHELL
                                              Patrick J. Mitchell
 /S/ LINDA MERCER               Title:   President and Chief Executive Officer



                                         /S/ PATRICK H. O'NEILL
                                             Patrick H. O'Neill

                                                     August 13, 1998

                            PERSONAL AND CONFIDENTIAL

Mr. Patrick H. O'Neill
4001 Briarhaven Court
Fort Worth, Texas  76109

         Re:      Incentive Bonus

Dear Pat:

         As you may know, a decision has been made to pursue the restructuring of Westbridge Capital Corp. (the "Company"). You are a valued senior officer and employee of the Company and Westbridge Management Corp. ("WBMC"), and the Company's Board of Directors (the "Board") wants you to remain with the Company and continue to provide leadership and make continued valuable contributions to the Company's business, as well as the business of WBMC, until such restructuring and reorganization of the Company has been completed.

         This letter agreement (this "Incentive Bonus Agreement") sets forth all of the terms of an arrangement that the Board has established under which you will be eligible to receive a 1998 Incentive Bonus payable upon the completion of the preparation of the Company's fiscal 1998 audited financial statements. This Incentive Bonus Agreement is not an employment agreement. It does not change any of the terms and conditions of your Employment Agreement with the Company and WBMC.

                                 INCENTIVE BONUS

         If your employment with the Company and WBMC has not been terminated for Cause as defined in Paragraph 1.4 of the Patrick H. O'Neill Employment Agreement prior to the date of the issuance of the Company's fiscal 1998 audited financial statements, you will receive a cash incentive bonus (the "Cash Incentive Bonus") payable within 10 business days after the date on which the Company announces publicly it's financial results for the fiscal year ended December 31, 1998. The amount of your Cash Incentive Bonus, if any, will be determined using the following formula:
         $275,000 X 30% X (Net Income Factor) = Cash Incentive Bonus

         The Net Income Factor is based on the Company's fiscal 1998 Normal Net Income and will be determined in accordance with the table below. Normal Net Income shall be defined as income before income taxes and minority interests plus reorganization expenses, non-LaSalle Bank interest expense, and non-LaSalle Bank debt amortization costs, calculated in accordance with generally accepted accounting principles.

FISCAL 1998 NORMAL NET INCOME ($ IN 000S)           COMPANY NET INCOME FACTOR
-----------------------------------------           -------------------------

Less than $2,001                                                0%
Greater than $2,000 but Less than $3,599                       50%
Greater than $3,598 but Less than $6,001                       75%
Greater than $6,000 but Less than $8,251                      100%
Greater than $8,250 but Less than $10,351                     125%
Greater than $10,350 but Less than $12,351                    150%
Greater than $12,350 but Less than $14,251                    175%
Greater than $14,250                                          200%

         In addition to the Cash Incentive Bonus, if your employment with the Company and WBMC has not been terminated for Cause as defined in Paragraph 1.4 of the Patrick H. O'Neill Employment Agreement prior to the date of the issuance of the Company's fiscal 1998 audited financial statements, you will receive an additional Incentive Bonus payable in new Common Stock of the reorganized Company (the "Stock Incentive Bonus"). The number of shares of Common Stock that you will be eligible to receive as a Stock Incentive Bonus shall be equal to the Applicable Stock Percentage of the new Common Stock of the reorganized Company on a fully diluted basis (as determined below) multiplied by 41%.

FISCAL 1998 NORMAL NET INCOME ($ IN 000S)          APPLICABLE STOCK PERCENTAGE
-----------------------------------------          ---------------------------

Less than $2,001                                              0.000%
Greater than $2,000 but Less than $3,599                      0.250%
Greater than $3,598 but Less than $6,001                      0.375%
Greater than $6,000 but Less than $8,251                      0.500%
Greater than $8,250 but Less than $10,351                     0.625%
Greater than $10,350 but Less than $12,351                    0.750%
Greater than $12,350 but Less than $14,251                    0.875%
Greater than $14,250                                          1.000%

         In recognition of the federal income tax consequences of the Stock Incentive, the Company and WBMC will make such Stock Incentive federal income tax neutral for recipient.

MISCELLANEOUS

         Payments to be made to you or on your behalf under this Agreement, if any, shall be reduced by applicable taxes and withholdings.

         Neither the Company nor their shareholders are under any obligation, express or implied, by virtue of this letter or otherwise, to effect any restructuring at any time.

         Please indicate your agreement with the foregoing by signing both copies of this letter where indicated below and returning one fully executed copy to me.

         I personally want to thank you again for the outstanding contribution that you have made to the success of the Company, and I look forward to your valuable assistance in effecting the restructuring. This is a time when we all need to pull together.

                                                 Sincerely yours,

                                                 Westbridge Capital Corp.


                                                 By:  /S/ PATRICK J. MITCHELL
                                                          Patrick J. Mitchell

Accepted and Agreed to:


 /S/ PATRICK H. O'NEILL
     Patrick H. O'Neill

                                     -more-
                                                                      EXHIBIT 99
FOR:              WESTBRIDGE CAPITAL CORP. (NYSE: WBC)

FROM:    Westbridge Capital Corp.
         110 West Seventh Street, Suite 300
         Fort Worth, Texas  76102
         (817) 878-3300

                                                          CORPORATE CONTACT:
                                                          Joe Bailey
                                                          Investor Relations
                                                          (817) 877-3048

                                                          FOR IMMEDIATE RELEASE:
   September 16, 1998



WESTBRIDGE  REACHES  AGREEMENT  WITH  PRINCIPAL   NOTEHOLDERS;   FILES  PLAN  OF
REORGANIZATION ALONG WITH CHAPTER 11 PETITION TO FACILITATE HOLDING COMPANY RESTRUCTURING


FORT WORTH, Texas, September 16....Westbridge Capital Corp. (NYSE:WBC), filed today a voluntary Chapter 11 petition and a prearranged plan of reorganization (the "Plan") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The filing of the Plan successfully culminates several months of negotiations between the Company and an ad hoc committee (the "Committee") of holders of its 11% Senior Subordinated Notes (the "Senior Notes") and 7-1/2% Convertible Subordinated Notes (the "Convertible Notes"). The Company expects to successfully exit Chapter 11 by year-end 1998.

Patrick J. Mitchell, President said, "after careful review of all transactional and restructuring alternatives, this plan of reorganization is indicative of the confidence that the Committee has in the Company and its new management team. We have been working very diligently with the Committee to achieve a reorganization of the holding company capital structure that will further the goal of restoring profitability and maximizing the value to all of Westbridge's stakeholders."

Mr. Mitchell said that Credit Suisse First Boston Corporation ("CSFB"), a significant noteholder, has been an important ally in this entire process. Under the terms of the proposed plan, it is expected that CSFB will become the largest shareholder of the reorganized company.

Westbridge's proposed plan of reorganization provides for the recapitalization of existing debt and equity interests in Westbridge and the issuance of new equity securities and warrants. Key terms of the proposed plan include the following; however, reference to the plan should be made for a complete description of its terms.

      Realignment and deleveraging of Westbridge's current capital structure.

      The distribution of new convertible preferred stock to CSFB in exchange for its Senior Notes.

      Cash payment in full of the Senior Notes held by creditors other than CSFB.

      The distribution of new common stock and warrants to (a) Westbridge's general unsecured creditors, (b) holders of Westbridge's Convertible Notes,
     (c) holders of Westbridge's Series A Convertible Redeemable Exchangeable Preferred Stock, and (d) holders of Westbridge's old common stock.

      A Stock Option Program for management to purchase, in the aggregate, up to 10% of the shares of new common stock of the Company on a fully diluted basis, thereby providing incentives to return the Company to profitability and to maximize stakeholder value.

      A Marketing Agent Stock Option Program for the Company's marketing agents to purchase, in the aggregate, up to 3% of the shares of new common stock of the Company on a fully diluted basis, thereby providing incentives to generate future sales of the Company's new insurance products.

In order to provide the Company with sufficient funds to make the cash distributions which are expected to be paid to the holders of its Senior Notes under the Company's proposed plan of reorganization, the Company has entered into a Stock Purchase Agreement with CSFB pursuant to which CSFB has agreed, subject to the conditions contained therein, to purchase all of the shares of the new convertible preferred stock which are not otherwise distributed under the Plan.

Westbridge has also been in continuous communication with LaSalle National Bank, the Company's working capital lender, and various state insurance authorities during its restructuring process. The Company believes that such entities generally endorse and support the Company's efforts to restore its financial viability through the proposed plan of reorganization.

Mr. Mitchell continued, "we have maintained our confidence for some time now that, given the time and cooperation of our bondholders, state insurance authorities, employees and other stakeholders, we would develop and implement a strategic business plan and restructuring of the holding company capital structure which will help restore Westbridge to profitability."

Mr. Mitchell emphasized, "the Chapter 11 filing affects the holding company only. While the Company completes its restructuring, daily operations at Westbridge and its subsidiaries will continue without interruption. Our policyholders, vendors and employees will not be affected."

The effectiveness of the proposed plan is conditioned on, among other things, approval by the Bankruptcy Court.

As part of the restructuring, the Company has also named Patrick J. Mitchell as its new Chief Executive Officer and Chairman of the Board. Mr. Mitchell replaces Martin E. Kantor, who had been Chief Executive Officer of the Company since January 1, 1977. Prior to being named as Chief Executive Officer, Mr. Mitchell was the Company's President and Chief Operating Officer, and will retain these posts in addition to his new responsibilities.

The Company, through its insurance subsidiaries, underwrites and markets individual medical expense and supplemental health insurance products through a controlled general agency. The Company also markets HMO/PPO plans of nationally recognized nonaffiliated managed care companies.

         (FORWARD-LOOKING STATEMENTS: The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release contains forward-looking statements regarding the intent, belief or current expectations of the Company and members of its senior management team with respect to the timing of, completion of and scope of the current restructuring, proposed reorganization plan, and strategic business plan as well as the assumptions upon which such statements are based. While the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release include, but are not limited to, the effect of economic and market conditions, further adverse developments with respect to the Company's liquidity position or operations of the Company's various businesses, prosecution of the Chapter 11 case, adverse developments in the timing or results of the Company's current strategic business plan (including the time line to emerge from Chapter 11), the difficulty in controlling health care costs and integrating new operations, the ability of the Company to realize anticipated general and administrative expense savings and overhead reductions presently contemplated, the ability of the Company to return the Company's operations to profitability, the level and nature of any restructuring charges, and the possible negative effects of prospective health care reform. Additional factors that would cause actual results to differ materially from those contemplated within this press release can also be found in the Company's Form 8-K periodic filings during 1998, Form 10-Q for the quarters ended June 30, 1998 and March 31, 1998, and the Company's Form 10-K for the year ended December 31, 1997.)